Oppenheimer Capital Income Fund
6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated December 28, 2001

         This Statement of Additional  Information is not a Prospectus.  This document contains additional information about the Fund and  supplements  information  in the  Prospectus  dated  December 28, 2001. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's Transfer Agent,  OppenheimerFunds  Services,  at
P.O. Box 5270,  Denver,  Colorado 80217,  or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund

ABOUT THE FUND

Additional Information About the Fund's Investment Policies and Risks

The  investment  objectives,  the  principal  investment  policies and the main risks of the Fund are described in the
Prospectus.  This  Statement of Additional  Information  contains  supplemental  information  about those policies and risks and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc.,  can select for the
Fund.  Additional  information  is also  provided  about the  strategies  that the Fund can use to try to achieve  its objective.

The Fund's  Investment  Policies.  The composition of the Fund's  portfolio and the techniques and strategies that the
Fund's Manager may use in selecting  portfolio  securities will vary over time. The Fund is not required to use any of the investment  techniques and strategies  described  below at all times in seeking its goals.  It can use some of the special investment techniques and strategies at some times or not at all.

         |X|  Investments  in Equity  Securities.  In  selecting  equity  investments  for the Fund's  portfolio,  the portfolio manager  currently uses a value investing style. In using a value approach,  the manager looks for stock and other securities that appear to be temporarily  undervalued,  by various measures, such as price/earnings ratios. This approach is subject to change and may not  necessarily  be used in all cases.  Value  investing  seeks  stocks  having prices  that are low in  relation  to their real  worth or future  prospects,  in the hope that the Fund will  realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.

         Using value investing  requires  research as to the issuer's  underlying  financial  condition and prospects.
Some of the measures used to identify these securities include, among others:
         o    Price/Earnings  ratio,  which is the stock's price  divided by its earnings per share.  A stock having a price/earnings  ratio  lower  than its  historical  range,  or lower  than the  market  as a whole or that of  similar companies may offer attractive investment opportunities.
         o    Price/book  value  ratio,  which is the stock price  divided by the book value of the company per share.
It measures the company's stock price in relation to its asset value.
         o    Dividend Yield, which is measured by dividing the annual dividend by the stock price per share.
         o    Valuation of Assets,  which  compares the stock price to the value of the company's  underlying  assets, including their projected value in the marketplace and liquidation value.

         While the Fund  currently  focuses on securities of issuers having large  capitalizations,  it does not limit its  investments in equity  securities to issuers  having a market  capitalization  of a specified size or range,  and therefore can invest in securities of small-,  mid- and  large-capitalization  issuers.  At times,  the Fund can focus its equity  investments  in  securities of one or more  capitalization  ranges,  based upon the Manager's  judgment of where the best market opportunities are to seek the Fund's objective.

         At times, the market may favor or disfavor  securities of issuers of a particular  capitalization  range, and securities of small  capitalization  issuers may be subject to greater price  volatility in general than securities of larger companies.  Therefore, if the Fund has substantial investments in smaller capitalization  companies at times of market  volatility,  the Fund's share price may fluctuate  more than that of funds  focusing on larger  capitalization issuers.

              |_| Rights and  Warrants.  Warrants  are options to purchase  stock at set  prices.  They are  generally valid for a limited  period of time.  Their prices do not  necessarily  move parallel to the prices of the  underlying securities.  Rights are similar to warrants and generally have a short duration.  They are distributed directly by the issuer to its shareholders.

         As a non-fundamental  policy,  the Fund cannot invest more than 5% of its total assets in warrants or rights, and not more than 2% of its total  assets may be invested  in warrants  and rights that are not listed on The New York
Stock  Exchange or The  American  Stock  Exchange.  That  limitation  does not apply to  warrants  and rights the Fund acquires  attached to other  securities or as part of  investments  in units of securities  that are issued with other securities.  Rights and warrants  have no voting  rights,  receive no dividends and have no rights with respect to the assets of the issuer.

              |_| Preferred Stock.  Preferred stock,  unlike common stock, has a stated dividend rate payable from the corporation's  earnings.  Preferred stock  dividends may be cumulative or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend  provisions  require  all or a  portion  of prior  unpaid  dividends  to be paid  before dividends can be paid to the issuer's  common  stock.  "Participating"  preferred  stock may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred  stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as  provisions allowing the stock to be called or redeemed  prior to its  maturity,  which can have a negative  impact on the stock's price when interest rates decline.  Preferred stock  generally has a preference over common stock on the  distribution of a  corporation's  assets  in the  event of  liquidation  of the  corporation.  The  rights  of  preferred  stock on distribution  of a  corporation's  assets  in the event of a  liquidation  are  generally  subordinate  to the  rights associated with a corporation's debt securities.

              |_| Convertible  Securities.  Convertible  securities are debt securities  that are convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value." If the  investment  value  exceeds the  conversion  value,  the security will behave more like a debt  security,  and the security's  price will likely  increase  when  interest  rates fall and  decrease  when  interest  rates rise.  If the conversion value exceeds the investment  value,  the security will behave more like an equity security.  In that case, it will likely sell at a premium over its  conversion  value,  and its price will tend to fluctuate  directly with the price of the underlying security.

         While some  convertible  securities  are a form of debt  security,  in many cases  their  conversion  feature
(allowing   conversion  into  equity  securities)  caused  them  to  be  regarded  by  the  Manager  more  as  "equity equivalents." As a result,  the rating assigned to the security has less impact on the Manager's  investment  decision than in the case of non-convertible fixed-income securities.

         To  determine  whether  convertible  securities  should be  regarded  as "equity  equivalents,"  the  Manager examines the following factors:
o        whether,  at the option of the  investor,  the  convertible  security can be exchanged  for a fixed number of shares of common stock of the issuer,
o        whether the issuer of the  convertible  securities  has  restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
o        the extent to which the convertible  security may be a defensive "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X| Investments in Bonds and Other Debt Securities.  The Fund can invest in bonds,  debentures and other debt securities to seek current income as part of its investment objective.

         The Fund's debt investments can include  investment-grade and  non-investment-grade  bonds (commonly referred to as "junk bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's Investors Service, Inc., or at least  "BBB"  by  Standard  &  Poor's  Corporation  or  Fitch,  Inc.,  or that  have  comparable  ratings  by  another nationally-recognized rating organization.

         In making  investments  in debt  securities,  the  Manager  can rely to some extent on the ratings of ratings organizations  or it can use its own research to evaluate a security's  credit-worthiness.  If the securities the Fund buys are unrated,  to be considered part of the Fund's holdings of  investment-grade  securities,  they must be judged by the Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

              |_|  Interest  Rate Risk.  Interest  rate risk refers to the  fluctuations  in value of debt  securities resulting from the inverse  relationship  between price and yield. For example,  an increase in general interest rates will tend to reduce the market value of already-issued  debt securities,  and a decline in general interest rates will tend to increase their value. In addition,  debt securities with longer maturities,  which tend to have higher yields, are subject to  potentially  greater  fluctuations  in value from  changes in  interest  rates than  obligations  with shorter maturities.

         Fluctuations  in the market  value of debt  securities  after the Fund buys them will not affect the interest income payable on those  securities  (unless the coupon rate is a floating rate pegged to an index or other measure) .
However,  those price  fluctuations  will be reflected in the valuations of the  securities,  and therefore the Fund's net asset values will be affected by those fluctuations.

         |X| U.S.  Government  Securities.  The Fund can buy securities issued or guaranteed by the U.S. government or its agencies and  instrumentalities.  Securities  issued by the U.S.  Treasury are backed by the full faith and credit of the U.S.  government  and are  subject to very little  credit  risk.  Obligations  of U.S.  government  agencies or instrumentalities  (including  mortgage-backed  securities)  may or may not be  guaranteed  or  supported by the "full faith and credit" of the United States.  Some are backed by the right of the issuer to borrow from the U.S.  Treasury;
others,  by discretionary  authority of the U.S.  government to purchase the agencies'  obligations;  while others are supported only by the credit of the  instrumentality.  If a security is not backed by the full faith and credit of the
United  States,  the owner of the security must look  principally  to the agency  issuing the obligation for repayment and might not be able to assert a claim  against  the United  States in the event  that the agency or  instrumentality does not meet its commitment.

              |_| U.S.  Treasury  Obligations.  These include  Treasury  bills (having  maturities of one year or less when issued),  Treasury notes (having  maturities of from one to ten years),  and Treasury bonds (having maturities of more than ten years).  Treasury  securities  are backed by the full faith and credit of the United States as to timely payments of interest and  repayments  of  principal.  Other U.S.  Treasury  securities  the Fund can buy include U. S.
Treasury  securities  that have been  "stripped"  by a Federal  Reserve Bank,  zero-coupon  U.S.  Treasury  securities described below, and Treasury Inflation-Protection Securities ("TIPS").

              |_| Treasury  Inflation-Protection  Securities. The Fund can buy these U.S. Treasury securities,  called
"TIPS," that are designed to provide an investment  vehicle that is not  vulnerable  to  inflation.  The interest rate paid by TIPS is fixed.  The principal value rises or falls  semi-annually  based on changes in the published  Consumer
Price Index. If inflation  occurs,  the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs,  the principal and interest payments will be adjusted  downward,  although the principal will not fall below its face amount at maturity.

              |_| Obligations Issued or Guaranteed by U.S.  Government  Agencies or  Instrumentalities.  These include direct  obligations and mortgage related  securities that have different levels of credit support from the government.
Some are  supported  by the full  faith and  credit  of the U.S.  government,  such as  Government  National  Mortgage
Association  pass-through  mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S.  Treasury under certain  circumstances,  such as Federal National  Mortgage  Association bonds
("Fannie  Maes").  Others are supported  only by the credit of the entity that issued them,  such as Federal Home Loan
Mortgage Corporation obligations ("Freddie Macs").

              |_|  Special  Risks of  Lower-Grade  Securities.  The Fund can  invest up to 25% of its total  assets in
"lower grade" debt securities.  "Lower-grade"  debt securities are those rated below  "investment  grade," which means they have a rating  lower than "Baa" by Moody's or lower than "BBB" by  Standard & Poor's or Fitch,  Inc.,  or similar ratings by other rating  organizations.  If they are unrated,  and are  determined  by the Manager to be of comparable quality to debt  securities  rated below  investment  grade,  they are included in the limitation on the percentage of the Fund's assets that can be invested in lower-grade  securities.  The Fund can invest in securities  rated as low as
"C" or "D" or which may be in  default  at the time the Fund buys  them.  The Fund may  invest no more than 10% of its total assets in lower-grade debt securities that are not convertible

         Some of the special  credit risks of  lower-grade  securities  are  discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation to pay interest or to repay  principal than in the case of investment  grade  securities.  The issuer's low  creditworthiness  may increase the potential for its insolvency.  An overall  decline in values in the high yield bond  market is also more  likely  during a period of a general  economic downturn.  An economic  downturn or an increase  in interest  rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the  ability of issuers to pay  interest or repay principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations  on buying  these  investments  may reduce the effect of those risks to the
Fund, as will the Fund's policy of diversifying  its  investments.  Additionally,  to the extent they can be converted into stock,  convertible  securities may be less subject to some of these risks than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch,  Inc. are investment  grade and are not  regarded as junk bonds,  those  securities  may be subject to special  risks,  and have some  speculative characteristics.  Definitions of the debt security ratings categories of Moody's,  S&P and Fitch, Inc. are included in
Appendix A to this Statement of Additional Information.

         |_| Zero Coupon  Securities.  The Fund can buy zero-coupon and delayed  interest  securities,  and "stripped"
securities.  Stripped  securities are debt securities  whose interest coupons are separated from the security and sold separately.  The Fund can buy the following types of zero-coupon or stripped  securities,  among others: U.S. Treasury notes or bonds that have been  stripped of their  interest  coupons,  U.S.  Treasury  bills  issued  without  interest coupons, and certificates representing interests in stripped securities.

         Zero-coupon  securities  do not make  periodic  interest  payments and are sold at a deep discount from their face value. The buyer  recognizes a rate of return  determined by the gradual  appreciation of the security,  which is redeemed at face value on a specified  maturity date. This discount  depends on the time remaining until maturity,  as well as  prevailing  interest  rates,  the  liquidity  of the security  and the credit  quality of the issuer.  In the absence of threats to the issuer's credit quality,  the discount typically  decreases as the maturity date approaches.
Some zero-coupon  securities are convertible,  in that they are zero-coupon  securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

         Because  zero-coupon  securities pay no interest and compound  semi-annually at the rate fixed at the time of their  issuance,  their prices are generally more volatile than the prices of other debt  securities.  Their value may fall more  dramatically  than the value of  interest-bearing  securities  when interest  rates rise.  When  prevailing interest  rates fall,  zero-coupon  securities  tend to rise more  rapidly in value  because they have a fixed rate of return.

         The  Fund's  investment  in  zero-coupon  securities  may  cause  the  Fund  to  recognize  income  and  make distributions  to shareholders  before it receives any cash payments on the zero-coupon  investment.  To generate cash to satisfy those  distribution  requirements,  the Fund may have to sell portfolio  securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X| Real Estate Investment Trusts (REITs).  The Fund can invest in real estate investment  trusts, as well as real estate development  companies and operating companies.  It can also buy shares of companies engaged in other real estate  businesses.  REITs are trusts that sell shares to investors  and use the proceeds to invest in real estate.  A
REIT may focus on a particular  project,  such as a shopping center or apartment  complex,  or may buy many properties or properties located in a particular geographic region.

         |X| Foreign  Securities.  The Fund can purchase  equity and debt  securities  issued or guaranteed by foreign companies or foreign  governments  or their  agencies.  "Foreign  securities"  include  equity and debt  securities of companies  organized  under the laws of  countries  other  than the  United  States  and debt  securities  of  foreign governments.  They may be traded on foreign securities exchanges or in the foreign over-the-counter  markets. The debt obligations  of a foreign  government and its agencies and  instrumentalities  may or may not be supported by the full faith and credit of the foreign government.

         Securities of foreign  issuers that are represented by American  Depository  Receipts or that are listed on a
U.S. securities exchange or traded in the U.S.  over-the-counter  markets are not considered "foreign  securities" for the  purpose  of the  Fund's  investment  allocations.  That is because  they are not  subject to many of the  special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Investing in foreign  securities offers potential  benefits not available from investing solely in securities of  domestic  issuers.  They  include  the  opportunity  to invest in  foreign  issuers  that  appear to offer  growth potential,  or in foreign  countries with economic policies or business cycles different from those of the U.S., or to reduce  fluctuations  in portfolio  value by taking  advantage of foreign  stock  markets that do not move in a manner parallel  to U.S.  markets.  The Fund will hold  foreign  currency  only in  connection  with the  purchase or sale of foreign securities.

              |_| Risks of Foreign Investing.  Investments in foreign  securities may offer special  opportunities for investing but also present special additional risks and  considerations  not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in  value  of  foreign  investments  due to  changes  in  currency  rates  or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased  risks of delays in  settlement of portfolio  transactions  or loss of  certificates  for portfolio securities;
o        possibilities  in some countries of  expropriation,  confiscatory  taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past,  U.S.  government  policies  have  discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Risks of  Conversion  to Euro. On January 1, 1999,  eleven  countries in the European  Union adopted the euro as their official  currency.  However,  their current  currencies (for example,  the franc, the mark, and the lira) will also  continue in use until  January 1, 2002.  After that date,  it is expected  that only the euro will be used in those  countries.  A common  currency is expected to confer some benefits in those markets,  by  consolidating the government debt market for those  countries and reducing some currency risks and costs.  But the conversion to the new currency will affect the Fund  operationally and also has potential risks,  some of which are listed below.  Among other things, the conversion will affect:
o        issuers in which the Fund invests,  because of changes in the  competitive  environment  from a  consolidated currency market and greater  operational  costs from converting to the new currency.  This might depress securities values.
o        vendors the Fund depends on to carry out its business,  such as its  custodian  bank (which holds the foreign securities  the Fund  buys),  the  Manager  (which  must price the Fund's  investments  to deal with the conversion  to the euro) and  brokers,  foreign  markets and  securities  depositories.  If they are not prepared, there could be delays in settlements and additional costs to the Fund.
o        exchange  contracts and  derivatives  that are  outstanding  during the  transition to the euro.  The lack of currency rate calculations  between the affected  currencies and the need to update the Fund's contracts could pose extra costs to the Fund.

         The Manager has upgraded (at its expense) its computer and  bookkeeping  systems to deal with the conversion.
The Fund's  custodian  bank has advised the Manager of its plans to deal with the  conversion,  including  how it will update its record keeping  systems and handle the  redenomination  of outstanding  foreign debt. The Fund's  portfolio managers  will also  monitor the effects of the  conversion  on the issuers in which the Fund  invests.  The  possible effect of these factors on the Fund's  investments  cannot be  determined  with  certainty at this time,  but they may reduce the value of some of the Fund's holdings and increase its operational costs.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the rate at which the Fund traded its  portfolio securities  during its last fiscal  year.  For  example,  if a fund sold all of its  securities  during the year,  its portfolio  turnover rate would have been 100%.  The Fund's  portfolio  turnover rate will fluctuate from year to year.
The Fund does not expect to have a portfolio  turnover  rate of 100% or more.  Increased  portfolio  turnover  creates higher  brokerage and transaction  costs for the Fund,  which may reduce its overall  performance.  Additionally,  the realization  of capital gains from selling  portfolio  securities  may result in  distributions  of taxable  long-term capital gains to  shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal  Revenue Code.  The Financial  Highlights  table at the end of the Prospectus shows the Fund's portfolio turnover rates during prior fiscal years.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund can from time to time employ the types of investment  strategies and investments  described below. It is not required to use all of these strategies at all times and at times may not use them.

         |X|  Investing  in Small,  Unseasoned  Companies.  The Fund can  invest in  securities  of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They may have a limited  trading  market,  which may adversely  affect the Fund's  ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other investors that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security when the Fund is attempting to dispose of its holdings of that  security.  In that case the Fund  might  receive a lower  price for its  holdings  than  might  otherwise  be obtained.
         |X| "When-Issued" and "Delayed-Delivery"  Transactions.  The Fund can invest in securities on a "when-issued"
basis and can purchase or sell securities on a  "delayed-delivery"  basis.  When-issued and delayed-delivery are terms that refer to  securities  whose terms and  indenture  have been  created,  but the  securities  are not available for immediate delivery even though the market for them exists.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the commitment is made.  Delivery and payment for the  securities  take place at a later date. The securities are subject to change in value from market  fluctuations  during the period  until  settlement.  The value at delivery may be less than the purchase  price.  For example,  changes in interest rates in a direction other than that expected by the Manager before  settlement  will affect the value of such  securities and may cause a loss to the Fund.  During the period between purchase and settlement,  no payment is made by the Fund to the issuer,  and no interest accrues to the Fund from the investment until it receives the security at settlement.

         The Fund can engage in when-issued  transactions  to secure what the Manager  considers to be an advantageous price  and  yield at the time the  Fund  enters  into the  obligation.  When the Fund  enters  into a  when-issued  or delayed-delivery  transaction,  it relies on the other party to  complete  the  transaction.  Its failure to do so may cause the Fund to lose the  opportunity  to obtain  the  security  at a price and yield the  Manager  considers  to be advantageous.

         When the Fund  engages  in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its investment  objective and policies or for delivery  pursuant to options  contracts it has entered into, and not for the purpose of investment  leverage.  Although the Fund will enter into  delayed-delivery  or when-issued  purchase  transactions to acquire  securities,  it can dispose of a commitment prior to  settlement.  If the Fund  chooses to dispose of the right to  acquire a  when-issued  security  prior to its acquisition  or to dispose of its right to delivery or receive  against a forward  commitment,  it may incur a gain or loss.

         At  the  time  the  Fund  makes  the  commitment  to  purchase  or  sell  a  security  on  a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in determining the Fund's net asset value. In a sale transaction,  it records the proceeds to be received.  The Fund will identify on its books  liquid  assets at least equal in value to the value of the Fund's  purchase  commitments  until the Fund pays for the investment.

         When  issued and  delayed-delivery  transactions  can be used by the Fund as a defensive  technique  to hedge against  anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling  interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar securities on a when-issued or  delayed-delivery  basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase Agreements.  The Fund can acquire securities subject to repurchase agreements.  It might do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions.

         In a repurchase  transaction,  the Fund buys a security from, and  simultaneously  resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale  price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the  repurchase  agreement is in effect.
Approved vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit requirements set by the Fund's Manager from time to time.

         The  majority of these  transactions  run from day to day,  and  delivery  pursuant  to the resale  typically occurs  within  one to five days of the  purchase.  Repurchase  agreements  having a  maturity  beyond  seven days are subject to the Fund's  limits on holding  illiquid  investments.  The Fund will not enter into a repurchase  agreement that causes more than 10% of its net assets to be subject to  repurchase  agreements  having a maturity  beyond  seven days.  There is no limit on the amount of the Fund's net assets that may be subject to  repurchase  agreements  having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act, are  collateralized  by the underlying security.  The Fund's repurchase  agreements require that at all times while the repurchase agreement is in effect,  the value of the collateral must equal or exceed the repurchase  price to fully  collateralize  the repayment obligation.  However,  if the vendor fails to pay the resale price on the delivery  date,  the Fund may incur costs in disposing  of the  collateral  and may  experience  losses if there is any delay in its  ability to do so. The Manager will  monitor the vendor's  creditworthiness  to confirm that the vendor is  financially  sound and will  continuously monitor the collateral's value.

         |X| Illiquid and Restricted  Securities.  Under the policies and  procedures  established by the Fund's Board of Trustees,  the Manager  determines the liquidity of certain of the Fund's  illiquid or restricted  investments.  To enable the Fund to sell its holdings of a restricted  security not  registered  under the  Securities Act of 1933, the
Fund may have to cause those  securities to be registered.  The expenses of registering  restricted  securities may be negotiated  by the  Fund  with the  issuer  at the time the Fund  buys  the  securities.  When the Fund  must  arrange registration  because the Fund wishes to sell the  security,  a  considerable  period may elapse  between the time the decision is made to sell the  security  and the time the  security is  registered  so that the Fund could sell it. The
Fund would bear the risks of any downward price fluctuation during that period.

         The Fund can acquire  restricted  securities  through private  placements.  Those securities have contractual restrictions on their public resale.  Those  restrictions  might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of  restricted  securities,  as stated in the  Prospectus.
Those  percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for sale to qualified  institutional  purchasers  under Rule 144A of the  Securities  Act of 1933, if those  securities  have been determined  to be liquid by the Manager  under  Board-approved  guidelines.  Those  guidelines  take into  account the trading  activity for such securities and the availability of reliable pricing  information,  among other factors.  If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's holdings of that security may be considered to be illiquid.

         Illiquid  securities  include  repurchase  agreements  maturing  in more than  seven  days and  participation interests that do not have puts exercisable within seven days.

         |X| Loans of Portfolio  Securities.  The Fund can lend its portfolio  securities to certain types of eligible borrowers  approved by the Board of Trustees.  It might do so to try to provide  income or to raise cash for liquidity purposes.  These loans are limited to not more than 10% of the value of the Fund's total assets.  There are some risks in  connection  with  securities  lending.  The Fund might  experience a delay in receiving  additional  collateral to secure a loan,  or a delay in  recovery  of the  loaned  securities.  The Fund  presently  does not intend to lend its securities  in the coming year,  but if it does,  the value of the loaned  securities  is not expected to exceed 5% of the value of the Fund's total assets.

         The Fund must receive  collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject  to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  government or its agencies or instrumentalities,  or other  cash  equivalents  in  which  the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it  lends  securities,  the  Fund  receives  amounts  equal  to the  dividends  or  interest  on  loaned securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be  shared  with the  borrower.  The Fund may also pay  reasonable  finder's,  custodian  and  administrative  fees in connection  with these loans.  The terms of the Fund's  loans must meet  applicable  tests under the Internal  Revenue
Code and  must  permit  the  Fund to  reacquire  loaned  securities  on five  days'  notice  or in time to vote on any important matter.

         |X|  Derivatives.  The Fund can  invest in a variety  of  derivative  investments  for  income,  for  capital appreciation  or for hedging  purposes.  Some  derivative  investments  the Fund can use are the  hedging  instruments described below in this Statement of Additional Information.

         The Fund can invest in  "index-linked"  notes.  Principal  and/or interest  payments on these notes depend on the  performance  of an  underlying  index.  Currency-indexed  securities  are  another  derivative  the Fund can use.
Typically these are short-term or  intermediate-term  debt  securities.  Their value at maturity or the rates at which they pay income are  determined by the change in value of the U.S.  dollar  against one or more foreign  currencies or an index.  In some cases,  these  securities  may pay an amount at  maturity  based on a multiple of the amount of the relative  currency  movements.  This type of index  security  offers the potential  for increased  income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Other  derivative  investments the Fund can use include "debt  exchangeable for common stock" of an issuer or
"equity-linked  debt  securities"  of an issuer.  At maturity,  the debt security is exchanged for common stock of the issuer or it is payable in an amount  based on the price of the issuer's  common  stock at the time of maturity.  Both alternatives  present a risk that the amount  payable at maturity will be less than the  principal  amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.
         |X|  Hedging.  The Fund can use hedging to attempt to protect  against  declines  in the market  value of the
Fund's  portfolio,  to permit the Fund to retain  unrealized  gains in the value of  portfolio  securities  which have appreciated, or to facilitate selling securities for investment reasons. To do so, the Fund could:
         o    sell futures contracts,
         o    buy puts on futures or on securities, or
         o    write  covered  calls on  securities  or futures.  Covered calls can also be used to increase the Fund's income, but the Manager does not expect to engage extensively in that practice.

        The Fund might use hedging to establish a position in the securities market as a temporary  substitute for  purchasing  particular  securities.  In that case, the Fund would normally seek to purchase the  securities and then  terminate  that hedging  position.  The Fund might also use this type of hedge to attempt to protect against the possibility  that its portfolio  securities  would not be fully included in a rise in value of the market. To do so the Fund could:
         o    buy futures, or
         o    buy calls on such futures or on securities.

         The Fund is not  obligated  to use  hedging  instruments,  even  though  it is  permitted  to use them in the
Manager's  discretion,  as described below. The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's  activities in the underlying cash market.  The particular  hedging  instruments the Fund can use are described  below.  The Fund can employ new hedging  instruments  and strategies  when they are  developed,  if those  investment  methods are consistent with the Fund's  investment  objective and are permissible  under applicable regulations governing the Fund.

              |_| Futures.  The Fund can buy and sell futures  contracts that relate to (1) debt securities (these are referred to as "interest  rate  futures"),  (2)  broadly-based  stock  indices  (these are referred to as "stock index futures") or other indices  (referred to as "financial  futures"),  (3) foreign  currencies  (these are referred to as
"forward contracts"), or (4) commodities (these are referred to as "commodity futures").

              |_| Stock Index Futures,  Financial  Futures and Interest Rate Futures.  A broadly-based  stock index is used as the basis for  trading  stock  index  futures.  They may in some  cases be based on  stocks  of  issuers  in a particular  industry or group of industries.  A stock index assigns  relative  values to the common stocks included in the index and its value  fluctuates  in  response  to the  changes in value of the  underlying  stocks.  A stock index cannot be  purchased  or sold  directly.  Financial  futures are similar  contracts  based on the future  value of the basket of securities  that comprise the index.  These contracts  obligate the seller to deliver,  and the purchaser to take,  cash to settle the futures  transaction.  There is no delivery made of the underlying  securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

         An interest  rate future  obligates  the seller to deliver  (and the  purchaser  to take) cash or a specified type of debt security to settle the futures  transaction.  Either party could also enter into an  offsetting  contract to close out the position.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial  margin  payment  with the futures  commission  merchant
(the "futures  broker").  Initial  margin  payments  will be deposited  with the Fund's  custodian  bank in an account registered  in the futures  broker's  name.  However,  the futures  broker can gain access to that  account only under specified  conditions.  As the  future is marked to market  (that is,  its value on the Fund's  books is  changed)  to reflect changes in its market value,  subsequent margin payments,  called variation margin,  will be paid to or by the futures broker daily.

         At any time prior to  expiration  of the  future,  the Fund can elect to close out its  position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then  realized by the Fund for tax  purposes.  All futures  transactions  are effected  through a  clearinghouse  associated with the exchange on which the contracts are traded.

              |_|  Commodity  Futures.  The Fund can invest a portion of its assets in  commodity  futures  contracts.
They may be based upon commodities in five main commodity groups: energy,  livestock,  agriculture,  industrial metals and precious metals, on individual  commodities  within these groups, or on other  commodities.  For hedging purposes, the Fund can buy and sell  commodity  futures  contracts,  options on  commodity  futures  contracts,  and options and futures on commodity indices.

         Under a commodity  futures  contract,  the buyer agrees to take delivery of a specified amount of a commodity at a future date at a price agreed upon when the  contract is made.  In the United  States,  commodity  contracts  are traded on futures exchanges.  The exchanges offer a central  marketplace for transactions,  a clearing  corporation to process  trades,  standardization  of contract sizes and expiration  dates,  and the liquidity of a secondary  market.
Futures  markets also regulate the terms and  conditions of delivery and the maximum  permissible  price movement of a contract  during a trading  session.  The  exchanges  have rules on position  limits.  Those rules limit the amount of futures  contracts  that any one party may hold in a  particular  commodity  at one time.  Those rules are designed to prevent any one party from controlling a significant portion of the market.

         Despite  the daily  price  limits  imposed  by the  futures  exchanges,  historically  the  short-term  price volatility  of commodity  futures  contracts  has been greater than that for stocks and bonds.  To the extent that the
Fund invests in these futures contracts, its share price may be subject to greater volatility.

              |_| Put and Call  Options.  The Fund can buy and sell  certain  kinds of put options  ("puts")  and call options ("calls").  The Fund can buy and sell  exchange-traded and  over-the-counter  put and call options,  including index options,  securities options,  currency options,  commodities options, and options on the other types of futures described above.

              |_| Writing  Covered Call Options.  The Fund can write (that is, sell) covered calls.  If the Fund sells a call option,  it must be covered.  That means the Fund must own the  security  subject to the call while the call is outstanding,  or, for  certain  types of calls,  the call may be covered by liquid  assets  identifying  on the Fund's books to enable the Fund to satisfy its  obligations  if the call is  exercised.  Up to 25% of the Fund's total assets can be subject to calls the Fund writes.

         When the Fund  writes a call on a  security,  it  receives  cash (a  premium).  The Fund  agrees  to sell the underlying  security to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed exercise  price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has the risk of loss that the price of the  underlying  security  may decline  during the call  period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the investment  does not rise above the call price,  it is likely that the call will lapse  without  being  exercised.  In that case the Fund would keep the cash  premium and the investment.

         When the Fund writes a call on an index,  it receives  cash (a premium).  If the buyer of the call  exercises it,  the Fund  will pay an  amount of cash  equal to the  difference  between  the  closing  price of the call and the exercise  price,  multiplied  by a specified  multiple that  determines  the total value of the call for each point of difference.  If the value of the underlying  investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

         The Fund's custodian bank, or a securities  depository  acting for the custodian bank, will act as the Fund's escrow agent,  through the facilities of the Options Clearing  Corporation ("OCC"), as to the investments on which the
Fund has written calls traded on exchanges or as to other acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary
U.S.  government  securities  dealer  which will  establish a formula  price at which the Fund will have the  absolute right to repurchase that OTC option.  The formula price will generally be based on a multiple of the premium  received for the option,  plus the amount by which the option is exercisable below the market price of the underlying  security
(that is, the option is "in the money").  When the Fund writes an OTC option,  it will treat as illiquid (for purposes of its restriction on holding illiquid  securities) the  mark-to-market  value of any OTC option it holds,  unless the option is subject to a buy-back agreement by the executing broker.

         To terminate  its  obligation  on a call it has  written,  the Fund can  purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending upon whether the net of the amount of the option  transaction  costs and the premium  received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the  transaction.  The Fund may realize a profit if the call expires unexercised,  because  the Fund will retain the  underlying  security  and the  premium it received  when it wrote the call. Any such profits are considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed  calls.  When  distributed  by the Fund they are taxable as  ordinary  income.  If the Fund cannot  effect a closing  purchase  transaction  due to the lack of a market,  it will have to hold the callable  securities  until the call expires or is exercised.

         The Fund can also write  calls on a futures  contract  without  owning the  futures  contract  or  securities deliverable  under  the  contract.  To do so,  at the time the  call is  written,  the  Fund  must  cover  the call by identifying  an  equivalent  dollar amount of liquid  assets on the Fund's  books.  The Fund will identify  additional liquid  assets on its  books if the value of the  identified  assets  drops  below  100% of the  current  value of the future.  Because of this segregation  requirement,  in no circumstances would the Fund's receipt of an exercise notice as to that future  require the Fund to deliver a futures  contract.  It would  simply put the Fund in a short  futures position, which is permitted by the Fund's hedging policies.

              |_| Writing Put Options.  The Fund can sell put options.  A put option on securities gives the purchaser the right to sell, and the writer the  obligation to buy, the  underlying  investment at the exercise price during the option  period.  The Fund  will not write  puts if, as a result,  more  than 25% of the  Fund's  net  assets  would be required to be segregated to cover such put options.

         If the Fund  writes a put,  the put must be covered by liquid  assets  identified  on the Fund's  books.  The premium the Fund receives from writing a put represents a profit,  as long as the price of the  underlying  investment remains equal to or above the exercise  price of the put.  However,  the Fund also assumes the  obligation  during the option period to buy the underlying  investment from the buyer of the put at the exercise price,  even if the value of the investment  falls below the exercise price. If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium  less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its obligation to purchase the  underlying  investment at the exercise  price.  That price will usually exceed the market value of the  investment at that time. In that case,  the Fund may incur a loss if it sells the  underlying investment.  That  loss  will be equal  to the sum of the sale  price of the  underlying  investment  and the  premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its  obligation  to pay for the  underlying  security the
Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise  price of the  underlying securities.  The Fund therefore  forgoes the  opportunity of investing the segregated  assets or writing calls against those assets.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise notice by the broker-dealer  through which the put was sold.  That notice will require the Fund to take  delivery of the  underlying security and pay the exercise  price.  The Fund has no control over when it may be required to purchase the underlying security,  since it may be assigned an exercise  notice at any time prior to the  termination of its obligation as the writer of the put.  That  obligation  terminates  upon  expiration  of the put. It may also  terminate  if,  before it receives an exercise notice,  the Fund effects a closing  purchase  transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund can  decide to effect a closing  purchase  transaction  to  realize a profit on an  outstanding  put option it has written or to prevent the underlying  security from being put. Effecting a closing purchase  transaction will also permit the Fund to write  another put option on the  security,  or to sell the security and use the proceeds from the sale for other  investments.  The Fund will  realize  a profit  or loss from a closing  purchase  transaction depending  on whether the cost of the  transaction  is less or more than the  premium  received  from  writing the put option.  Any profits from writing puts are  considered  short-term  capital gains for federal tax  purposes,  and when distributed by the Fund, are taxable as ordinary income.

              |_| Purchasing  Calls and Puts. The Fund can purchase calls to protect against the possibility  that the
Fund's  portfolio  will not  participate in an anticipated  rise in the securities  market.  When the Fund buys a call
(other than in a closing purchase  transaction),  it pays a premium. The Fund then has the right to buy the underlying investment  from a seller of a corresponding  call on the same  investment  during the call period at a fixed exercise price.  The Fund  benefits  only if it sells the call at a profit or if,  during the call period,  the market price of the underlying  investment is above the sum of the call price plus the transaction  costs and the premium paid for the call and the  Fund  exercises  the  call.  If the Fund  does not  exercise  the call or sell it  (whether  or not at a profit),  the call will become  worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts  whether or not it holds the  underlying  investment  in its  portfolio.  When the Fund purchases  a put,  it pays a  premium  and,  except  as to puts on  indices,  has the  right  to sell  the  underlying investment  to a seller of a put on a  corresponding  investment  during  the put  period at a fixed  exercise  price.
Buying a put on  securities  or futures  the Fund owns  enables the Fund to attempt to protect  itself  during the put period  against  a  decline  in the  value of the  underlying  investment  below the  exercise  price by  selling  the underlying  investment  at the  exercise  price  to a  seller  of a  corresponding  put.  If the  market  price of the underlying  investment is equal to or above the exercise  price and, as a result,  the put is not exercised or resold, the put will become  worthless at its  expiration  date. In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However,  the Fund can sell the put prior to its expiration.  That sale may or may not be at a profit.

         When the Fund  purchases a call or put on an index or future,  it pays a premium,  but  settlement is in cash rather than by delivery of the  underlying  investment  to the Fund.  Gain or loss  depends on changes in the index in question  (and  thus on price  movements  in the  securities  market  generally)  rather  than on price  movements  in individual securities or futures contracts.

         The Fund can buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

              |_|  Buying and  Selling  Options  on  Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They  include  puts and calls that  trade on a  securities  or  commodities  exchange  or in the over-the-counter  markets or are quoted by major  recognized  dealers in such options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities  and  increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the  Manager  anticipates  a rise in the dollar  value of a foreign  currency  in which  securities  to be acquired are  denominated,  the increased  cost of those  securities  may be partially  offset by purchasing  calls or writing  puts on that  foreign  currency.  If the  Manager  anticipates  a decline  in the  dollar  value of a foreign currency,  the decline in the dollar value of portfolio  securities  denominated  in that currency  might be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign  currency is "covered" if the Fund owns the underlying  foreign  currency covered by the call or has an absolute and immediate right to acquire that foreign  currency  without  additional cash consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank)
upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could  write a call on a foreign  currency to provide a hedge  against a decline in the U.S.  dollar value of a  security  which  the Fund owns or has the  right to  acquire  and  which is  denominated  in the  currency underlying the option.  That decline might be one that occurs due to an expected  adverse change in the exchange rate.
This is known as a "cross-hedging"  strategy. In those circumstances,  the Fund covers the option by maintaining cash,
U.S.  government  securities or other liquid,  high grade debt  securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

              |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires special skills and knowledge of investment  techniques that are different than what is required for normal portfolio  management.  If the Manager uses a hedging  instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may  reduce the  Fund's  return.  The Fund could also  experience  losses if the  prices of its  futures  and  options positions were not correlated with its other investments.

         The Fund's  option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related portfolio  securities,  thus increasing its turnover  rate.  The  exercise  by the Fund of puts on  securities  will  cause  the sale of  underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether  to  exercise  a put it holds is within  the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons that would not exist in the absence of the put.

         The Fund could have to pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection with the exercise of a call or put. Those  commissions  could be higher on a  relative  basis  than the  commissions  for  direct  purchases  or sales of the  underlying  investments.
Premiums paid for options are small in relation to the market value of the underlying investments.  Consequently,  put and call options  offer large  amounts of leverage.  The  leverage  offered by trading in options  could result in the
Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be  required  to sell the  investment  at the  call  price.  It will not be able to  realize  any  profit  if the investment has increased in value above the call price.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance that a liquid secondary market will exist for any particular  option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling  futures or  purchasing  puts on  broadly-based  indices or futures to attempt to protect against declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the
Fund's  securities.  For example,  it is possible that while the Fund has used hedging  instruments  in a short hedge, the  market  might  advance  and the value of the  securities  held in the Fund's  portfolio  might  decline.  If that occurred,  the Fund would lose money on the  hedging  instruments  and also  experience  a decline in the value of its portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree,  over time the value of a diversified  portfolio of securities  will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the  composition of the Fund's  portfolio  diverges from the securities  included in the applicable  index.  To compensate for the imperfect  correlation of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged. It might do so if the  historical  volatility  of the  prices  of the  portfolio  securities  being  hedged  is more  than  the historical volatility of the applicable index.

         The  ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions,  due to differences  in the nature of those  markets.  First,  all  participants  in the futures  market are subject to margin deposit and  maintenance  requirements.  Rather than meeting  additional  margin deposit  requirements,  investors may close futures contracts through offsetting  transactions which could distort the normal relationship  between the cash and futures  markets.  Second,  the liquidity of the futures market depends on  participants  entering into offsetting transactions  rather than  making or taking  delivery.  To the extent  participants  decide to make or take  delivery, liquidity  in the futures  market  could be  reduced,  thus  producing  distortion.  Third,  from the point of view of speculators,  the deposit  requirements  in the  futures  market are less  onerous  than  margin  requirements  in the securities  markets.  Therefore,  increased  participation  by speculators  in the futures market may cause  temporary price distortions.

         The Fund can use  hedging  instruments  to  establish  a position  in the  securities  markets as a temporary substitute  for the purchase of individual  securities  (long hedging) by buying futures and/or calls on such futures, broadly-based  indices or on securities.  It is possible that when the Fund does so the market might  decline.  If the
Fund then concludes not to invest in securities  because of concerns that the market may decline  further or for other reasons,  the Fund will  realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

              |_| Forward Contracts.  Forward contracts are foreign currency exchange contracts.  They are used to buy or sell foreign  currency for future delivery at a fixed price.  The Fund uses them to "lock in" the U.S. dollar price of a security  denominated  in a foreign  currency  that the Fund has bought or sold, or to protect  against  possible losses from changes in the relative  values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure in foreign currency  exchange  contracts in a particular  foreign currency to the amount of its assets  denominated in that currency or a closely-correlated  currency.  The Fund can also use "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and  another  party  agrees to sell,  a specific currency at a future  date.  That date may be any fixed  number of days from the date of the  contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund can use forward  contracts to protect  against  uncertainty in the level of future  exchange  rates.
The use of forward  contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce  the risk of loss  from a  decline  in the  value of the  hedged  currency,  at the same  time  they  limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters  into a  contract  for the  purchase  or sale of a  security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments  in a foreign  currency,  the Fund  might  desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments.  To do so, the
Fund could enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the underlying  transaction,  in a fixed  amount  of U.S.  dollars  per unit of the  foreign  currency.  This is  called a
"transaction  hedge."  The  transaction  hedge will  protect  the Fund  against a loss from an  adverse  change in the currency  exchange  rates  during the period  between the date on which the  security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes that foreign  currency might suffer a substantial  decline  against the U.S. dollar,  it could enter into a forward contract to sell an amount of that foreign currency  approximating the value of some or all of the Fund's portfolio securities  denominated in that foreign currency.  When the Fund believes that the U.S.  dollar may suffer a  substantial  decline  against a foreign  currency,  it might  enter into a forward contract to buy that foreign  currency for a fixed dollar amount.  Alternatively,  the Fund might enter into a forward contract to sell a different  foreign  currency  for a fixed U.S.  dollar  amount if the Fund  believes  that the U.S.
dollar  value of the foreign  currency  to be sold  pursuant to its forward  contract  will fall  whenever  there is a decline in the U.S. dollar value of the currency in which portfolio  securities of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying to its custodian bank assets having a value equal to the aggregate  amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation  of the contracts  would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated in that currency or another  currency that is the subject of the hedge.  However,  to avoid excess transactions and transaction  costs, the Fund can maintain a net exposure to forward  contracts in excess of the value of the Fund's  portfolio  securities  or other  assets  denominated  in  foreign  currencies  if the excess  amount is
"covered"  by liquid  securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.  As one  alternative,  the Fund can purchase a call option  permitting the Fund to purchase the amount of foreign  currency  being  hedged by a forward sale  contract at a price no higher than the forward  contract price. As another  alternative,  the Fund can purchase a put option  permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The  precise  matching  of the amounts  under  forward  contracts  and the value of the  securities  involved generally will not be possible  because the future value of securities  denominated in foreign  currencies will change as a consequence of market  movements  between the date the forward  contract is entered into and the date it is sold.
In some cases the Manager  might  decide to sell the  security  and deliver  foreign  currency to settle the  original purchase  obligation.  If the market  value of the  security is less than the amount of foreign  currency  the Fund is obligated  to deliver,  the Fund might have to purchase  additional  foreign  currency on the "spot"  (that is,  cash)
market to settle the  security  trade.  If the market  value of the  security  instead  exceeds  the amount of foreign currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign  currency  received upon the sale of the security.  There will be additional  transaction  costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful execution of a short-term  hedging strategy is highly uncertain.  Forward  contracts involve the risk that anticipated  currency movements  will not be  accurately  predicted,  causing  the Fund to  sustain  losses  on these  contracts  and to pay additional  transactions  costs.  The use of forward  contracts in this manner might reduce the Fund's  performance if there are  unanticipated  changes in currency  prices to a greater  degree than if the Fund had not entered  into such contracts.

         At or before the maturity of a Forward  Contract  requiring the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative  the Fund might retain the security and offset its  contractual  obligation to deliver the currency by  purchasing a second  contract.
Under that  contract the Fund will  obtain,  on the same  maturity  date,  the same amount of the currency  that it is obligated  to deliver.  Similarly,  the Fund might close out a forward  contract  requiring it to purchase a specified currency  by  entering  into a second  contract  entitling  it to sell the same  amount  of the same  currency  on the maturity  date of the first  contract.  The Fund  would  realize a gain or loss as a result of  entering  into such an offsetting  forward  contract  under  either  circumstance.  The gain or loss will  depend on the  extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts varies with factors such as the currencies  involved, the length of the contract period and the market  conditions then  prevailing.  Because forward  contracts are usually entered into on a principal  basis,  no brokerage fees or commissions  are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty  under each forward contract.

         Although  the Fund  values  its assets  daily in terms of U.S.  dollars,  it does not  intend to convert  its holdings of foreign  currencies into U.S.  dollars on a daily basis.  The Fund can convert foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit based on the  difference  between the prices at which they buy and sell  various  currencies.
Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser  rate of exchange if the Fund desires to resell that currency to the dealer.

              |_| Interest  Rate Swap  Transactions.  The Fund can enter into  interest  rate swap  agreements.  In an interest rate swap,  the Fund and another party  exchange  their right to receive or their  obligation to pay interest on a security.  For example, they might swap the right to receive floating rate payments for fixed rate payments.  The
Fund can enter into swaps only on  securities  that it owns.  The Fund will not enter into swaps with  respect to more than 25% of its  total  assets.  Also,  the Fund  will  identify  liquid  assets  on its  books  (such as cash or U.S.
government  securities)  to cover any  amounts it could owe under  swaps that  exceed the  amounts it is  entitled  to receive, and it will adjust that amount daily, as needed.

         Swap agreements  entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest  rates in the future,  the payments made by the Fund under a swap agreement will be greater than the payments it  received.  Credit risk  arises from the  possibility  that the  counterparty  will  default.  If the  counterparty defaults,  the Fund's loss will consist of the net amount of contractual  interest  payments that the Fund has not yet received.  The  Manager  will  monitor  the  creditworthiness  of  counterparties  to the  Fund's  interest  rate swap transactions on an ongoing basis.

         The  Fund  can  enter  into  swap  transactions  with  certain  counterparties  pursuant  to  master  netting agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty  shall be regarded  as parts of an integral  agreement.  If amounts are  payable on a  particular  date in the same  currency in respect of one or more swap  transactions,  the amount  payable on that date in that currency shall be the net amount.
In addition,  the master  netting  agreement  may provide  that if one party  defaults  generally or on one swap,  the counterparty can terminate all of the swaps with that party.  Under these  agreements,  if a default results in a loss to one party,  the measure of that party's  damages is  calculated  by reference to the average cost of a  replacement swap for each swap.  It is measured  by the  mark-to-market  value at the time of the  termination  of each swap.  The gains and losses on all swaps are then netted, and the result is the counterparty's  gain or loss on termination.  The termination  of all  swaps  and  the  netting  of  gains  and  losses  on  termination  is  generally  referred  to as
"aggregation."

              |_| Regulatory Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate within certain  guidelines and  restrictions  with respect to the use of futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements  of Rule 4.5 adopted by the CFTC.
The Rule does not limit the  percentage of the Fund's assets that may be used for futures  margin and related  options premiums  for a bona fide  hedging  position.  However,  under the Rule,  the Fund must  limit its  aggregate  initial futures margin and related options  premiums to not more than 5% of the Fund's net assets for hedging  strategies that are not considered bona fide hedging  strategies  under the Rule. Under the Rule, the Fund must also use short futures and  options on  futures  solely for bona fide  hedging  purposes  within  the  meaning  and intent of the  applicable provisions of the Commodity Exchange Act.

         Transactions  in options by the Fund are subject to  limitations  established  by the option  exchanges.  The exchanges  limit the maximum number of options that may be written or held by a single  investor or group of investors acting in concert.  Those  limits  apply  regardless  of whether the options  were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through one or more brokers.  Thus, the number of options that the Fund may write or hold may be affected by options  written or held by other entities,  including other  investment  companies  having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's advisor).  The exchanges also impose position limits on futures  transactions.  An exchange may order the  liquidation  of  positions  found to be in  violation  of those  limits  and may impose  certain  other sanctions.

         Under the  Investment  Company  Act,  when the Fund  purchases  a future,  it must  maintain  cash or readily marketable  short-term  debt  instruments  in an amount equal to the market  value of the  securities  underlying  the future, less the margin deposit applicable to it.

              |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign currency  exchange  contracts in which the Fund may invest are treated as "Section 1256  contracts"  under the Internal  Revenue  Code. In general,  gains or losses  relating to Section 1256  contracts are  characterized  as 60% long-term and 40%  short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from  Section  1256  contracts  that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the
Fund at the end of each  taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were  realized.  These  contracts  also may be  marked-to-market  for  purposes  of  determining  the  excise tax applicable  to  investment  company  distributions  and for other  purposes  under  rules  prescribed  pursuant to the
Internal  Revenue Code. An election can be made by the Fund to exempt those  transactions  from this  marked-to-market treatment.

         Certain  forward  contracts the Fund enters into may result in  "straddles"  for federal income tax purposes.
The  straddle  rules may affect the  character  and timing of gains (or  losses)  recognized  by the Fund on  straddle positions.  Generally,  a loss sustained on the  disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the offsetting  positions  making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized  gain in the offsetting  positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses  attributable  to fluctuations in exchange rates that occur between the time the Fund accrues interest or other  receivables  or accrues  expenses  or other  liabilities  denominated  in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or  losses  attributable  to  fluctuations  in the  value of a  foreign  currency  between  the date of acquisition  of a debt  security  denominated  in a  foreign  currency  or  foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against market gains and losses on each trade before  determining a net
"Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

         |X| Temporary Defensive  Investments.  The Fund's temporary defensive investments can include debt securities such as: (i) U.S. Treasury bills or other  obligations  issued or guaranteed by the U.S.  government,  its agencies or instrumentalities;  (ii) commercial paper rated A-3 or higher by Standard & Poor's or P-3 or higher by Moody's;  (iii)
certificates  of deposit or bankers'  acceptances or other  obligations of domestic banks with assets of $1 billion or more; and (iv) repurchase agreements.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Fund's  outstanding  voting securities.  Under the Investment  Company Act, a "majority"  vote is defined as the vote of the holders of the lesser of:
         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's  investment  objectives are fundamental  policies.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of
Trustees  can  change  non-fundamental  policies  without  shareholder  approval.  However,   significant  changes  to
investment  policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does  the  Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

         o    The Fund  cannot  buy  securities  issued or  guaranteed  by any one issuer if more than 5% of its total assets would be invested in securities  of that issuer or if it would then own more than 10% of that  issuer's  voting securities.  That  restriction  applies  to 75% of the Fund's  total  assets.  The limit does not apply to  securities issued  by the U.S.  government  or any of its  agencies  or  instrumentalities  or  securities  of  other  investment companies.

         o    The Fund cannot invest in physical  commodities or physical commodity  contracts.  However, the Fund can buy and sell hedging  instruments  that are permitted by any of its other investment  policies.  The Fund can also buy and sell options,  futures and other  instruments  backed by physical  commodities or the investment return from which is linked to changes in the price of physical commodities.

         o    The Fund cannot  concentrate  investments.  That means it cannot  invest 25% or more of its total assets in any industry.

         o    The Fund  cannot  borrow  money in excess of  33-1/3%  of the  value of its total  assets.  The Fund may borrow only from banks and/or affiliated investment  companies.  With respect to this fundamental policy, the Fund can borrow  only if it  maintains  a 300%  ratio of  assets  to  borrowing  at all  times in the  manner  set forth in the
Investment Company Act of 1940.

         o    The Fund cannot make loans except (a) through  lending of  securities,  (b) through the purchase of debt instruments  or similar  evidence of  indebtedness,  (c) through an interfund  lending  program with other  affiliated funds, and (d) through repurchase agreements.

         o    The Fund cannot  invest in real estate or in interests in real  estate.  However,  the Fund can purchase securities  of  issuers  holding  real  estate or  interests  in real  estate  (including  securities  of real  estate investment trusts).

         o    The Fund  cannot  underwrite  securities  of other  companies.  A permitted  exception  is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

         o    The Fund cannot issue "senior  securities,"  but this does not prohibit  certain  investment  activities for which  assets of the Fund are  designated  as  segregated,  or  margin,  collateral  or  escrow  arrangements  are established,  to cover the  related  obligations.  Examples  of those  activities  include  borrowing  money,  reverse repurchase  agreements,  delayed-delivery  and when-issued  arrangements for portfolio  securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

         Unless the  Prospectus  or this  Statement of  Additional  Information  states that a percentage  restriction applies on an ongoing  basis,  it applies  only at the time the Fund makes an  investment  with the  exception  of the borrowing  policy.  The Fund need not sell  securities to meet the  percentage  limits if the value of the  investment increases in proportion to the size of the Fund.

         For  purposes of the Fund's  policy not to  concentrate  its  investments  as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  This is not a fundamental policy.

How the Fund is Managed

Organization  and  History.  The Fund is an  open-end,  diversified  management  investment  company with an unlimited number  of  authorized  shares  of  beneficial  interest.  The Fund was  organized  as a  corporation  in 1967 but was reorganized as a Massachusetts business trust in July 1986.

         The  Fund is  governed  by a Board  of  Trustees,  which is  responsible  for  protecting  the  interests  of shareholders  under  Massachusetts  law.  The Trustees  meet  periodically  throughout  the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

              |_| Classes of Shares.  The Board of Trustees has the power,  without  shareholder  approval,  to divide unissued  shares of the Fund into two or more classes.  The Board has done so, and the Fund currently has four classes of  shares:  Class A,  Class B,  Class C and  Class N. All  classes  invest  in the same  investment  portfolio.  Only retirement plans may purchase Class N shares. Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely  transferable,  and each share of each  class has one vote at  shareholder  meetings,  with fractional  shares voting  proportionally  on matters  submitted to the vote of  shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         The  Trustees  are  authorized  to create new series and  classes of  shares.  The  Trustees  may  reclassify unissued shares of the Fund into additional  series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without  changing the  proportionate  beneficial  interest of a shareholder  in the Fund.  Shares do not have  cumulative  voting rights or  preemptive or  subscription  rights.
Shares may be voted in person or by proxy at shareholder meetings.

              |_| Meetings of Shareholders.  As a Massachusetts  business trust, the Fund is not required to hold, and does not plan to hold,  regular annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law. It will also do so when a shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders  have the  right,  upon the  declaration  in writing or vote of  two-thirds  of the  outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding  shares.  If the Trustees receive a request from at least 10  shareholders  stating that they wish to  communicate  with other  shareholders  to request a meeting  to remove a Trustee,  the  Trustees  will then  either  make the Fund's  shareholder  list  available  to the applicants or mail their communication to all other shareholders at the applicants'  expense.  The shareholders making the  request  must have been  shareholders  for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's  outstanding  shares,  whichever is less. The Trustees may also take other action as permitted by the Investment Company Act.

              |_| Shareholder and Trustee  Liability.  The Fund's  Declaration of Trust contains an express disclaimer of  shareholder  or  Trustee  liability  for  the  Fund's  obligations.  It  also  provides  for  indemnification  and reimbursement of expenses out of the Fund's property for any shareholder  held personally  liable for its obligations.
The  Declaration  of Trust also states that upon request,  the Fund shall assume the defense of any claim made against a shareholder  for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts  law permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally  liable as a  "partner"  under certain  circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances  in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that  any  person  doing  business  with the  Fund  (and  each shareholder  of the  Fund)  agrees  under  its  Declaration  of Trust to look  solely  to the  assets  of the Fund for satisfaction  of any claim or demand that may arise out of any  dealings  with the Fund.  Additionally,  the  Trustees shall have no personal liability to any such person, to the extent permitted by law.

Trustees  and  Officers of the Fund.  The Fund's  Trustees,  officers  and their  principal  occupations  and business affiliations  during the past five years are listed below.  Trustees  denoted with an asterisk (*) below are deemed to be  "interested  persons"  of the Fund under the  Investment  Company  Act.  All of the  Trustees  are also  trustees, directors or managing general partners of the following Denver-based Oppenheimer funds1:

Oppenheimer Cash Reserves                                   Oppenheimer Select Managers
Oppenheimer Champion Income Fund                            Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                             Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                 Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                         Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                 Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                    Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                         Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                    Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                      Centennial Money Market Trust
Oppenheimer Municipal Fund                                  Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                                 Centennial Tax Exempt Trust

         Messrs.  Swain, Murphy,  Wixted,  Zack, Bishop,  Molleur and Farrar, and Mses. Feld and Ives who are officers of the Fund,  respectively  hold the same offices with the other  Denver-based  Oppenheimer  funds. As of December 10,
2001, the Trustees and officers of the Fund as a group owned less than 1% of the  outstanding  shares of the Fund. The foregoing  statement does not reflect  shares held of record by an employee  benefit plan for employees of the Manager other than shares  beneficially  owned  under that plan by the  officers of the Fund  listed  below.  Mr.  Murphy is a trustee of that plan.

James C. Swain*, Chairman, Chief Executive Officer and Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  Chairman  of the  Manager  (since  September  1988);  formerly  President  and a director  of  Centennial  Asset
Management  Corporation,  a wholly-owned  subsidiary of the Manager and Chairman of the Board of Shareholder Services,
Inc., a transfer agent subsidiary of the Manager.

John V. Murphy*, President and Trustee; Age: 52.
498 Seventh Avenue, New York, New York 10018
Chairman,  Chief Executive  Officer and a director (since July 2001) and President (since August 2000) of the Manager;
President and a director (since July 2001) of Oppenheimer  Acquisition  Corp.,  the Manager's  parent holding company,
Oppenheimer  Partnership  Holdings,  Inc., a holding  company  subsidiary of the Manager and  OppenheimerFunds  Legacy
Program,  a charitable trust program  established by the Manager;  President,  Chief Executive  Officer and a director
(since July 2001) of OFI Private  Investments,  Inc., an investment adviser subsidiary of the Manager;  Chairman and a director (since July 2001) of Shareholder Services,  Inc. and of Shareholder Financial Services,  Inc., transfer agent subsidiaries  of the  Manager;  a director  (since  July 2001) of  HarbourView  Asset  Management  Corporation  and of
Oppenheimer Real Asset Management,  Inc.,  investment adviser  subsidiaries of the Manager; a director (since November
2001) of Trinity Investment Management Corporation,  an investment adviser subsidiary of the Manager;  President and a trustee of other  Oppenheimer  funds.  Formerly  Chief  Operating  Officer of the  Manager  (August  2000-July  2001);
Executive Vice President of Massachusetts Life Insurance Company,  the Manager's parent company (February  1997-August
2000);  President and director of MassMutual  Institutional Funds, MML Series Funds, open-end investment companies and a director of David L. Babson  Acquisition  Corporation  (February  1997-October  2001);  Executive Vice President and
Chief Operating Officer of David L. Babson & Company  (1995-1997),  an investment advisor;  Chief Operating Officer of
Concert Capital Management, Inc., an investment advisor (1993-1996).

William L. Armstrong, Trustee, Age: 64.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the following private mortgage banking companies:  Cherry Creek Mortgage Company (since 1991),  Centennial
State Mortgage Company (since 1994), The El Paso Mortgage Company (since 1993),  Transland  Financial  Services,  Inc.
(since 1997);  Chairman of the following private companies:  Great Frontier Insurance  (insurance agency) (since 1995)
and  Ambassador  Media  Corporation  (since 1984);  Director of the following  public  companies:  Storage  Technology
Corporation  (computer  equipment  company)  (since 1991),  Helmerich & Payne,  Inc. (oil and gas  drilling/production company) (since 1992),  UNUMProvident  (insurance  company) (since 1991);  formerly  Director of International  Family
Entertainment  (television  channel)  (1992 - 1997) and Natec  Resources,  Inc. (air pollution  control  equipment and services  company)  (1991-1995),  Frontier Real Estate,  Inc.  (residential real estate  brokerage)  (1994-1999),  and
Frontier Title (title insurance agency) (1995-June 1999); formerly U.S. Senator (January 1979-January 1991).
Robert G. Avis, Trustee, Age: 70.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly,  (until February 2001) Director and President of A.G.  Edwards  Capital,  Inc.  (General  Partner of private equity funds), formerly,  (until March 2000) Chairman,  President and Chief Executive Officer of A.G. Edwards Capital,
Inc.;  formerly,  (until  March 1999) Vice  Chairman  and Director of A.G.  Edwards,  Inc.  and Vice  Chairman of A.G.
Edwards & Sons, Inc. (its brokerage  company  subsidiary);  (until March 1999) Chairman of A.G.  Edwards Trust Company and A.G.E.  Asset  Management  (investment  advisor);  (until  March 2000) a Director of A.G.  Edwards & Sons and A.G.
Edwards Trust Company.

George C. Bowen, Trustee, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until April 1999) Mr. Bowen held the following  positions:  Senior Vice President (from September 1987) and
Treasurer  (from March 1985) of the  Manager;  Vice  President  (from June 1983) and  Treasurer  (since March 1985) of
OppenheimerFunds,  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor;  Senior Vice President
(since  February  1992),  Treasurer  (since July 1991)  Assistant  Secretary and a director  (since  December 1991) of
Centennial  Asset  Management  Corporation;  Vice President  (since October 1989) and Treasurer  (since April 1986) of
HarbourView  Asset  Management  Corporation;  President,  Treasurer and a director of Centennial  Capital  Corporation
(since June 1989);  Vice President and Treasurer  (since August 1978) and Secretary  (since April 1981) of Shareholder
Services,  Inc.;  Vice  President,  Treasurer and Secretary of Shareholder  Financial  Services,  Inc. (since November
1989); Assistant Treasurer of Oppenheimer  Acquisition Corp. (since March 1998); Treasurer of Oppenheimer  Partnership
Holdings,  Inc. (since November 1989); Vice President and Treasurer of Oppenheimer Real Asset Management,  Inc. (since
July 1996);  Treasurer of  OppenheimerFunds  International  Ltd. and Oppenheimer  Millennium  Funds plc (since October
1997).

Jon S. Fossel, Trustee, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until  October  1996)  Chairman  and a director of the  Manager;  President  and a director of  Oppenheimer
Acquisition Corp., Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Trustee, Age: 61.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1994) Chairman and Chief  Executive  Officer of  OppenheimerFunds  Services,  Chairman,  Chief
Executive  Officer and a director of Shareholder  Services,  Inc.,  Chairman,  Chief Executive Officer and director of
Shareholder Financial Services,  Inc., Vice President and director of Oppenheimer  Acquisition Corp. and a director of
OppenheimerFunds, Inc.

C. Howard Kast, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

Michael S. Levine, Vice President and Portfolio Manager, Age: 35
498 Seventh Avenue, New York, New York 10018
Vice  President  (since  June 1998) of the  Manager;  an officer and  portfolio  manager of other  Oppenheimer  funds;
formerly  Assistant  Vice President and Portfolio  Manager of the Manager  (April 1996 - June 1998);  prior to joining the Manager in June 1994, he was a portfolio manager and research  associate for Amas Securities,  Inc. (February 1990
- February 1994).

Robert G. Zack, Vice President and Secretary, Age: 53.
498 Seventh Avenue, New York, New York 10018
Acting General  Counsel (since  November 1, 2001),  Senior Vice President  (since May 1985) of the Manager;  Assistant
Secretary of Shareholder  Services,  Inc.  (since May 1985),  Shareholder  Financial  Services,  Inc.  (since November
1989);  OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly Associate General Counsel of the Manager (May 1981-October 2001).

Katherine P. Feld, Assistant Secretary; Age: 42
498 Seventh Avenue, New York, New York 10018
Vice President and Senior Counsel of the Manager (since July 1999); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate Counsel of the Manager (June 1990 - July 1999).

Denis R. Molleur, Assistant Secretary; Age: 44
498 Seventh Avenue, New York, New York 10018
Vice President and Senior Counsel of the Manager (since July 1999); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate Counsel of the Manager (September 1995 - July 1999).

Kathleen Ives, Assistant Secretary; Age: 36
6803 South Tucson Way, Englewood, CO 80112
Vice  President  and  Assistant  Counsel of the  Manager  (since June 1998);  an officer of other  Oppenheimer  funds;
formerly an Assistant Vice  President and Assistant  Counsel of the Manager  (August 1997 - June 1998);  and Assistant
Counsel of the Manager (August 1994-August 1997).

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice  President and Treasurer  (since March 1999) of the Manager;  Treasurer  (since March 1999) of HarbourView
Asset Management Corporation,  Shareholder Services, Inc., Oppenheimer Real Asset Management Corporation,  Shareholder
Financial Services,  Inc. and Oppenheimer  Partnership Holdings,  Inc., of OFI Private Investments,  Inc. (since March
2000) and of  OppenheimerFunds  International  Ltd. and Oppenheimer  Millennium Funds plc (since May 2000);  Treasurer and Chief Financial Officer (since May 2000) of Oppenheimer Trust Company;  Assistant  Treasurer (since March 1999) of
Oppenheimer  Acquisition  Corp.;  an  officer of other  Oppenheimer  funds;  formerly  Principal  and Chief  Operating
Officer,  Bankers Trust Company - Mutual Fund Services  Division  (March 1995 - March 1999);  Vice President and Chief
Financial Officer of CS First Boston Investment Management Corp. (September 1991 - March 1995).

Robert J. Bishop, Assistant Treasurer, Age: 43.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  an officer of other  Oppenheimer  funds;
formerly  an  Assistant  Vice  President  of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996) and a Fund
Controller of the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Manager/Mutual Fund Accounting (since May 1996);  Assistant Treasurer of Oppenheimer  Millennium
Funds plc (since October 1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice President of the
Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller of the Manager.

         |X|  Remuneration  of Trustees.  The officers of the Fund and two  Trustees of the Fund  (Messrs.  Murphy and
Swain) are  affiliated  with the  Manager and receive no salary or fee from the Fund.  The  remaining  Trustees of the
Fund received the  compensation  shown below during the Fund's fiscal period ending August 31, 2001. The  compensation from all of the Oppenheimer funds represents that compensation  which was received as a director,  trustee,  or member of a committee of the boards of those funds during the calendar year 2001.

--------------------------------------------- ------------------------------- --------------------------------------
Trustee's Name                                                                         Total Compensation
and Position                                            Aggregate                     From all Denver-based
                                                       Compensation                     Oppenheimer Funds
                                                        From Fund1                         (40 funds)2
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
William L. Armstrong                                      $5,125                             $49,270
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Robert G. Avis                                            $5,650                             $72,000
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
George C. Bowen                                           $5,075                             $55,948
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Edward L. Cameron                                         $4,342                             $26,709
Audit Committee Chairman
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Jon S. Fossel                                             $6,078                             $77,880
Review Committee Chairman
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Sam Freedman                                              $6,273                             $80,100
Review Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
C. Howard Kast                                            $6,570                             $86,150
Audit Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
Robert M. Kirchner                                        $5,988                             $76,950
--------------------------------------------- ------------------------------- --------------------------------------
--------------------------------------------- ------------------------------- --------------------------------------
F. William Marshall                                       $3,440                             $3,768
Audit Committee Member
--------------------------------------------- ------------------------------- --------------------------------------
* Effective July 1, 2000,  William A. Baker and Ned M. Steel resigned as Trustees of the Fund and subsequently  became
Trustees  Emeritus of the Fund.  For the fiscal year ended  August 31,  2001,  Messrs.  Baker and Steel each  received
$4,394  aggregate  compensation  from the Fund and for the calendar year ended  December 31, 2000,  they each received
$63,999 total  compensation  from all  Denver-based  Oppenheimer  funds.  Effective  April 5, 2001 Raymond  Kalinowski resigned as Trustee of the Fund. For the fiscal year ended August 31, 2001, Mr.  Kalinowski  received $3,386 aggregate compensation  from the Fund and for the calendar year ended December 31, 2000, he received $73,500 total  compensation from all Denver-based Oppenheimer funds.
1. For the Fund's fiscal year ended August 31, 2001.
2. For the 2000 calendar year.

         |X| Deferred  Compensation Plan for Trustees.  The Board of Trustees has adopted a Deferred Compensation Plan for  disinterested  Trustees  that enables them to elect to defer  receipt of all or a portion of the annual fees they are entitled to receive  from the Fund.  Under the plan,  the  compensation  deferred by a Trustee or is  periodically adjusted as though an equivalent  amount had been invested in shares of one or more Oppenheimer  funds selected by the
Trustee.  The amount paid to the Trustee under the plan will be determined  based upon the performance of the selected funds.

         Deferral of Trustee's fees under the plan will not materially  affect the Fund's assets,  liabilities and net income per share.  The plan will not obligate the Fund to retain the services of any Trustee or to pay any  particular level of  compensation  to any Trustee.  Pursuant to an Order issued by the  Securities and Exchange  Commission,  the
Fund may invest in the funds  selected by the Trustee  under the plan  without  shareholder  approval  for the limited purpose of determining the value of the Trustee's deferred fee account.

         |X| Major  Shareholders.  As of December 10, 2001,  the only persons who owned of record or who were known by the Fund to own  beneficially  5% or more of the  Fund's  outstanding  Class A,  Class B, Class C, Class N and Class Y shares were:

RPSS TR Mull Group 401K PSP,  Attention:  Diana Lontz,  P.O Box 6561,  Wheeling WV 26003-0627  which owned  59,524.198
Class N shares, representing 35.39% of the Class N shares then outstanding.

RPSS TR The NEFFS  National Bank,  401K PSP,  Attention:  Kevin A. Schmidt,  P.O. Box 10, NEFFS,  PA 18065-0010  which owned 24,071.795 Class N shares, representing 14.31% of the Class N shares then outstanding.

RPSS TR Rollover  IRA,  FBO John B Schamel,  P.O. Box 250,  Chemung,  NY  14825-0250  which owned  15,904.592  Class N shares, representing 9.45% of the Class N shares then outstanding.

Donaldson  Lufkin  Jenrette,  Securities  Corporation  Inc.,  Acct.  No.  3030000066,  P.O. Box 2052,  Jersey City, NJ
07303-9998 which owned 15,632.218 Class N shares, representing 9.29% of the Class N shares then outstanding.

Donaldson  Lufkin  Jenrette,  Securities  Corporation  Inc.,  Acct.  No.  3030000099,  P.O. Box 2052,  Jersey City, NJ
07303-9998 which owned 13,426.571 Class N shares, representing 7.98% of the Class N shares then outstanding.

Donaldson  Lufkin  Jenrette,  Securities  Corporation  Inc.,  Acct. No.  30300000143,  P.O. Box 2052,  Jersey City, NJ
07303-9998 which owned 12,781.103 Class N shares, representing 7.60% of the Class N shares then outstanding.

Donaldson  Lufkin  Jenrette,  Securities  Corporation  Inc.,  Acct. No.  30300000209,  P.O. Box 2052,  Jersey City, NJ
07303-9998 which owned 11,274.070 Class N shares, representing 6.70% of the Class N shares then outstanding.

The  Manager.  The  Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled  by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics. The Fund, the Manager and the Distributor have a Code of Ethics.
It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers, that would compete with or take advantage of the Fund's portfolio  transactions.  Covered persons include persons with knowledge of the  investments and investment  intentions of the Fund and other funds advised by the Manager.  The Code of Ethics  does  permit  personnel  subject  to the Code to invest in  securities,  including  securities  that may be purchased or held by the Fund,  subject to a number of restrictions  and controls.  Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You can
obtain  information  about the hours of operation of the Public  Reference Room by calling the SEC at  1-202-942-8090.
The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's  EDGAR  database at the SEC's  Internet  web site at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a  duplicating  fee, by
                                  ------------------
electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's Public Reference
                                                     -------------------
Section, Washington, D.C. 20549-0102.

         |X| The Investment  Advisory  Agreement.  The Manager provides investment advisory and management services to the Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager selects securities for the Fund's  portfolio  and handles  its  day-to-day  business.  The  portfolio  manager of the Fund is employed by the
Manager and is the person who is  principally  responsible  for the  day-to-day  management  of the Fund's  portfolio.
Other members of the Manager's Equity Portfolio  Department  provide the portfolio manager with counsel and support in managing the Fund's portfolio.

         The  agreement  requires  the  Manager,  at its  expense,  to provide the Fund with  adequate  office  space, facilities and equipment.  It also requires the Manager to provide and supervise the activities of all  administrative and clerical personnel required to provide effective  administration for the Fund. Those responsibilities  include the compilation  and  maintenance  of records  with respect to its  operations,  the  preparation  and filing of specified reports,  and composition of proxy materials and registration  statements for continuous  public sale of shares of the
Fund.

         The Fund pays  expenses  not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement  lists  examples of expenses paid by the Fund. The major  categories  relate to interest,  taxes,  brokerage commissions,  fees to independent  trustees,  legal and audit  expenses,  custodian bank and transfer agent  expenses, share issuance costs,  certain  printing and  registration  costs and  non-recurring  expenses,  including  litigation costs.  The management  fees paid by the Fund to the Manager are calculated at the rates  described in the Prospectus, which are  applied to the assets of the Fund as a whole.  The fees are  allocated  to each class of shares  based upon the relative proportion of the Fund's net assets represented by that class.

------------------------------------- --------------------------------------------------------
            Fiscal Year                               Management Fees Paid to
            Ended 8/31:                               OppenheimerFunds, Inc.
------------------------------------- --------------------------------------------------------
------------------------------------- --------------------------------------------------------
                1999                                        $20,872,455
------------------------------------- --------------------------------------------------------
------------------------------------- --------------------------------------------------------
                2000                                        $16,447,234
------------------------------------- --------------------------------------------------------
------------------------------------- --------------------------------------------------------
                2001                                        $15,646,888
------------------------------------- --------------------------------------------------------

         The  investment  advisory  agreement  states that in the  absence of willful  misfeasance,  bad faith,  gross negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not liable for any loss the Fund  sustains  for any  investment,  adoption of any investment policy, or the purchase, sale or retention of any security.

         The agreement  permits the Manager to act as investment  advisor for any other  person,  firm or  corporation and to use the name  "Oppenheimer"  in connection with other  investment  companies for which it may act as investment advisor or general  distributor.  If the Manager  shall no longer act as investment  advisor to the Fund,  the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

Brokerage Policies of the Fund

Brokerage  Provisions of the  Investment  Advisory  Agreement.  One of the duties of the Manager under the  investment advisory agreement is to arrange the portfolio  transactions for the Fund. The advisory agreement contains  provisions relating to the employment of  broker-dealers to effect the Fund's portfolio  transactions.  The Manager is authorized by the advisory agreement to employ  broker-dealers,  including  "affiliated"  brokers, as that term is defined in the
Investment Company Act. The Manager may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"
of the Fund's  portfolio  transactions.  "Best  execution"  means prompt and reliable  execution at the most favorable price obtainable.  The Manager need not seek competitive  commission  bidding.  However, it is expected to be aware of the  current  rates of eligible  brokers  and to  minimize  the  commissions  paid to the extent  consistent  with the interests and policies of the Fund as established by its Board of Trustees.

         Under the  investment  advisory  agreement,  the Manager may select  brokers  (other  than  affiliates)  that provide  brokerage  and/or  research  services  for the Fund and/or the other  accounts  over which the Manager or its affiliates  have investment  discretion.  The  commissions  paid to such brokers may be higher than another  qualified broker would charge,  if the Manager makes a good faith  determination  that the  commission is fair and reasonable in relation to the services provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage  Practices Followed by the Manager.  The Manager allocates  brokerage for the Fund subject to the provisions of the  investment  advisory  agreement  and the  procedures  and rules  described  above.  Generally,  the  Manager's portfolio traders allocate brokerage based upon  recommendations  from the Manager's  portfolio  managers.  In certain instances,  portfolio  managers  may  directly  place trades and allocate  brokerage.  In either case,  the  Manager's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary  market are generally done with  principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be  required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S. markets.
Brokerage  commissions are paid primarily for  transactions in listed  securities or for certain  fixed-income  agency transactions  in the secondary  market.  Otherwise  brokerage  commissions  are paid only if it appears  likely that a better price or execution can be obtained by doing so. In an option  transaction,  the Fund  ordinarily  uses the same broker for the  purchase or sale of the option and any  transaction  in the  securities  to which the option  relates.
Other funds  advised by the  Manager  have  investment  policies  similar to those of the Fund.  Those other funds may purchase  or sell the same  securities  as the Fund at the same time as the Fund,  which  could  affect the supply and price of the securities.  If two or more funds advised by the Manager  purchase the same security on the same day from the same dealer,  the  transactions  under those combined  orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         Most purchases of debt  obligations are principal  transactions at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the Manager  determines that a better price or execution can be obtained by using the services of a broker.  Purchases of portfolio  securities from  underwriters  include a commission or concession paid by the issuer to the underwriter.
Purchases from dealers  include a spread between the bid and asked prices.  The Fund seeks to obtain prompt  execution of these orders at the most favorable net price.

         The  investment  advisory  agreement  permits the Manager to allocate  brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory accounts of the
Manager and its  affiliates.  The  investment  research  received for the  commissions  of those other accounts may be useful both to the Fund and one or more of the Manager's  other accounts.  Investment  research may be supplied to the
Manager by a third party at the instance of a broker through which trades are placed.

         Investment  research  services  include  information  and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market quotations for portfolio  evaluations,  information systems,  computer  hardware and similar  products and services.  If a research  service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative  functions),  then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

         The Board of Trustees permits the Manager to use stated commissions on secondary  fixed-income  agency trades to obtain  research if the broker  represents to the Manager  that:  (i) the trade is not from or for the broker's own inventory,  (ii) the trade was  executed  by the  broker on an agency  basis at the stated  commission,  and (iii) the trade is not a riskless  principal  transaction.  The Board of  Trustees  permits the  Manager to use  concessions  on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

         The research services  provided by brokers broadens the scope and supplements the research  activities of the
Manager.  That research provides  additional views and comparisons for consideration,  and helps the Manager to obtain market  information  for the  valuation  of  securities  that are  either  held in the Fund's  portfolio  or are being considered  for  purchase.  The  Manager  provides  information  to the Board  about the  commissions  paid to brokers furnishing  such  services,  together  with the  Manager's  representation  that the  amount of such  commissions  was reasonably related to the value or benefit of such services.

      ----------------------------------- ---------------------------------------------------------------------
                 Fiscal Year                                  Total Brokerage Commissions
                 Ended 8/31:                                       Paid by the Fund1
      ----------------------------------- ---------------------------------------------------------------------
      ----------------------------------- ---------------------------------------------------------------------
                     1999                                              $1,803,930
      ----------------------------------- ---------------------------------------------------------------------
      ----------------------------------- ---------------------------------------------------------------------
                     2000                                              $2,894,461
      ----------------------------------- ---------------------------------------------------------------------
      ----------------------------------- ---------------------------------------------------------------------
                     2001                                             $3,134,3552
      ----------------------------------- ---------------------------------------------------------------------
      1. Amounts do not include spreads or concessions on principal transactions on a net trade basis.
      2. In the fiscal year ended 8/31/01, the amount of transactions  directed to brokers for research services was $311,110,969 and the amount of the commissions paid to broker-dealers for those services was $520,095.

Distribution and Service Plans

The  Distributor.  Under its  General  Distributor's  Agreement  with the Fund,  the  Distributor  acts as the  Fund's principal  underwriter in the continuous  public  offering of shares of the Fund's classes of shares.  The Distributor bears the  expenses  normally  attributable  to sales,  including  advertising  and the cost of  printing  and mailing prospectuses,  other than those  furnished  to existing  shareholders.  The  Distributor  is not  obligated  to sell a specific  number of  shares.  Expenses  normally  attributable  to sales are borne by the  Distributor.  They  exclude payments  under the Fund's  Distribution  and Service  Plans but  include  advertising  and the cost of  printing  and mailing prospectuses (other than prospectuses furnished to current shareholders).

         The sales charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

---------------------------- ------------------------------ -------------------------------------
                               Aggregate Front-End Sales    Class A Front-End Sales Charges
  Fiscal Year Ended 8/31       Charges on Class A Shares    Retained by Distributor
---------------------------- ------------------------------ -------------------------------------
---------------------------- ------------------------------ -------------------------------------
           1999                       $5,280,270                         $1,692,621
---------------------------- ------------------------------ -------------------------------------
---------------------------- ------------------------------ -------------------------------------
           2000                       $2,190,051                          $631,452
---------------------------- ------------------------------ -------------------------------------
---------------------------- ------------------------------ -------------------------------------
           2001                       $2,709,328                         $813,1981
---------------------------- ------------------------------ -------------------------------------
1. Includes amounts retained by a broker-dealer that is an affiliate or a parent of the distributor.

---------------------- ------------------------- ----------------------- -------------------- ----------------------
                       Concessions on Class A    Concessions on Class    Concessions on       Concessions on Class
                       Shares Advanced by        B Shares Advanced by    Class C Shares       N Shares Advanced by
Fiscal Year            Distributor!              Distributor1            Advanced by          Distributor1
Ended8/31:                                                               Distributor1
---------------------- ------------------------- ----------------------- -------------------- ----------------------
---------------------- ------------------------- ----------------------- -------------------- ----------------------
        1999                   $533,123                $5,659,987             $484,484                 N/a
---------------------- ------------------------- ----------------------- -------------------- ----------------------
---------------------- ------------------------- ----------------------- -------------------- ----------------------
        2000                   $300,262                $1,621,384              $96,086                 N/A
---------------------- ------------------------- ----------------------- -------------------- ----------------------
---------------------- ------------------------- ----------------------- -------------------- ----------------------
        2001                   $286,624                $2,326,642             $173,514               $6,5632
---------------------- ------------------------- ----------------------- -------------------- ----------------------
1.       The  Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.
2.       The inception date of Class N shares was March 1, 2001.

------------ -------------------------- ------------------------ ------------------------- -------------------------
Fiscal       Class    A     Contingent  Class B Contingent       Class C Contingent        Class N Contingent
Year         Deferred Sales             Deferred Sales           Deferred Sales            Deferred Sales
Ended        Charges Retained           Charges Retained         Charges Retained          Charges Retained
8/31:        by Distributor             by Distributor           by Distributor            By Distributor
------------ -------------------------- ------------------------ ------------------------- -------------------------
------------ -------------------------- ------------------------ ------------------------- -------------------------
   2001               $7,594                   $643,432                  $24,027                      0
------------ -------------------------- ------------------------ ------------------------- -------------------------

         For additional  information  about  distribution  of the Fund's shares,  including fees and expenses,  please refer to "Distribution and Service Plans," below.

Distribution  and Service Plans.  The Fund has adopted a Service Plan for Class A shares and  Distribution and Service
Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act.  Under those plans the
Fund  makes  payments  to the  Distributor  for  all or a  portion  of its  costs  incurred  in  connection  with  the distribution and/or servicing of the shares of the particular class.

         Each plan has been  approved by a vote of the Board of  Trustees,  including  a majority  of the  Independent
Trustees,2 cast in person at a meeting called for the purpose of voting on that plan.

         Under the plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates  and,  in their sole discretion,  from time to time,  may use their own  resources  (at no  direct  cost to the Fund) to make  payments  to brokers,  dealers or other financial  institutions  for  distribution and  administrative  services they perform.  The
Manager  may use its  profits  from the  advisory  fee it  receives  from the  Fund.  In their  sole  discretion,  the
Distributor  and the Manager may  increase or decrease  the amount of payments  they make from their own  resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Trustees and its  Independent  Trustees  specifically  vote  annually to approve its  continuance.
Approval  must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan.  A plan may be  terminated  at any time by the  vote of a  majority  of the  Independent  Trustees  or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Trustees  and the  Independent  Trustees  must  approve all material  amendments  to a plan.  An amendment to increase  materially the amount of payments to be made under a plan must be approved by  shareholders  of the class  affected by the  amendment.  Because Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed  material amendment to the Class A Plan that would  materially  increase  payments  under the Plan.  That  approval must be by a
"majority" (as defined in the Investment Company Act) of the shares of each class, voting separately by class.

         While the Plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Board of  Trustees  at least  quarterly  for its  review.  The  Reports  shall  detail  the amount of all payments made under a plan and the purpose for which the payments  were made.  Those reports are subject to the review and approval of the Independent Trustees.

         Each Plan states that while it is in effect,  the selection and  nomination of those Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the discretion of the Independent  Trustees.  This does not prevent  the  involvement  of others in the  selection  and  nomination  process as long as the final  decision  as to selection or nomination is approved by a majority of the Independent Trustees.

      Under the plans for a class,  no payment  will be made to any  recipient  in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the recipient  for itself and its  customers  does not exceed a minimum amount,  if any, that may be set from time to time by a majority of the Independent  Trustees.  The Board of
Trustees has set no minimum amount of assets to qualify for payments under the plans.

              |_| Class A Service Plan Fees.  Under the Class A service plan, the Distributor  currently uses the fees it  receives  from the Fund to pay  brokers,  dealers  and  other  financial  institutions  (they are  referred  to as
"recipients") for personal services and account  maintenance  services they provide for their customers who hold Class
A shares. The services include,  among others,  answering customer inquiries about the Fund, assisting in establishing and maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other services at the request of the Fund or the Distributor.

         The Class A service  plan  permits  reimbursements  to the  Distributor  at a rate of up to 0.25% of  average annual net assets of Class A shares.  While the plan permits the Board to  authorize  payments to the  Distributor  to reimburse  itself for services under the plan, the Board has not yet done so. The  Distributor  makes payments to plan recipients  quarterly at an annual rate not to exceed  0.25% of the average  annual net assets  consisting  of Class A shares and held in the accounts of the recipients or their customers.

         For the fiscal year ended August 31, 2001 payments  under the Class A Plan totaled  $5,698,019,  all of which was paid by the Distributor to recipients.  That included  $370,332 paid to an affiliate of the  Distributor's  parent company.  Any  unreimbursed  expenses the Distributor  incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent  years. The Distributor may not use payments  received under the Class A Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

              |_| Class B, Class C and Class N Service and Distribution  Plan Fees. Under each plan,  service fees and distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined as of the close of each  regular  business day during the period.  The Class B, Class C and Class N plans  provide for the Distributor to be compensated at a flat rate,  whether the  Distributor's  distribution  expenses are more or less than the amounts  paid by the Fund under the plan  during the period for which the fee is paid.  The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

         The Class B, Class C and Class N plans permit the  Distributor to retain both the  asset-based  sales charges and the service fees or to pay recipients the service fee on a quarterly basis,  without payment in advance.  However, the  Distributor  currently  intends to pay the  service  fee to  recipients  in advance  for the first year after the shares are  purchased.  After the first year shares are  outstanding,  the  Distributor  makes  service  fee  payments quarterly on those shares.  The advance  payment is based on the net asset value of shares sold.  Shares  purchased by exchange  do not  qualify for the advance  service  fee  payment.  If Class B, Class C or Class N shares are  redeemed during the first year after their  purchase,  the  recipient  of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The Distributor  retains the asset-based sales charge on Class B and Class N shares. The Distributor  retains the  asset-based  sales  charge on Class C shares  during  the first  year the  shares  are  outstanding.  It pays the asset-based sales charge as an ongoing  concession to the recipient on Class C shares  outstanding for a year or more.
If a dealer has a special  agreement with the  Distributor,  the Distributor  will pay the Class B, Class C or Class N service fee and the Class B or Class C  asset-based  sales charge to the dealer  quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares without a front-end  sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The Fund pays the  asset-based  sales charges to the  Distributor  for its services  rendered in  distributing  Class B, Class C and
Class N shares. The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  concessions  to  authorized  brokers  and  dealers at the time of sale and pays  service  fees as described above,
o        may finance payment of sales  concessions  and/or the advance of the service fee payment to recipients  under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o        may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o        may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued
             because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         The sales  concession  on the sale of Class N shares will not be paid on (i)  purchases  of Class N shares in amounts of $500,000 or more by a retirement  plan that pays for the purchase with the  redemption  proceeds of Class C shares  of one or more  Oppenheimer  funds  held by the plan for more  than one year  (other  than  rollovers  from an
OppenheimerFunds-sponsored  Pinnacle or Ascender  401(k) plan to any IRA  invested  in the  Oppenheimer  funds),  (ii)
purchases  of Class N shares in amounts of $500,000 or more by a retirement  plan that pays for the purchase  with the
redemption   proceeds  of  Class  A  shares  of  one  or  more  Oppenheimer   funds  (other  than  rollovers  from  an
OppenheimerFunds-sponsored  Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer  funds), and (iii)
purchases  of Class N shares by an  OppenheimerFunds  -  sponsored  Pinnacle  or  Ascender  401(k)  plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         When  Class  B,  Class C or  Class N  shares  are  sold  without  the  designation  of a  broker-dealer,  the
Distributor is automatically  designated as the broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

       The  Distributor's  actual  expenses  in  selling  Class B,  Class C and  Class N shares  may be more  than the payments it receives from the contingent  deferred sales charges  collected on redeemed shares and from the Fund under the plans.  If the Class B, Class C or Class N plan is  terminated  by the Fund,  the Board of Trustees  may allow the
Fund to continue payments of the asset-based  sales charge to the Distributor for distributing  shares before the plan was terminated.

         All  payments  under the Class B,  Class C and Class N plans are  subject to the  limitations  imposed by the
Conduct Rules of the National  Association of Securities  Dealers,  Inc. on payments of asset-based  sales charges and service fees.

---------------------------------------------------------------------------------------------------------------------
Distribution Fees Paid to the Distributor for the Year Ended 8/31/01
---------------------------------------------------------------------------------------------------------------------
--------------------- ------------------ -------------------- ----------------------------- -------------------------
Class:                Total              Amount               Distributor's                 Distributor's
                                                              Aggregate                     Unreimbursed
                                                              Unreimbursed                  Expenses as
                      Payments           Retained by          Expenses                      % of Net Assets
                      Under Plan         Distributor          Under Plan                    of Class
--------------------- ------------------ -------------------- ----------------------------- -------------------------
--------------------- ------------------ -------------------- ----------------------------- -------------------------
Class B Plan          $4,692,665         $3,631,050           $11,679,144                   2.45%
--------------------- ------------------ -------------------- ----------------------------- -------------------------
--------------------- ------------------ -------------------- ----------------------------- -------------------------
Class C Plan          $802,801           $97,524              $1,835,823                    2.05%
--------------------- ------------------ -------------------- ----------------------------- -------------------------
--------------------- ------------------ -------------------- ----------------------------- -------------------------
Class N Plan          $530               $337                 0                             0
--------------------- ------------------ -------------------- ----------------------------- -------------------------

Performance of the Fund

Explanation of  Performance  Terminology.  The Fund uses a variety of terms to illustrate its investment  performance.
Those terms include  "cumulative  total return,"  "average  annual total return,"  "average annual total return at net asset value" and "total return at net asset value." An  explanation  of how total returns are  calculated is set forth below.  The charts  below show the Fund's  performance  as of the Fund's most recent  fiscal year end.  You can obtain current  performance  information  by  calling  the  Fund's  Transfer  Agent  at  1-800-525-7048  or by  visiting  the
OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in advertisements  must comply with rules of the Securities and  Exchange  Commission.  Those rules  describe the types of  performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by the Fund of its performance data must include the average annual total returns  for the  advertised  class of shares  of the Fund.  Those  returns  must be shown for the 1-, 5- and  10-year periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the publication of the advertisement (or its submission for publication).

         Use of standardized  performance  calculations  enables an investor to compare the Fund's  performance to the performance of other funds for the same periods.  However,  a number of factors should be considered  before using the
Fund's performance information as a basis for comparison with other investments:
         o    Total returns  measure the  performance of a hypothetical  account in the Fund over various  periods and do not show the  performance  of each  shareholder's  account.  Your  account's  performance  will vary from the model performance  data if your  dividends are received in cash, or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         o    The Fund's  performance  returns do not  reflect  the effect of taxes on  dividends  and  capital  gains distributions.
         o    An investment in the Fund is not insured by the FDIC or any other government agency.
         o    The  principal  value of the Fund's  shares and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         o    When an investor's shares are redeemed, they may be worth more or less than their original cost.

         Total  returns  for any given past period  represent  historical  performance  information  and are not,  and should not be considered, a prediction of future returns.

         The  performance  of each  class of shares is shown  separately,  because  the  performance  of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total returns  of each  class  of  shares  of the Fund  are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the maturity of debt  investments,  the types of investments the Fund holds, and its operating  expenses that are allocated to the particular class.

         |X|  Total  Return  Information.  There  are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total  return  is the  change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital  gains  distributions  are  reinvested  in  additional  shares and that the investment  is redeemed at the end of the period.  Because of  differences  in expenses for each class of shares,  the total returns for each class are separately  measured.  The cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current maximum sales charge of 5.75% (as a percentage of the  offering  price) is deducted  from the initial  investment  ("P")  (unless the return is shown  without  sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred  sales charge is applied,  depending  on the period for which the return is shown:  5.0% in the first  year,  4.0% in the second  year,
3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the one-year period. For Class N shares, the 1%  contingent  deferred  sales  charge is deducted  for returns for the  one-year  and  life-of-class  periods as applicable.

              |_| Average  Annual Total Return.  The "average  annual total return" of each class is an average annual compounded  rate of return for each year in a specified  number of years. It is the rate of return based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n"
in the formula) to achieve an Ending  Redeemable  Value ("ERV" in the  formula) of that  investment,  according to the following formula:

                                                   [OBJECT OMITTED]

              |_| Cumulative Total Return. The "cumulative total return"  calculation  measures the change in value of a hypothetical  investment of $1,000 over an entire period of years.  Its calculation uses some of the same factors as average annual total return,  but it does not average the rate of return on an annual basis.  Cumulative  total return is determined as follows:

                                                   [OBJECT OMITTED]

              |_| Total  Returns  at Net Asset  Value.  From time to time the Fund may also quote a  cumulative  or an average  annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B or Class N shares.  Each is based on the  difference  in net asset value per share at the beginning and the end of the period for a  hypothetical  investment  in that class of shares  (without  considering  front-end or  contingent  deferred  sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

---------------------------------------------------------------------------------------------------------------------------
                                  The Fund's Total Returns for the Periods Ended 8/31/01
---------------------------------------------------------------------------------------------------------------------------
--------------- --------------------------- -------------------------------------------------------------------------------
Class of        Cumulative Total                                     Average Annual Total Returns
Shares          Returns (10 years or
                Life of Class)
--------------- --------------------------- -------------------------------------------------------------------------------
--------------- --------------------------- -------------------------- ------------------------ ---------------------------
                                                     1-Year                    5-Year                    10-Year
                                                                         (or life-of-class)         (or life-of-class)
--------------- --------------------------- -------------------------- ------------------------ ---------------------------
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
                After         Without       After        Without       After       Without      After        Without
                Sales         Sales         Sales        Sales         Sales       Sales        Sales        Sales
                Charge        Charge        Charge       Charge        Charge      Charge       Charge       Charge
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
Class A           186.19%       203.64%        0.70%        6.84%        11.17%      12.49%       11.09%        11.75%
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
Class B           131.05%2      131.05%2       1.11%        6.05%        11.33%      11.59%       10.98%2       10.98%2
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
Class C           90.42%3       90.42%3        5.01%        6.00%        11.60%      11.60%       11.67%3       11.67%3
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
Class N           -1.16%4       -0.18%4       -0.16%4      -0.18%4        N/A          N/A          N/A           N/A
--------------- ------------- ------------- ------------ ------------- ----------- ------------ ------------ --------------
1. Inception of Class A: 12/1/70
2.  Inception of Class B: 8/17/93.  Because  Class B shares  convert to Class A shares 72 months after  purchase,  the
"Life-of-Class" return for Class B shares uses Class A performance for the period after conversion.
3. Inception of Class C: 11/1/95
4. Inception of Class N: 3/1/01. For the period from 3/1/01 (inception of offering) to August 31, 2001.

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an appropriate  broadly-based market index in its Annual Report to  shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other mutual  funds,  or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

              |_| Lipper  Rankings.  From time to time the Fund may  publish  the  ranking of the  performance  of its classes  of shares  by  Lipper  Analytical  Services,  Inc.  Lipper is a  widely-recognized  independent  mutual  fund monitoring service.  Lipper monitors the performance of regulated investment companies,  including the Fund, and ranks their  performance for various periods in categories  based on investment  styles.  Lipper  currently ranks the Fund's performance  against all other equity income funds.  The Lipper  performance  rankings are based on total returns that include the  reinvestment of capital gain  distributions  and income  dividends but do not take sales charges or taxes into consideration.  Lipper also publishes  "peer-group"  indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

              |_| Morningstar  Rankings.  From time to time the Fund may publish the ranking and/or star rating of the performance  of its  classes  of  shares  by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international  stock funds, taxable bond funds and municipal bond funds. The Fund is included in the domestic stock category.

         Morningstar  proprietary star rankings reflect  historical  risk-adjusted  total investment  return. For each fund  with at least a  three-year  history,  Morningstar  calculates  a  Morningstar  RatingTM  metric  each  month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's  load-adjusted  return for the same period,  and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset  class  receive 5 stars,  the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5% receive 2 stars and the bottom 10% receive
1 star.  The Overall  Morningstar  Rating for a fund is derived  from a weighted  average of the  performance  figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.
         The Fund may also compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk adjusted.  For example if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

         |_| Performance  Rankings and Comparisons by Other Entities and Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information  about the Fund cited in newspapers and other  periodicals  such as The New York Times,  The Wall Street  Journal,  Barron's,  or similar  publications.  That information may include performance quotations from other sources,  including Lipper and Morningstar.  The performance of the Fund's  classes of shares may be compared in  publications  to the  performance  of various  market  indices or other  investments,  and  averages,  performance  rankings  or other  benchmarks  prepared by  recognized  mutual fund statistical services.

         Investors  may also wish to compare the  returns on the Fund's  share  classes to the return on  fixed-income
investments  available  from  banks  and  thrift  institutions.   Those  include  certificates  of  deposit,  ordinary
interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the
FDIC or any other agency and will fluctuate  daily,  while bank depository  obligations may be insured by the FDIC and may provide  fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities is backed by the full faith and credit of the U.S. government.

         From time to time,  the Fund may publish  rankings or ratings of the  Manager or Transfer  Agent,  and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the
Oppenheimer  funds  themselves.  Those ratings or rankings of shareholder  and investor  services by third parties may include  comparisons  of their  services to those  provided by other  mutual fund  families  selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking service itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time  the Fund may  include  in its  advertisements  and  sales  literature  the  total  return performance of a hypothetical  investment  account that includes shares of the Fund and other  Oppenheimer  funds. The combined  account may be part of an illustration of an asset  allocation  model or similar  presentation.  The account performance  may combine total return  performance of the Fund and the total return  performance of other  Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for illustrative or comparative  purposes,  statistical data or other  information about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of  certain  securities  or  commodities  markets or  segments  of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the  earnings of  companies  included in segments of  particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the  gross  national  or gross  domestic  product  of the  United  States  or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate  performance,  risk, or other characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.  Appendix C contains more information  about the special sales charge  arrangements  offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the Distributor is instructed to initiate the Automated  Clearing House ("ACH")
transfer to buy the shares.  Dividends will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  Federal Funds for the purchase  through the ACH system before the close of The New
York Stock  Exchange.  The Exchange  normally  closes at 4:00 P.M.,  but may close earlier on certain days. If Federal
Funds are  received on a business day after the close of the  Exchange,  the shares will be  purchased  and  dividends will begin to accrue on the next regular  business  day. The proceeds of ACH  transfers  are normally  received by the
Fund 3 days after the transfers are initiated.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As  discussed  in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers making such sales.  No sales charge is imposed in certain other  circumstances  described in Appendix C to this Statement of Additional  Information  because the Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of  Accumulation.  To qualify for the lower sales  charge  rates that apply to larger  purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual  accounts  (including IRAs and 403(b) plans),  or for your joint  accounts,  or for trust or  custodial  accounts  on behalf of your  children  who are minors, and
o        Current  purchases of Class A and Class B shares of the Fund and other  Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and  Class B  shares  of  Oppenheimer  funds  you  previously  purchased  subject  to an  initial  or contingent  deferred  sales charge to reduce the sales  charge rate for current  purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current  offering  price, of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current  purchases.  You must request it when you buy shares.
         |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund

And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.
1"OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the  money  market  funds.  Under  certain  circumstances  described  in this  Statement  of  Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters  of  Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the
Fund and other Oppenheimer  funds during a 13-month period,  you can reduce the sales charge rate that applies to your purchases  of Class A shares.  The total  amount of your  intended  purchases  of both Class A and Class B shares will determine  the  reduced  sales  charge  rate for the Class A shares  purchased  during  that  period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an  investor's  statement in writing to the  Distributor  of the  intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds) during a 13-month period (the
"Letter of Intent  period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced  sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the
Letter will be made at the public  offering  price  (including  the sales  charge) that  applies to a single  lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor  makes no commitment to purchase  shares.  However,  if the  investor's purchases  of shares  within  the  Letter of  Intent  period,  when  added to the  value  (at  offering  price) of the investor's  holdings of shares on the last day of that period,  do not equal or exceed the intended  purchase  amount, the  investor  agrees to pay the  additional  amount of sales  charge  applicable  to such  purchases.  That amount is described  in "Terms of  Escrow,"  below  (those  terms may be  amended  by the  Distributor  from time to time).  The investor  agrees  that  shares  equal in value to 5% of the  intended  purchase  amount  will be held in escrow by the
Transfer Agent subject to the Terms of Escrow.  Also, the investor  agrees to be bound by the terms of the Prospectus, this  Statement  of  Additional  Information  and the  Application  used for a Letter of  Intent.  If those  terms are amended,  as they may be from time to time by the Fund, the investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases made during the Letter of Intent period do not equal or exceed the intended purchase  amount,  the  commissions  previously  paid to the dealer of record for the  account and the amount of sales charge  retained by the  Distributor  will be adjusted to the rates  applicable  to actual total  purchases.  If total eligible  purchases  during the Letter of Intent  period  exceed the  intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of  concessions  allowed or paid to the dealer over the amount of  concessions  that apply to the  actual  amount of  purchases.  The  excess  concessions  returned  to the  Distributor  will be used to  purchase additional  shares  for the  investor's  account  at the net  asset  value  per  share in  effect  on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer  Agent will not hold shares in escrow for purchases of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended  purchase amount under a
Letter of Intent  entered into by an  OppenheimerFunds  prototype  401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  concessions  paid to the  broker-dealer  or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the  investor  to advise the  Distributor  about the Letter in placing  any  purchase  orders for the  investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

         |_| Terms of Escrow That Apply to Letters of Intent.

         1. Out of the initial  purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price  adjusted for a $50,000  purchase).  Any  dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2. If the total minimum investment  specified under the Letter is completed within the thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3. If, at the end of the  thirteen-month  Letter of Intent period the total purchases  pursuant to the Letter are less than the intended  purchase  amount  specified in the Letter,  the investor must remit to the  Distributor an amount  equal to the  difference  between the dollar  amount of sales  charges  actually  paid and the amount of sales charges  which would have been paid if the total amount  purchased  had been made at a single time.  That sales charge adjustment  will apply to any shares  redeemed  prior to the  completion  of the Letter.  If the  difference  in sales charges is not paid within  twenty days after a request from the  Distributor  or the dealer,  the  Distributor  will, within sixty days of the  expiration  of the Letter,  redeem the number of escrowed  shares  necessary to realize such difference  in sales  charges.  Full and  fractional  shares  remaining  after such  redemption  will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge,  the sales charge will be withheld from the redemption proceeds.

         4. By  signing  the  Letter,  the  investor  irrevocably  constitutes  and  appoints  the  Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

         5. The  shares  eligible  for  purchase  under the Letter  (or the  holding  of which may be  counted  toward completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer funds that were  acquired  subject to a Class A initial or contingent  deferred  sales charge or (2)
                  Class B shares of one of the other  Oppenheimer  funds that were  acquired  subject to a  contingent deferred sales charge.

         6. Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is  requested,  as  described  in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset Builder Plans. To establish an Asset Builder Plan to buy shares  directly from a bank account,  you must enclose a check (the minimum is $25) for the initial  purchase with your  application.  Shares purchased by Asset Builder Plan payments  from bank  accounts  are  subject to the  redemption  restrictions  for recent  purchases  described  in the
Prospectus.  Asset  Builder  Plans are  available  only if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for OppenheimerFunds  employer-sponsored  qualified  retirement accounts.  Asset Builder Plans also enable  shareholders  of Oppenheimer  Cash Reserves to use their fund account to make monthly  automatic  purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to  purchase  shares of the Fund,  your bank  account  will be debited  automatically.  Normally the debit will be made two business days prior to the investment  dates you selected on your Application.  Neither the Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish  Asset  Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your  financial  advisor  (or the  Distributor)  and  request  an  application  from  the  Distributor.  Complete  the application  and  return  it. You may change  the  amount of the Asset  Builder  payment  or you can  terminate  these automatic  investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable  period
(approximately  10 days) after receipt of your  instructions  to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of  Additional  Information.  Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith,  Inc.  ("Merrill  Lynch") or an independent  record keeper that has a contract or special  arrangement  with Merrill  Lynch.  If on the date the plan  sponsor  signed the
Merrill  Lynch  record  keeping  service  agreement  the Plan has less than $3 million in assets  (other  than  assets invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class
B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the  Fund  will  have  their  Class B shares  converted  to Class A shares  of the  Fund  when the  Plan's  applicable investments reach $5 million.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for example,  when a purchase check is returned to the Fund unpaid)  causes a loss to be incurred  when the net asset value of the Fund's  shares on the  cancellation  date is less than on the purchase date.  That loss is equal to the amount of the decline in the net asset value per share  multiplied by the number of shares in the purchase order.  The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss,  the  Distributor  will do so. The Fund may reimburse the Distributor for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund.  However,  each class has different  shareholder  privileges and features.  The net income  attributable  to
Class B, Class C or Class N shares  and the  dividends  payable on Class B, Class C or Class N shares  will be reduced by incremental  expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which
Class B, Class C and Class N shares are subject.

         The  availability  of  different  classes of shares  permits an investor  to choose the method of  purchasing shares that is more  appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares,  and other relevant  circumstances.  Class A shares normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial sales charge,  the purpose of the deferred sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial  sales  charge  on  Class A shares  - to  compensate  the  Distributor  and  brokers,  dealers  and  financial institutions  that sell shares of the Fund.  A  salesperson  who is entitled to receive  compensation  from his or her firm for selling  Fund shares may receive  different  levels of  compensation  for selling one class of shares  rather than another.

         The  Distributor  will not  accept  any  order in the  amount  of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor  (not  including  dealer  "street  name" or omnibus accounts).  That is because  generally it will be more  advantageous  for that investor to purchase  Class A shares of the Fund.

         |_| Class A Shares  Subject to a Contingent  Deferred  Sales Charge.  For purchases of Class A shares subject to a  contingent  deferred  sales  charge as described in the  Prospectus,  no sales  concessions  will be paid to the broker-dealer  of record,  as described in the  Prospectus,  on sales of Class A shares  purchased with the redemption proceeds of shares of another mutual fund offered as an investment  option in a retirement  plan in which  Oppenheimer funds are also  offered as  investment  options  under a special  arrangement  with the  Distributor,  if the purchase occurs  more  than  30 days  after  the  Oppenheimer  funds  are  added  as an  investment  option  under  that  plan.
Additionally,  that  concession  will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

              |_| Class B Conversion.  Under  current  interpretation  of  applicable  federal tax law by the Internal
Revenue  Service,  the  conversion  of Class B shares to Class A shares  after six years is not  treated  as a taxable event for the  shareholder.  For the  shareholder,  if those laws,  or the IRS  interpretation  of those laws,  should change,  the automatic  conversion  feature may be suspended.  In that event, no further  conversion of Class B shares would occur while that  suspension  remained in effect.  Although  Class B shares could then be exchanged  for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee, such exchange could  constitute a taxable event for the  shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Availability of Class N Shares.  In addition to the  description of the types of retirement  plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional  Information)  which have entered into a special agreement with the Distributor for that purpose,
o        to  Retirement  Plans  qualified  under  Sections  401(a)  or  401(k)  of  the  Internal  Revenue  Code,  the
                 recordkeeper  or  the  plan  sponsor  for  which  has  entered  into a  special  agreement  with  the
                 Distributor,
o        to  Retirement  Plans of a plan  sponsor  where  the  aggregate  assets  of all such  plans  invested  in the
                 Oppenheimer funds is $500,000 or more,
o        to  OppenheimerFunds-sponsored  Ascender 401(k) plans that pay for the purchase with the redemption  proceeds of Class A shares of one or more Oppenheimer funds,
o        to certain  customers of  broker-dealers  and financial  advisors that are identified in a special  agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

         The sales  concession  and the advance of the service fee, as described in the  Prospectus,  will not be paid to dealers of record on sales of Class N shares on:
o        purchases  of Class N shares in amounts of $500,000 or more by a  retirement  plan that pays for the purchase with  the  redemption  proceeds  of Class A  shares  of one or more  Oppenheimer  funds  (other  than rollovers  from an  OppenheimerFunds-sponsored  Pinnacle or Ascender  401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases  of Class N shares in amounts of $500,000 or more by a  retirement  plan that pays for the purchase with the  redemption  proceeds  of Class C shares of one or more  Oppenheimer  funds held by the plan for more  than  one  year  (other  than  rollovers  from an  OppenheimerFunds-sponsored  Pinnacle  or
                 Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
              o  on  purchases  of Class N shares by an  OppenheimerFunds-sponsored  Pinnacle or Ascender  401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

              |_| Allocation of Expenses.  The Fund pays expenses related to its daily  operations,  such as custodian bank fees,  Trustees' fees,  transfer agency fees,  legal fees and auditing costs.  Those expenses are paid out of the
Fund's  assets and are not paid  directly  by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for  calculating  the net asset  value,  dividends  and  distributions  of the Fund's share classes  recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated  pro rata to the shares of all  classes.  The  allocation  is based on the  percentage  of the Fund's  total assets that is  represented  by the assets of each class,  and then equally to each  outstanding  share within a given class. Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of  shareholder  reports,  Prospectuses,  Statements  of  Additional  Information  and  other  materials  for  current shareholders,  fees to  unaffiliated  Trustees,  custodian  bank  expenses,  share issuance  costs,  organization  and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that  are  directly  attributable  to a  particular  class  are  allocated  equally  to each outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees, transfer and shareholder  servicing  agent fees and expenses,  and  shareholder  meeting  expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset values per share of each class of shares of the Fund are determined  as of the close of business  of The New York Stock  Exchange  on each day that the  Exchange is open.  The calculation  is done by dividing  the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example, in case of weather  emergencies or on days falling before a holiday).  The Exchange's most  recent  annual  announcement  (which  is  subject  to  change)  states  that it will  close on New  Year's  Day,
Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,  Thanksgiving
Day and Christmas Day. It may also close on other days.

         Dealers other than Exchange  members may conduct trading in certain  securities on days on which the Exchange is closed  (including  weekends and U. S. holidays) or after 4:00 P.M. on a regular  business day.  Because the Fund's net asset values will not be  calculated  on those days,  the Fund's net asset  values per share may be  significantly affected on such days when  shareholders  may not  purchase or redeem  shares.  Additionally,  trading on European and
Asian stock  exchanges  and  over-the-counter  markets  normally is  completed  before the close of The New York Stock
Exchange.

         Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those  securities are determined,  but before the close of The New York Stock  Exchange,  will not be reflected in the Fund's  calculation of its net asset values that day unless the Manager  determines that the event is likely to effect a material change in the value of the security.  The Manager,  or an internal valuation  committee established  by the Manager,  may  establish a valuation,  under  procedures  established  by the Board and subject to approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X| Securities  Valuation.  The Fund's Board of Trustees has established  procedures for the valuation of the
Fund's securities. In general those procedures are as follows:

         o    Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale  information  is  regularly  reported,  they are valued at the last  reported  sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information  is not  available on a valuation  date,  they are valued at the last reported sale price  preceding  the  valuation  date if it is within the spread of the  closing  "bid" and "asked"
                  prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.
         o    Equity securities traded on a foreign  securities  exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price  obtained  by the  Manager  from the  report of the  principal  exchange  on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices  obtained from the principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
         o    Long-term  debt  securities  having a remaining  maturity  in excess of 60 days are valued  based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service  approved by the Fund's Board of
Trustees  or  obtained  by the  Manager  from two active  market  makers in the  security  on the basis of  reasonable inquiry.
         o    The following  securities  are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service  approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when issued and have a remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a  maturity  of 397 days or less when  issued and which have a remaining maturity of 60 days or less.
         o    The following  securities  are valued at cost,  adjusted for  amortization  of premiums and accretion of discounts:
(1)      money market debt securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         o    Securities (including restricted securities) not having  readily-available  market quotations are valued at fair value  determined under the Board's  procedures.  If the Manager is unable to locate two market makers willing to give  quotes,  a security  may be priced at the mean  between  the "bid" and  "asked"  prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the  case  of  U.S.  government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale information is not generally  available,  the Manager may use pricing services approved by the Board of Trustees.  The pricing  service may use  "matrix"  comparisons  to the prices for  comparable instruments  on the basis of  quality,  yield  and  maturity.  Other  special  factors  may be  involved  (such as the tax-exempt  status of the  interest  paid by  municipal  securities).  The Manager  will  monitor the  accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value foreign  currency,  including  forward  contracts,  and to convert to U.S. dollars  securities that are denominated in foreign currency.

         Puts,  calls,  and  futures  are valued at the last sale price on the  principal  exchange  on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the
Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the  closing  "bid" and  "asked"  prices on the  principal  exchange or on NASDAQ on the valuation  date.  If not,  the value  shall be the  closing  bid price on the  principal  exchange or on NASDAQ on the valuation  date. If the put, call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between "bid" and "asked" prices  obtained by the Manager from two active market makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount equal to the premium  received is included in the Fund's Statement of Assets and  Liabilities  as an asset.  An  equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.
If a call or put written by the Fund  expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters into a closing purchase  transaction,  it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing  transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The  information  below  supplements  the  terms  and  conditions  for  redeeming  shares  set  forth  in the
Prospectus.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder may reinvest all or part of the redemption proceeds of:
         o    Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent deferred sales charge was paid, or
         o    Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable  as described  in "How to Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.
The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to Class C shares. The Fund may amend,  suspend or cease offering this reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital  gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains tax payable on that gain. If there has been a capital loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing  and amount of the  reinvestment.  Under the  Internal
Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain recognized from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption is  ordinarily  made in cash.  However,  under  certain  circumstances,  the  Board of  Trustees  of the Fund may  determine  that it would be detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the  Fund  may pay the  redemption  proceeds  in  whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company  Act.  Under that rule,  the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind,  the redeeming  shareholder  might incur  brokerage  or other  costs in selling  the  securities  for cash.  The Fund will value  securities  used to pay redemptions  in kind using the same  method the Fund uses to value its  portfolio  securities  described  above  under
"Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption  price is determined.

Involuntary  Redemptions.  The Fund's  Board of  Trustees  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $200 or such lesser  amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market  fluctuations.  If the
Board  exercises  this  right,  it may also fix the  requirements  for any notice to be given to the  shareholders  in question (not less than 30 days).  The Board may  alternatively  set  requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of transfer to the name of another  person or entity.  It does not matter  whether the transfer  occurs by absolute  assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares  subject to a contingent  deferred  sales charge are  transferred,  the  transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the transferee  shareholder  had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all  shares  held in an account  are  transferred,  and some but not all  shares in the  account would be subject to a contingent deferred sales charge if redeemed at the time of transfer,  the priorities  described in the  Prospectus  under  "How to Buy  Shares"  for the  imposition  of the  Class B,  Class C or Class N  contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Sending  Redemption  Proceeds by Wire. The wire of redemption  proceeds may be delayed if the Fund's custodian bank is not open for  business  on a day when the Fund would  normally  authorize  the wire to be made,  which is usually  the
Fund's next regular business day following the redemption.  In those  circumstances,  the wire will not be transmitted until the next bank  business day on which the Fund is open for  business.  No dividends  will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions  From Retirement  Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial plans,  401(k) plans or pension or  profit-sharing  plans should be addressed to "Trustee,  OppenheimerFunds
Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information. The request must
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.
         Participants  (other than  self-employed  persons) in  OppenheimerFunds-sponsored  pension or  profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts. The plan administrator or fiduciary must sign the request.

         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal
Revenue  Code and certain  documents  (available  from the  Transfer  Agent) must be  completed  and  submitted to the
Transfer Agent before the  distribution  may be made.  Distributions  from retirement plans are subject to withholding requirements  under the  Internal  Revenue  Code,  and IRS Form  W-4P  (available  from the  Transfer  Agent)  must be submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.  Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal  Revenue Code requires that tax be withheld  from any  distribution  even if the  shareholder  elects not to have tax withheld.  The
Fund,  the  Manager,  the  Distributor,  and the  Transfer  Agent  assume no  responsibility  to  determine  whether a distribution  satisfies  the  conditions  of  applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares from Dealers and  Brokers.  The  Distributor  is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their  broker or dealer to  arrange  this type of  redemption.  The  repurchase  price per share will be the net asset value  next  computed  after the  Distributor  receives  an order  placed by the  dealer or  broker.  However,  if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been  transmitted  to and received by the  Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for  accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three  business  days after the shares have been redeemed upon the  Distributor's  receipt of the required  redemption documents in proper form. The  signature(s)  of the registered  owners on the redemption  documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the  Transfer  Agent to  redeem  shares  (having  a value of at least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested by telephone if payments  are to be made by check  payable to all  shareholders  of record.  Payments must also be sent to the  address of record for the  account and the  address  must not have been  changed  within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments  are  normally  made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal  Plan payments  transferred  to the bank account  designated on the
Account Application or by  signature-guaranteed  instructions sent to the Transfer Agent. Shares are normally redeemed pursuant to an Automatic  Withdrawal  Plan three business days before the payment  transmittal  date you select in the
Account  Application.  If a contingent  deferred  sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee  receipt of a payment on the date requested.  The Fund reserves the right to amend, suspend  or  discontinue  offering  these  plans at any time  without  prior  notice.  Class  B,  Class C and  Class N shareholders should not establish automatic  withdrawal plans,  because of the potential  imposition of the contingent deferred  sales charge on such  withdrawals  (except where the Class B, Class C or Class N contingent  deferred  sales charge is waived as described in Appendix C to this Statement of Additional Information

         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply to such plans,  as stated below.  These  provisions may be amended from time to time by the Fund and/or the
Distributor. When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange  Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically  on a monthly, quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged to
each  other  fund  account  is  $25.   Instructions  should  be  provided  on  the  OppenheimerFunds   Application  or
signature-guaranteed  instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to exchanges  as set forth in "How to  Exchange  Shares" in the  Prospectus  and below in this  Statement  of  Additional
Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as  necessary to meet  withdrawal  payments.
Shares acquired without a sales charge will be redeemed first.  Shares acquired with reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments.  Depending upon the amount withdrawn, the investor's principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s)
(the  "Planholder") who executed the Plan authorization and application  submitted to the Transfer Agent.  Neither the
Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the
Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund purchased  for and held under the Plan,  but the  Transfer  Agent will  credit all such  shares to the  account of the
Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the certificate may be held under the
Plan.

         For accounts  subject to Automatic  Withdrawal  Plans,  distributions  of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be  redeemed to make  withdrawal  payments  at the net asset  value per share  determined  on the redemption  date.  Checks or  AccountLink  payments  representing  the proceeds of Plan  withdrawals  will normally be transmitted  three  business  days prior to the date  selected  for receipt of the  payment,  according  to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the  interval of  disbursement  payments  and the address to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.
The Planholder  should allow at least two weeks' time after mailing such  notification  for the requested change to be put in effect.  The Planholder  may, at any time,  instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions to the Transfer  Agent to terminate a Plan.  The Transfer Agent will also terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the  Planholder.  The account will  continue as a  dividend-reinvestment,  uncertificated  account  unless and until proper  instructions are received from the Planholder,  his or her executor or guardian,  or another  authorized person.

         To use shares  held under the Plan as  collateral  for a debt,  the  Planholder  may  request  issuance  of a portion of the shares in  certificated  form.  Upon written  request  from the  Planholder,  the  Transfer  Agent will determine the number of shares for which a certificate  may be issued without  causing the withdrawal  checks to stop.
However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be  exchanged  only for  shares of the same  class of other  Oppenheimer  funds.  Shares of  Oppenheimer funds that have a single class  without a class  designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer  funds currently offer Class A, B and C shares except  Oppenheimer  Money Market Fund,
     Inc., Centennial Money Market Trust,  Centennial Tax Exempt Trust,  Centennial  Government Trust,  Centennial New
     York Tax Exempt Trust,  Centennial  California Tax Exempt Trust,  and Centennial  America Fund,  L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of  Oppenheimer  Cash Reserves are generally  available  only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of Oppenheimer  Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds currently offer Class N shares,  which are only offered to retirement  plans as described in the  Prospectus.  Class N shares can be  exchanged  only for Class N shares of other  Oppenheimer funds.
o        Class M shares of Oppenheimer  Convertible  Securities Fund may be exchanged only for Class A shares of other
     Oppenheimer  funds.  They may not be acquired by exchange of shares of any class of any other  Oppenheimer  funds except Class A shares of  Oppenheimer  Money Market Fund or  Oppenheimer  Cash  Reserves  acquired by exchange of
     Class M shares.
o        Class X shares of Limited  Term New York  Municipal  Fund can be  exchanged  only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer  Capital  Preservation Fund may not be exchanged for shares of Oppenheimer Money Market
     Fund,  Inc.,  Oppenheimer  Cash Reserves or  Oppenheimer  Limited-Term  Government  Fund.  Only  participants  in certain  retirement  plans  may  purchase  shares  of  Oppenheimer  Capital  Preservation  Fund,  and only  those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares  of  Oppenheimer  Senior  Floating  Rate  Fund are not  available  by  exchange  of  shares of
     Oppenheimer  Money Market Fund or Class A shares of Oppenheimer  Cash Reserves.  If any Class A shares of another
     Oppenheimer  fund that are exchanged for Class A shares of Oppenheimer  Senior  Floating Rate Fund are subject to the Class A contingent  deferred sales charge of the other Oppenheimer fund at the time of exchange,  the holding period for that Class A contingent  deferred  sales  charge will carry over to the Class A shares of  Oppenheimer
     Senior Floating Rate Fund acquired in the exchange.  The Class A shares of Oppenheimer  Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal  Charge of Oppenheimer  Senior Floating
     Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select Managers  Mercury Advisors S&P Index Fund
     and  Oppenheimer  Select  Managers  QM  Active  Balanced  Fund are only  available  to  retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be exchanged at net asset value for shares of any money market fund offered by the  Distributor.  Shares of any money market fund  purchased  without a sales charge may be exchanged  for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales  charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund,  Inc.  purchased  with the  redemption  proceeds of shares of other mutual funds (other than funds managed by the Manager or its  subsidiaries)  redeemed within the 30 days prior to that purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds  without being subject to an initial sales charge or  contingent  deferred  sales charge.  To qualify for that  privilege,  the investor or the  investor's dealer must notify the  Distributor  of eligibility  for this  privilege at the time the shares of  Oppenheimer  Money
Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions  from any of the other  Oppenheimer funds or from any unit investment trust for which  reinvestment  arrangements  have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  Although the Fund may impose these  changes at any time,  it will  provide  you with  notice of those  changes  whenever it is required to do so by applicable  law. It may be  required  to provide 60 days  notice  prior to  materially  amending  or  terminating  the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.
         |_| How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares acquired by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent deferred sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class
B contingent  deferred  sales charge is imposed on Class B shares  acquired by exchange if they are redeemed  within 6 years of the initial  purchase of the  exchanged  Class B shares.  The Class C  contingent  deferred  sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C  shares.  With  respect  to Class N  shares,  if you  redeem  your  shares  within 18 months of the retirement  plan's first purchase or the retirement  plan  eliminates the Fund as a plan  investment  option within 18 months of  selecting  the Fund, a 1%  contingent  deferred  sales charge will be imposed on the plan.  With respect to
Class N shares,  a 1% contingent  deferred sales charge will be imposed if the retirement plan (not including IRAs and
403(b) plans) is terminated or Class N shares of all Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares  are  redeemed  within 18 months  after the  plan's  first  purchase  of Class N shares of any
Oppenheimer  fund or with respect to an individual  retirement plan or 403(b) plan, Class N shares are redeemed within
18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B or Class C shares are redeemed to effect an exchange,  the  priorities  described in "How To Buy
Shares" in the Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be followed in determining the order in which the shares are exchanged.  Before exchanging  shares,  shareholders  should take into  account how the  exchange  may affect any  contingent  deferred  sales  charge that might be imposed in the subsequent  redemption  of remaining  shares.  Shareholders  owning  shares of more than one class must specify  which class of shares they intend to exchange.

         |_| Limits on Multiple  Exchange Orders.  The Fund reserves the right to reject telephone or written exchange requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |_| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the  exchange is to be made.  Otherwise,  the investor  must obtain a Prospectus  of that fund before the exchange  request may be submitted.  If all telephone lines are busy (which might occur,  for example, during periods of substantial market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |_|  Processing  Exchange  Requests.  Shares to be  exchanged  are  redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be  acquired  are  purchased  on the  Redemption  Date,  but such  purchases  may be delayed by either fund up to five business days if it determines that it would be  disadvantaged  by an immediate  transfer of the redemption  proceeds.
The Fund  reserves  the right,  in its  discretion,  to refuse any  exchange  request  that may  disadvantage  it. For example,  if the receipt of multiple  exchange  requests  from a dealer  might  require the  disposition  of portfolio securities at a time or at a price that might be  disadvantageous  to the Fund, the Fund may refuse the request.  When you  exchange  some or all of your shares  from one fund to another,  any  special  account  feature  such as an Asset
Builder  Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund  account  unless you tell the Transfer
Agent not to do so. However,  special  redemption and exchange features such as Automatic Exchange Plans and Automatic
Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the  number of  shares  exchanged  may be less than the  number requested  if the  exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include shares covered by a share  certificate that is not tendered with the request.  In those cases, only the shares available for exchange without  restriction will be exchanged.

         The different  Oppenheimer funds available for exchange have different  investment  objectives,  policies and risks.  A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax consequences of an exchange.  For federal income tax purposes,  an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege,"  above,  discusses some of the tax  consequences of reinvestment of redemption  proceeds in such cases.  The Fund, the  Distributor,  and the Transfer  Agent are unable to provide  investment,  tax or legal advice to a  shareholder  in  connection  with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the  composition of the Fund's  portfolio,  and expenses borne by the Fund or borne separately by a class.  Dividends are calculated in the same manner,  at the same time, and on the same day for each class of shares.  However,  dividends  on Class B, Class C and Class N shares are expected to be lower than dividends on Class A shares.  That is because of the effect of the asset-based  sales charge on Class B,
Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented  by checks  returned to the Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of  Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable  the  investor  to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be  subject  to state escheatment  laws, and the Fund and the Transfer  Agent will not be liable to  shareholders  or their  representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends and  Distributions.  The federal tax treatment of the Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus.

         Special  provisions  of the Internal  Revenue Code govern the  eligibility  of the Fund's  dividends  for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains distributions are not eligible for the  deduction.  The  amount of  dividends  paid by the Fund that may  qualify  for the  deduction  is  limited to the aggregate amount of qualifying  dividends that the Fund derives from portfolio  investments that the Fund has held for a minimum period,  usually 46 days. A corporate  shareholder  will not be eligible for the deduction on dividends paid on Fund  shares  held for 45 days or less.  To the extent the Fund's  dividends  are  derived  from gross  income from option  premiums,  interest  income  or  short-term  gains  from the sale of  securities  or  dividends  from  foreign corporations, those dividends will not qualify for the deduction.

         Under the  Internal  Revenue  Code,  by December 31 each year,  the Fund must  distribute  98% of its taxable investment  income  earned from January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through  October 31 of the current  year.  If it does not, the Fund must pay an excise  tax on the  amounts  not  distributed.  It is  presently  anticipated  that the Fund  will  meet  those requirements.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would be in the best interests of shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital gains  available for distribution to shareholders.

         The Fund intends to qualify as a "regulated  investment  company"  under the Internal  Revenue Code (although it reserves the right not to qualify).  That qualification  enables the Fund to "pass through" its income and realized capital gains to  shareholders  without having to pay tax on them. This avoids a double tax on that income and capital gains,  since  shareholders  normally  will be taxed on the  dividends  and capital  gains they  receive from the Fund
(unless the Fund's shares are held in a retirement  account or the  shareholder is otherwise  exempt from tax). If the
Fund  qualifies  as a  "regulated  investment  company"  under the Internal  Revenue  Code,  it will not be liable for federal  income  taxes on amounts  paid by it as  dividends  and  distributions.  The Fund  qualified  as a  regulated investment  company in its last fiscal year. The Internal  Revenue Code contains a number of complex tests relating to qualification  which the Fund  might not meet in any  particular  year.  If it did not so  qualify,  the Fund would be treated for tax purposes as an ordinary corporation and receive no tax deduction for payments made to shareholders.

         If prior  distributions made by the Fund must be  re-characterized  as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's  investment  policies,  they will be identified as such in notices sent to shareholders.
Dividend  Reinvestment in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends  and/or capital gains  distributions  in shares of the same class of any of the other  Oppenheimer  funds listed  above.  Reinvestment will be made  without  sales charge at the net asset value per share in effect at the close of business on the payable date of the  dividend or  distribution.  To elect this  option,  the  shareholder  must notify the  Transfer  Agent in writing and must have an existing  account in the fund  selected for  reinvestment.  Otherwise the  shareholder  first must obtain a prospectus for that fund and an  application  from the  Distributor  to establish an account.  Dividends and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc.,  a  subsidiary  of the  Manager  that acts as the Fund's
Distributor.  The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the  Manager.  It is responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder servicing and administrative  functions.  It serves as the  Transfer  Agent for an annual per account  fee.  It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct  inquiries  about their  accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The  Custodian  Bank.  The  Bank of New  York is the  custodian  bank  of the  Fund's  assets.  The  custodian  bank's responsibilities  include  safeguarding and controlling the Fund's  portfolio  securities and handling the delivery of such  securities  to and from the Fund.  It is the  practice of the Fund to deal with the  custodian  bank in a manner uninfluenced by any banking  relationship the custodian bank may have with the Manager and its affiliates.  The Fund's cash balances with the custodian  bank in excess of $100,000 are not  protected by federal  deposit  insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  Deloitte  & Touche,  LLP are the  independent  auditors  of the Fund.  They  audit the  Fund's financial  statements and perform other related audit services.  They also act as auditors for the Manager and certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

================================================================================
THE BOARD OF TRUSTEES AND SHAREHOLDERS OF
OPPENHEIMER CAPITAL INCOME FUND:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Capital Income Fund, including the statement of investments, as of
August 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the
Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Capital Income Fund as of August 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
September 24, 2001

STATEMENT OF INVESTMENTS  AUGUST 31, 2001
--------------------------------------------------------------------------------

MARKET VALUE
                                                                                            SHARES
SEE NOTE 1
============================================================================================================================

COMMON STOCKS--67.8%
----------------------------------------------------------------------------------------------------------------------------
BASIC MATERIALS--0.5%
----------------------------------------------------------------------------------------------------------------------------
PAPER--0.5%
Sappi Ltd., Sponsored ADR                                                                1,600,000        $
16,576,000
----------------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS--5.4%
----------------------------------------------------------------------------------------------------------------------------
AEROSPACE/DEFENSE--0.2%
Boeing Co.                                                                                 107,500
5,504,000
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL SERVICES--0.6%
Republic Services, Inc.(1)                                                                 960,000
19,056,000
----------------------------------------------------------------------------------------------------------------------------
MANUFACTURING--4.6%
Honeywell International, Inc.                                                              437,500
16,301,250
----------------------------------------------------------------------------------------------------------------------------
Packaging Corp. of America(1)                                                            1,500,000
27,570,000
----------------------------------------------------------------------------------------------------------------------------
Pall Corp.                                                                                 610,000
13,639,600
----------------------------------------------------------------------------------------------------------------------------
Titan Corp. (The)(1)                                                                       500,000
9,275,000
----------------------------------------------------------------------------------------------------------------------------
Tyco International Ltd.                                                                  1,412,500
73,379,375

------------------

140,165,225

----------------------------------------------------------------------------------------------------------------------------
COMMUNICATION SERVICES--1.6%
----------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-LONG DISTANCE--1.0%
Sprint Corp. (Fon Group)                                                                   400,000
9,336,000
----------------------------------------------------------------------------------------------------------------------------
Verizon Communications, Inc.                                                               400,000
20,000,000

------------------

29,336,000

----------------------------------------------------------------------------------------------------------------------------
TELEPHONE UTILITIES--0.6%
SBC Communications, Inc.                                                                   410,000
16,773,100
----------------------------------------------------------------------------------------------------------------------------
CONSUMER CYCLICALS--2.5%
----------------------------------------------------------------------------------------------------------------------------
AUTOS & HOUSING--0.9%
KB Home                                                                                    530,000
17,156,100
----------------------------------------------------------------------------------------------------------------------------
Snap-On, Inc.                                                                              250,000
6,365,000
----------------------------------------------------------------------------------------------------------------------------
Visteon Corp.                                                                              270,000
4,617,000

------------------

28,138,100

----------------------------------------------------------------------------------------------------------------------------
LEISURE & ENTERTAINMENT--0.1%
Host Marriott Corp.                                                                        287,500
3,680,000
----------------------------------------------------------------------------------------------------------------------------
MEDIA--0.4%
Deluxe Corp.                                                                               350,000
11,487,000
----------------------------------------------------------------------------------------------------------------------------
RETAIL: GENERAL--0.3%
Federated Department Stores, Inc.(1)                                                       140,000
5,083,400
----------------------------------------------------------------------------------------------------------------------------
May Department Stores Co.                                                                  140,000
4,711,000

------------------

9,794,400

----------------------------------------------------------------------------------------------------------------------------
RETAIL: SPECIALTY--0.8%
AutoNation, Inc.(1)                                                                        550,000
5,918,000
----------------------------------------------------------------------------------------------------------------------------
CSK Auto Corp.(1,2)                                                                      1,839,300
15,726,015
----------------------------------------------------------------------------------------------------------------------------
Gap, Inc.                                                                                  125,000
2,456,250

------------------

24,100,265

                       12 OPPENHEIMER CAPITAL INCOME FUND

MARKET VALUE
                                                                                            SHARES
SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------------

CONSUMER STAPLES--8.3%
----------------------------------------------------------------------------------------------------------------------------
BROADCASTING--2.0%
Charter Communications, Inc., Cl. A(1)                                                     700,000        $
14,140,000
----------------------------------------------------------------------------------------------------------------------------
Clear Channel Communications, Inc.(1)                                                      775,000
38,959,250
----------------------------------------------------------------------------------------------------------------------------
Comcast Corp., Cl. A Special(1)                                                            200,000
7,326,000

------------------

60,425,250

----------------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT--0.4%
McDonald's Corp.                                                                           150,000
4,504,500
----------------------------------------------------------------------------------------------------------------------------
Viacom, Inc., Cl. B(1)                                                                     200,000
8,480,000

------------------

12,984,500

----------------------------------------------------------------------------------------------------------------------------
FOOD & DRUG RETAILERS--1.8%
Kroger Co. (The)(1)                                                                      1,097,500
29,215,450
----------------------------------------------------------------------------------------------------------------------------
SUPERVALU, Inc.                                                                          1,025,000
21,504,500
----------------------------------------------------------------------------------------------------------------------------
Winn-Dixie Stores, Inc.                                                                    145,000
3,255,250

------------------

53,975,200

----------------------------------------------------------------------------------------------------------------------------
HOUSEHOLD GOODS--0.0%
Kimberly-Clark Corp.                                                                         5,000
310,250
----------------------------------------------------------------------------------------------------------------------------
TOBACCO--4.1%
Philip Morris Cos., Inc.                                                                 2,500,000
118,500,000
----------------------------------------------------------------------------------------------------------------------------
UST, Inc.                                                                                  200,000
6,600,000

------------------

125,100,000

----------------------------------------------------------------------------------------------------------------------------
ENERGY--6.5%
----------------------------------------------------------------------------------------------------------------------------
ENERGY SERVICES--1.6%
BJ Services Co.(1)                                                                         435,000
9,757,050
----------------------------------------------------------------------------------------------------------------------------
Cooper Cameron Corp.(1)                                                                     85,000
3,676,250
----------------------------------------------------------------------------------------------------------------------------
ENSCO International, Inc.                                                                  525,000
9,576,000
----------------------------------------------------------------------------------------------------------------------------
Global Marine, Inc.(1)                                                                     325,000
4,680,000
----------------------------------------------------------------------------------------------------------------------------
Santa Fe International Corp.                                                               600,000
15,180,000
----------------------------------------------------------------------------------------------------------------------------
Tidewater, Inc.                                                                            200,000
6,222,000

------------------

49,091,300

----------------------------------------------------------------------------------------------------------------------------
OIL: DOMESTIC--4.9%
Conoco, Inc., Cl. A                                                                        850,000
25,202,500
----------------------------------------------------------------------------------------------------------------------------
EOG Resources, Inc.                                                                        200,000
6,324,000
----------------------------------------------------------------------------------------------------------------------------
Kerr/McGee Corp.                                                                           150,000
8,761,500
----------------------------------------------------------------------------------------------------------------------------
Occidental Petroleum Corp.                                                               1,000,000
27,520,000
----------------------------------------------------------------------------------------------------------------------------
Texaco, Inc.                                                                               100,000
6,965,000
----------------------------------------------------------------------------------------------------------------------------
Unocal Corp.                                                                               500,000
17,650,000
----------------------------------------------------------------------------------------------------------------------------
USX-Marathon Group, Inc.                                                                 1,075,000
33,873,250
----------------------------------------------------------------------------------------------------------------------------
Valero Energy Corp.(3)                                                                     500,000
20,750,000

------------------

147,046,250

                       13 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

MARKET VALUE
                                                                                            SHARES
SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------------

FINANCIAL--29.6%
----------------------------------------------------------------------------------------------------------------------------
BANKS--14.6%
AmSouth Bancorp                                                                            425,000        $
8,083,500
----------------------------------------------------------------------------------------------------------------------------
Bank of America Corp.(3)                                                                 1,250,000
76,875,000
----------------------------------------------------------------------------------------------------------------------------
Bank of New York Co., Inc. (The)(3)                                                        675,000
26,797,500
----------------------------------------------------------------------------------------------------------------------------
Bank One Corp.(3)                                                                          875,000
30,353,750
----------------------------------------------------------------------------------------------------------------------------
Charter One Financial, Inc.                                                              1,150,000
33,580,000
----------------------------------------------------------------------------------------------------------------------------
First Union Corp.(3)                                                                     1,192,500
41,045,850
----------------------------------------------------------------------------------------------------------------------------
FleetBoston Financial Corp.(3)                                                           1,945,250
71,643,558
----------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                                                  1,325,000
52,205,000
----------------------------------------------------------------------------------------------------------------------------
KeyCorp                                                                                    550,000
13,805,000
----------------------------------------------------------------------------------------------------------------------------
Mellon Financial Corp.(3)                                                                  725,000
25,556,250
----------------------------------------------------------------------------------------------------------------------------
PNC Financial Services Group                                                               287,500
19,144,625
----------------------------------------------------------------------------------------------------------------------------
U.S. Bancorp(3)                                                                          1,200,000
29,088,000
----------------------------------------------------------------------------------------------------------------------------
Union Planters Corp.(3)                                                                    330,000
14,685,000

------------------

442,863,033

----------------------------------------------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL--5.8%
Anthracite Capital, Inc.                                                                   850,000
9,333,000
----------------------------------------------------------------------------------------------------------------------------
Capital One Financial Corp.(3)                                                             100,000
5,561,000
----------------------------------------------------------------------------------------------------------------------------
Citigroup, Inc.                                                                          2,225,000
101,793,750
----------------------------------------------------------------------------------------------------------------------------
Fannie Mae                                                                                  52,500
4,001,025
----------------------------------------------------------------------------------------------------------------------------
Household International, Inc.(3)                                                           600,000
35,460,000
----------------------------------------------------------------------------------------------------------------------------
John Hancock Financial Services, Inc.                                                      400,000
15,980,000
----------------------------------------------------------------------------------------------------------------------------
Smith (Charles E.) Residential Realty, Inc.                                                 59,275
3,143,353

------------------

175,272,128

----------------------------------------------------------------------------------------------------------------------------
INSURANCE--3.6%
Allstate Corp.                                                                             250,000
8,482,500
----------------------------------------------------------------------------------------------------------------------------
Everest Re Group Ltd.                                                                      450,000
29,205,000
----------------------------------------------------------------------------------------------------------------------------
Hartford Financial Services Group, Inc.                                                     50,000
3,240,000
----------------------------------------------------------------------------------------------------------------------------
Protective Life Corp.                                                                      300,000
8,949,000
----------------------------------------------------------------------------------------------------------------------------
Radian Group, Inc.                                                                         625,000
25,068,750
----------------------------------------------------------------------------------------------------------------------------
St. Paul Cos., Inc.                                                                        300,000
12,609,000
----------------------------------------------------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                                                     250,000
20,750,000

------------------

108,304,250

                       14 OPPENHEIMER CAPITAL INCOME FUND

MARKET VALUE
                                                                                            SHARES
SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS--3.3%
Archstone Communities Trust                                                                655,000        $
17,685,000
----------------------------------------------------------------------------------------------------------------------------
Avalonbay Communities, Inc.                                                                300,000
15,147,000
----------------------------------------------------------------------------------------------------------------------------
Boston Properties, Inc.                                                                    200,000
7,880,000
----------------------------------------------------------------------------------------------------------------------------
Equity Office Properties Trust                                                           1,100,000
35,299,000
----------------------------------------------------------------------------------------------------------------------------
Equity Residential Properties Trust                                                        385,000
22,680,350

------------------

98,691,350

----------------------------------------------------------------------------------------------------------------------------
SAVINGS & LOANS--2.3%
Greenpoint Financial Corp.                                                                 500,000
19,750,000
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual, Inc.                                                                  1,350,000
50,544,000

------------------

70,294,000

----------------------------------------------------------------------------------------------------------------------------
HEALTHCARE--2.5%
----------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/DRUGS--2.5%
Abbott Laboratories(3)                                                                      77,500
3,851,750
----------------------------------------------------------------------------------------------------------------------------
American Home Products Corp.                                                               400,000
22,400,000
----------------------------------------------------------------------------------------------------------------------------
Bristol-Myers Squibb Co.                                                                   225,000
12,631,500
----------------------------------------------------------------------------------------------------------------------------
Johnson & Johnson(3)                                                                       220,500
11,622,555
----------------------------------------------------------------------------------------------------------------------------
Merck & Co., Inc.                                                                          162,500
10,578,750
----------------------------------------------------------------------------------------------------------------------------
Pharmacia Corp.                                                                            150,000
5,940,000
----------------------------------------------------------------------------------------------------------------------------
Schering-Plough Corp.                                                                      200,000
7,626,000
----------------------------------------------------------------------------------------------------------------------------
Zimmer Holdings, Inc.(1)                                                                    10,000
272,000

------------------

74,922,555

----------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY--1.0%
----------------------------------------------------------------------------------------------------------------------------
COMPUTER SERVICES--0.2%
First Data Corp.(3)                                                                        100,000
6,585,000
----------------------------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE--0.8%
Microsoft Corp.(1)                                                                         400,000
22,820,000
----------------------------------------------------------------------------------------------------------------------------
ELECTRONICS--0.0%
Waters Corp.(1,3)                                                                           25,000
828,250
----------------------------------------------------------------------------------------------------------------------------
UTILITIES--9.9%
----------------------------------------------------------------------------------------------------------------------------
ELECTRIC UTILITIES--2.9%
Constellation Energy Group, Inc.                                                           700,000
21,014,000
----------------------------------------------------------------------------------------------------------------------------
Exelon Corp.                                                                               500,000
27,300,000
----------------------------------------------------------------------------------------------------------------------------
TXU Corp.                                                                                  800,000
37,984,000

------------------

86,298,000

----------------------------------------------------------------------------------------------------------------------------
GAS UTILITIES--7.0%
Dynegy, Inc.                                                                             1,225,000
51,658,250
----------------------------------------------------------------------------------------------------------------------------
El Paso Corp.                                                                              225,000
10,932,750
----------------------------------------------------------------------------------------------------------------------------
Enron Corp.                                                                                650,000
22,743,500
----------------------------------------------------------------------------------------------------------------------------
Kinder Morgan Management LLC                                                               558,160
40,996,852

                       15 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

MARKET VALUE
                                                                                            SHARES
SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------------

GAS UTILITIES Continued
Kinder Morgan, Inc.                                                                        925,000        $
51,430,000
----------------------------------------------------------------------------------------------------------------------------
Sempra Energy                                                                              325,000
8,804,250
----------------------------------------------------------------------------------------------------------------------------
Williams Cos., Inc. (The)                                                                  775,000
25,226,250

------------------

211,791,852

------------------
Total Common Stocks (Cost $1,447,170,445)
2,052,213,258

============================================================================================================================
PREFERRED STOCKS--10.6%
----------------------------------------------------------------------------------------------------------------------------
ACE Ltd., 8.25% Cv. Preferred Redeemable Increased Dividend Equity
Securities, Non-Vtg.                                                                       287,500
20,412,500
----------------------------------------------------------------------------------------------------------------------------
Adelphia Communications Corp., 5.50% Cv., Series D, Non-Vtg.                               375,000
40,453,125
----------------------------------------------------------------------------------------------------------------------------
California Federal Preferred Capital Corp., 9.125% Non-Cum. Exchangeable,
Series A, Non-Vtg.                                                                         100,000
2,577,000
----------------------------------------------------------------------------------------------------------------------------
CMS Energy Trust III, 7.25% Cv. Premium Equity Participating Security Units                200,000
5,150,000
----------------------------------------------------------------------------------------------------------------------------
Coastal Corp., $37.75 Cv. Preferred Redeemable Increased Dividend
Equity Securities                                                                          725,000
24,331,000
----------------------------------------------------------------------------------------------------------------------------
Duke Energy Corp., 8.25% Cv. Equity Units, Non-Vtg. (each equity unit consists of units referred to as corporate units which consist of $25 principal amount of Duke Energy Corp., 5.87% sr. nts., due 2006 and a
contract to purchase Duke Energy Corp. common stock)(4)                                    325,000
8,645,000
----------------------------------------------------------------------------------------------------------------------------
Emmis Communications Corp., 6.25% Cum. Cv., A Shares, Non-Vtg.                             300,000
12,450,000
----------------------------------------------------------------------------------------------------------------------------
Enron Corp., 7% Cv. Exchangeable, Non-Vtg.                                                 183,050
5,231,569
----------------------------------------------------------------------------------------------------------------------------
Fresenius Medical Care Capital Trust III, 9% Trust Securities                            5,985,000
6,209,438
----------------------------------------------------------------------------------------------------------------------------
Global Crossing Ltd., 7% Cum. Cv.                                                          200,000
11,300,000
----------------------------------------------------------------------------------------------------------------------------
Hercules Trust II, Units (each unit consists of one preferred security of the
Trust and one warrant to purchase 23.4192 shares of Hercules, Inc.
common stock)(4)                                                                             7,500
3,823,500
----------------------------------------------------------------------------------------------------------------------------
McLeodUSA, Inc., 6.75% Cv., Series A, Non-Vtg.                                              55,000
3,190,000
----------------------------------------------------------------------------------------------------------------------------
National Australia Bank Ltd., ExCaps (each ExCap consists of $25 principal amount of 7.875% Perpetual Capital Security and a purchase contract
entitling the holder to exchange ExCaps for ordinary shares of the bank)(4)                500,000
16,100,000
----------------------------------------------------------------------------------------------------------------------------
Nisource, Inc., 7.75% Cv. Premium Income Equity Securities, Non-Vtg.                       200,000
9,720,000
----------------------------------------------------------------------------------------------------------------------------
NRG Energy, Inc., Equity Units, Non-Vtg. (each equity unit consists of units referred to as corporate units which consist of $25 principal amount of
NRG Energy, Inc., 6.50% sr. debs., 5/16/01 and a purchase contract to
purchase NRG Energy, Inc. common stock)(4)                                                 225,000
4,722,750
----------------------------------------------------------------------------------------------------------------------------
Pharmacia Corp., 6.50% Cv. Adjustable Conversion-rate Equity Security                      228,800
8,545,680
----------------------------------------------------------------------------------------------------------------------------
Qwest Trends Trust, 5.75% Cv.(5)                                                           250,000
10,187,500
----------------------------------------------------------------------------------------------------------------------------
Reliant Energy, Inc., 2% Zero-Premium Exchangeable Sub. Nts.                               100,000
5,935,000
----------------------------------------------------------------------------------------------------------------------------
Six Flags, Inc., 7.25% Cum. Cv. Preferred Income Equity Redeemable Stock                   715,000
17,875,000
----------------------------------------------------------------------------------------------------------------------------
Sovereign Capital Trust II, 7.50% Cv. Preferred Income Equity Redeemable
Stock, Units (each unit consists of one preferred plus one warrant to
purchase 5.3355 shares of Sovereign Bancorp common stock)(4)                               475,000
30,780,000

                       16 OPPENHEIMER CAPITAL INCOME FUND

MARKET VALUE
                                                                                            SHARES
SEE NOTE 1
============================================================================================================================

PREFERRED STOCKS Continued
----------------------------------------------------------------------------------------------------------------------------
Sprint Corp., Equity Units [each equity unit consists of units referred to as corporate units which consist of $25 principal amount of
Sprint Capital Corp., 6% sr. nts., 8/17/06 and a purchase contract to
purchase Sprint Corp. (PCS Group) common stock](1,4)                                       760,000        $
19,790,400
----------------------------------------------------------------------------------------------------------------------------
Tribune Co., 2% Unsec. Participation Hybrid Option Note Exchangeable
Securities (exchangeable for shares of America Online, Inc.)                               225,000
21,150,000
----------------------------------------------------------------------------------------------------------------------------
Union Pacific Capital Trust, 6.25% Cum. Cv. Term Income Deferrable
Equity Securities, Non-Vtg.                                                                135,000
6,395,625
----------------------------------------------------------------------------------------------------------------------------
United Rental Trust I, 6.50% Cv. Quarterly Income Preferred Securities,
Non-Vtg.                                                                                   350,000
12,337,500
----------------------------------------------------------------------------------------------------------------------------
Valero Energy Corp., 7.75% Cv. Premium Equity Participating Security                       312,500
10,296,875
----------------------------------------------------------------------------------------------------------------------------
WorldCom, Inc., 7% Cum. Cv., Series E                                                      200,000
4,525,000

------------------
Total Preferred Stocks (Cost $332,203,404)
322,134,462

                                                                                         PRINCIPAL
                                                                                            AMOUNT

============================================================================================================================
MORTGAGE-BACKED OBLIGATIONS--4.9%
----------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn.:
6%, 9/25/31(6)                                                                      $  126,000,000
123,834,060
6.50%, 9/1/28(6)                                                                        25,000,000
25,093,750

------------------
Total Mortgage-Backed Obligations (Cost $147,347,188)
148,927,810

============================================================================================================================
U.S. GOVERNMENT OBLIGATIONS--4.6%
----------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Bonds, STRIPS, 6.33%, 2/15/15(7)                                         150,000,000
72,226,350
----------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Nts., 5%, 2/15/11                                                         65,000,000
65,446,940

------------------
Total U.S. Government Obligations (Cost $128,872,494)
137,673,290

============================================================================================================================
FOREIGN GOVERNMENT OBLIGATIONS--0.6%
----------------------------------------------------------------------------------------------------------------------------
Banco Nac de Desen Econo Cv. Sr. Nts., 6.50%, 6/15/06 [cv. into Empresa
Brasileira de Aeronautica SA (Embraer), ADR common stock](5)                             7,750,000
6,897,500
----------------------------------------------------------------------------------------------------------------------------
South Africa (Republic of) Bonds, Series 153, 13%, 8/31/10 [ZAR]                        14,800,000
1,975,525
----------------------------------------------------------------------------------------------------------------------------
United Mexican States Sec. Nts., Fideicomiso Petacalco Trust,
10.16%, 12/23/09(5)                                                                      7,650,000
8,300,250

------------------
Total Foreign Government Obligations (Cost $18,112,991)
17,173,275

============================================================================================================================
LOAN PARTICIPATIONS--0.3%
----------------------------------------------------------------------------------------------------------------------------
Shoshone Partners Loan Trust Sr. Nts., 3.696%, 4/28/02 (representing a basket of reference loans and a total return swap between Chase
Manhattan Bank and the Trust)(8,9) (Cost $16,849,811)                                   16,800,000
10,269,221

============================================================================================================================
NON-CONVERTIBLE CORPORATE BONDS AND NOTES--4.9%
----------------------------------------------------------------------------------------------------------------------------
AK Steel Corp., 9.125% Sr. Nts., 12/15/06                                                4,000,000
4,130,000
----------------------------------------------------------------------------------------------------------------------------
Allied Waste North America, Inc., 7.875% Sr. Unsec. Nts., Series B, 1/1/09               4,995,000
5,057,438
----------------------------------------------------------------------------------------------------------------------------
Amtran, Inc., 9.625% Nts., 12/15/05(8)                                                   3,000,000
2,595,000

                       17 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                                                         PRINCIPAL
MARKET VALUE
                                                                                            AMOUNT
SEE NOTE 1
============================================================================================================================

NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
----------------------------------------------------------------------------------------------------------------------------
Auburn Hills Trust, 12% Gtd. Exchangeable Certificates, 5/1/20(9)                   $    5,000,000        $
7,303,520
----------------------------------------------------------------------------------------------------------------------------
Bank Plus Corp., 12% Sr. Nts., 7/18/07                                                   2,500,000
2,715,625
----------------------------------------------------------------------------------------------------------------------------
Charter Communications Holdings LLC/Charter Communications
Holdings Capital Corp., 8.625% Sr. Unsec. Nts., 4/1/09                                   9,250,000
9,018,750
----------------------------------------------------------------------------------------------------------------------------
Comcast Corp., 10.25% Sr. Sub. Debs., 10/15/01                                           6,000,000
6,034,014
----------------------------------------------------------------------------------------------------------------------------
Cott Corp., 9.375% Sr. Nts., 7/1/05                                                      6,350,000
6,492,875
----------------------------------------------------------------------------------------------------------------------------
CSC Holdings, Inc., 7.625% Sr. Unsec. Debs., 7/15/18                                     3,000,000
2,828,337
----------------------------------------------------------------------------------------------------------------------------
EchoStar DBS Corp., 9.375% Sr. Unsec. Nts., 2/1/09                                       4,000,000
4,145,000
----------------------------------------------------------------------------------------------------------------------------
Emmis Communications Corp., 8.125% Sr. Unsec. Sub. Nts., Series B, 3/15/09               9,000,000
8,752,500
----------------------------------------------------------------------------------------------------------------------------
Fairchild Corp., 10.75% Sr. Unsec. Sub. Nts., 4/15/09                                    1,750,000
1,408,750
----------------------------------------------------------------------------------------------------------------------------
Fairchild Semiconductor Corp., 10.375% Sr. Unsec. Nts., 10/1/07                          2,500,000
2,525,000
----------------------------------------------------------------------------------------------------------------------------
Ferrellgas Partners LP, 9.375% Sr. Sec. Nts., Series B, 6/15/06                          5,000,000
5,056,250
----------------------------------------------------------------------------------------------------------------------------
HMH Properties, Inc., 8.45% Sr. Nts., Series C, 12/1/08                                 10,000,000
10,125,000
----------------------------------------------------------------------------------------------------------------------------
Hollinger International Publishing, Inc.:
8.625% Sr. Unsec. Nts., 3/15/05(8)                                                       4,210,000
4,146,850
9.25% Sr. Unsec. Sub. Nts., 2/1/06                                                       4,200,000
4,137,000
----------------------------------------------------------------------------------------------------------------------------
ICN Pharmaceuticals, Inc., 9.75% Sr. Nts., 11/15/08(5)                                   2,000,000
2,290,000
----------------------------------------------------------------------------------------------------------------------------
Imax Corp., 7.875% Sr. Nts., 12/1/05                                                     5,000,000
1,775,000
----------------------------------------------------------------------------------------------------------------------------
Intrawest Corp., 9.75% Sr. Nts., 8/15/08                                                 2,000,000
2,040,000
----------------------------------------------------------------------------------------------------------------------------
Kindercare Learning Centers, Inc., 9.50% Sr. Sub. Nts., 2/15/09(8)                       6,000,000
5,910,000
----------------------------------------------------------------------------------------------------------------------------
McLeodUSA, Inc., 8.125% Sr. Unsec. Nts., 2/15/09                                        25,000,000
11,312,500
----------------------------------------------------------------------------------------------------------------------------
Metromedia Fiber Network, Inc.:
10% Sr. Nts., 12/15/09                                                                   4,000,000
980,000
10% Sr. Nts., 12/15/09 [EUR]                                                             2,000,000
472,368
----------------------------------------------------------------------------------------------------------------------------
Nortek, Inc., 9.125% Sr. Unsec. Nts., Series B, 9/1/07                                   7,500,000
7,537,500
----------------------------------------------------------------------------------------------------------------------------
NTL Communications Corp., 11.50% Sr. Unsec. Nts., Series B, 10/1/08                      7,650,000
4,513,500
----------------------------------------------------------------------------------------------------------------------------
P& Coal Holdings Corp., 9.625% Sr. Sub. Nts., Series B, 5/15/08                         3,224,000
3,449,680
----------------------------------------------------------------------------------------------------------------------------
RCN Corp., 10.125% Sr. Unsec. Nts., 1/15/10                                             14,284,000
5,499,340
----------------------------------------------------------------------------------------------------------------------------
Rite Aid Corp., 11.25% Sr. Nts., 7/1/08(5)                                               2,500,000
2,637,500
----------------------------------------------------------------------------------------------------------------------------
Riverwood International Corp.:
10.625% Sr. Unsec. Nts., 8/1/07                                                          1,000,000
1,045,000
10.875% Sr. Sub. Nts., 4/1/08                                                            1,000,000
990,000
----------------------------------------------------------------------------------------------------------------------------
Tenet Healthcare Corp.:
7.625% Sr. Unsec. Nts., Series B, 6/1/08                                                 2,150,000
2,327,375
8.625% Sr. Sub. Nts., 1/15/07                                                            2,000,000
2,110,000
----------------------------------------------------------------------------------------------------------------------------
Tenneco, Inc., 11.625% Sr. Unsec. Sub. Nts., Series B, 10/15/09                          1,000,000
500,000
----------------------------------------------------------------------------------------------------------------------------
Tribasa Toll Road Trust I, 10.50% Sr. Asset-Backed Securities,
Series 1993-A, 12/1/11(8)                                                                1,745,919
1,104,294
----------------------------------------------------------------------------------------------------------------------------
VoiceStream Wireless Corp., 10.375% Sr. Unsec. Nts., 11/15/09                               96,000
110,880
----------------------------------------------------------------------------------------------------------------------------
Williams Communications Group, Inc., 10.875% Sr. Unsec. Nts., 10/1/09                    3,000,000
1,380,000

                       18 OPPENHEIMER CAPITAL INCOME FUND

                                                                                         PRINCIPAL
MARKET VALUE
                                                                                            AMOUNT
SEE NOTE 1
============================================================================================================================

NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
----------------------------------------------------------------------------------------------------------------------------
World Color Press, Inc., 7.75% Sr. Unsec. Sub. Nts., 2/15/09                        $    1,000,000        $
1,012,684
----------------------------------------------------------------------------------------------------------------------------
XO Communications, Inc., 10.75% Sr. Unsec. Nts., 6/1/09                                  5,000,000
1,950,000

------------------
Total Non-Convertible Corporate Bonds and Notes (Cost $165,714,418)
147,419,530

============================================================================================================================
CONVERTIBLE CORPORATE BONDS AND NOTES--9.3%
----------------------------------------------------------------------------------------------------------------------------
Adelphia Communications Corp., 6% Cv. Unsec. Nts., 2/15/06                              40,000,000
34,350,000
----------------------------------------------------------------------------------------------------------------------------
American Tower Corp.:
5% Cv. Nts., 2/15/10(5)                                                                  7,000,000
5,398,750
5% Cv. Nts., 2/15/10                                                                     5,500,000
4,241,875
----------------------------------------------------------------------------------------------------------------------------
Amkor Technology, Inc.:
5% Cv. Sub. Nts., 3/15/07(5)                                                            23,000,000
15,898,750
5% Cv. Unsec. Sub. Nts., 3/15/07                                                         7,000,000
4,838,750
----------------------------------------------------------------------------------------------------------------------------
Charter Communications, Inc., 4.75% Cv. Sr. Unsec. Nts., 6/1/06                          7,500,000
7,434,375
----------------------------------------------------------------------------------------------------------------------------
Clear Channel Communications, Inc., 2.625% Cv. Sr. Nts., 4/1/03                         10,000,000
10,300,000
----------------------------------------------------------------------------------------------------------------------------
Commscope, Inc., 4% Cv. Unsec. Sub. Nts., 12/15/06                                      10,500,000
8,859,375
----------------------------------------------------------------------------------------------------------------------------
CSK Auto Corp., 7% Cv. Sub. Nts., 8/1/06(2,8)                                           30,000,000
40,044,600
----------------------------------------------------------------------------------------------------------------------------
Enron Corp., Zero Coupon Cv. Sr. Unsec. Nts., 2.68%, 2/7/21(7)                          15,000,000
8,981,250
----------------------------------------------------------------------------------------------------------------------------
Juniper Networks, Inc., 4.75% Cv. Unsec. Sub. Nts., 3/15/07                              6,250,000
4,500,000
----------------------------------------------------------------------------------------------------------------------------
Level 3 Communications, Inc., 6% Cv. Nts., 9/15/09                                      52,500,000
16,012,500
----------------------------------------------------------------------------------------------------------------------------
Liberty Media Corp., 3.25% Cv. Sr. Nts., 3/15/31 (cv. into Viacom, Inc.,
Cl. B common stock)(5)                                                                  20,000,000
18,925,000
----------------------------------------------------------------------------------------------------------------------------
LSI Logic Corp., 4% Cv. Unsec. Sub. Nts., 2/15/05                                       17,500,000
14,896,875
----------------------------------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd., Zero Coupon Exchangeable
Sub. Debs., 5.25%, 10/30/15(5,7)                                                        19,500,000
8,214,375
----------------------------------------------------------------------------------------------------------------------------
Network Associates, Inc., Zero Coupon Cv. Unsec
Sub. Debs., 3.94%, 2/13/18(7)                                                           25,000,000
11,000,000
----------------------------------------------------------------------------------------------------------------------------
Nextel Communications, Inc.:
5.25% Cv. Sr. Nts., 1/15/10(5)                                                          12,500,000
7,328,125
5.25% Cv. Sr. Nts., 1/15/10                                                             25,000,000
14,656,250
----------------------------------------------------------------------------------------------------------------------------
Nortel Networks Corp., 4.25% Cv. Sr. Nts., 9/1/08(5)                                     6,500,000
6,150,625
----------------------------------------------------------------------------------------------------------------------------
Rite Aid Corp., 5.25% Cv. Sub. Nts., 9/15/02                                            20,000,000
19,300,000
----------------------------------------------------------------------------------------------------------------------------
Royal Carribean Cruises Ltd., Zero Coupon Cv. Sr. Unsec. Unsub
Liquid Yield Option Nts., 5.15%, 2/2/21(7)                                              36,000,000
13,320,000
----------------------------------------------------------------------------------------------------------------------------
Solectron Corp., Zero Coupon Cv. Sr. Unsec. Unsub. Liquid Yield
Option Nts., 3.63%, 5/8/20(7)                                                           15,000,000
7,650,000

------------------
Total Convertible Corporate Bonds and Notes (Cost $290,924,388)
282,301,475

                       19 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                                                         PRINCIPAL
MARKET VALUE
                                                                                            AMOUNT
SEE NOTE 1
============================================================================================================================

STRUCTURED INSTRUMENTS--0.7%
----------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corp. (New York Branch), Carnival Corp.
Equity Linked Nts., 7%, 7/17/02(8)                                                  $   11,558,946        $
16,182,524
----------------------------------------------------------------------------------------------------------------------------
Merrill Lynch & Co., Inc., Medium-Term Stock Linked Nts., Series B,
7%, 7/8/02 (linked to the performance of The Gap, Inc. common stock)                     7,500,000
5,250,000

------------------
Total Structured Instruments (Cost $19,615,358)
21,432,524

============================================================================================================================
REPURCHASE AGREEMENTS--0.3%
----------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Deutsche Bank Securities, Inc., 3.62%, dated 8/31/01, to be repurchased at $7,664,081 on 9/4/01, collateralized by U.S. Treasury Bonds, 6.50%-8.125%, 8/15/21-11/15/26, with a value of
$7,839,821 (Cost $7,661,000)                                                           7,661,000
7,661,000
----------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $2,574,471,497)                                          104.0%
3,147,205,845
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES IN EXCESS OF OTHER ASSETS                                                       (4.0)
(121,516,039)

----------------------------------------
NET ASSETS                                                                                 100.0%         $
3,025,689,806

========================================

FOOTNOTES TO STATEMENT OF INVESTMENTS

Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:

EUR    Euro
ZAR    South African Rand

1.  Non-income-producing security.

2.  Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
    Investment Company Act of 1940, at or during the period ended August 31,
    2001. The aggregate fair value of securities of affiliated companies held by the Fund as of August 31, 2001, amounts to $55,770,615. Transactions during the period in which the issuer was an affiliate are as follows:

                                           SHARES/                                  SHARES/
                                         PRINCIPAL                                PRINCIPAL       UNREALIZED
                                        AUGUST 31,         GROSS        GROSS    AUGUST 31,     APPRECIATION
INTEREST
                                              2000     ADDITIONS   REDUCTIONS          2001
(DEPRECIATION)       INCOME
--------------------------------------------------------------------------------------------------------------------------

STOCKS AND WARRANTS
CSK Auto Corp.                           1,500,000       339,300           --     1,839,300    $(18,737,975)
$     --

BONDS AND NOTES
CSK Auto Corp., 7% Cv. Sub.
Nts., 8/1/06                                    --   $30,000,000           --   $30,000,000
10,044,600        93,333

---------

$ 93,333

=========

                       20 OPPENHEIMER CAPITAL INCOME FUND

FOOTNOTES TO STATEMENT OF INVESTMENTS Continued

3.  A sufficient amount of liquid assets has been designated to cover outstanding written call and put options, as follows:

                                            CONTRACTS  EXPIRATION     EXERCISE       PREMIUM  MARKET VALUE
                                      SUBJECT TO CALL        DATE        PRICE      RECEIVED    SEE NOTE 1
------------------------------------------------------------------------------------------------------------

Abbott Laboratories                               500     9/24/01          $55    $   33,249    $    5,000
Bank of America Corp.                             500     9/24/01           70        13,250            --
Bank of America Corp.                             250    10/22/01           70        17,249         2,500
Bank of America Corp.                             875    11/19/01           70        79,622        30,625
Bank of New York Co., Inc. (The)                1,500    10/22/01           60       266,241            --
Bank of New York Co., Inc. (The)                4,500     1/21/02           70       402,511            --
Bank One Corp.                                  1,000    11/19/01           43        57,499            --
Capital One Financial Corp.                       375     9/24/01           65        50,123         7,500
First Data Corp.                                  875     9/24/01           65       417,611       210,000
First Data Corp.                                  125     9/24/01           70        17,224         5,000
First Union Corp.                                 725     9/24/01           35        98,947        25,375
First Union Corp.                               1,325     9/24/01           38        48,233        19,875
First Union Corp.                                 950    10/22/01           35       150,395        90,250
FleetBoston Financial Corp.                     1,750    10/22/01           50       129,996            --
Household International, Inc.                   1,000     9/24/01           70        88,497            --
Household International, Inc.                     250    10/22/01           65       119,246        22,500
Johnson & Johnson                           1,200    10/22/01           58       112,046        54,000
Johnson & Johnson                           1,000    10/22/01           55       114,496        70,000
Mellon Financial Corp.                            750     9/24/01           55        54,248            --
U.S. Bancorp                                      250     9/24/01           25        11,000         6,250
Union Planters Corp.                            3,300    11/19/01           48       217,793        82,500
Valero Energy Corp.                               500     9/24/01           40       264,991       100,000
Valero Energy Corp.                               250     9/24/01           45        89,247        10,000
Valero Energy Corp.                             1,500     9/24/01           50       676,027            --
Valero Energy Corp.                               750     9/24/01           55       235,692            --
Waters Corp.                                       25     9/24/01           35         3,050         1,750
                                                                                  --------------------------
                                                                                   3,768,483       743,125
                                                                                  --------------------------

                                            CONTRACTS  EXPIRATION     EXERCISE       PREMIUM  MARKET VALUE
                                       SUBJECT TO PUT        DATE        PRICE      RECEIVED    SEE NOTE 1
------------------------------------------------------------------------------------------------------------

Charter Communications, Inc., Cl. A               250     9/24/01          $20    $   30,499    $   21,250
Cisco Systems, Inc.                                86     1/21/02           18        26,401        25,800
Comcast Corp., Cl. A                              500     9/24/01           35        19,499        27,500
Comcast Corp., Cl. A                            1,750    10/22/01           40       654,478       647,500
EMC Corp.                                         130    10/22/01           23        42,075        93,600
Gap, Inc.                                         500     9/24/01           23        48,498       140,000
JDS Uniphase Corp.                                  5     9/24/01           40         8,953        16,300
Kinder Morgan, Inc.                               250     9/24/01           50        13,500         1,250
Kinder Morgan, Inc.                             1,000     9/24/01           55       244,992       110,000
Merck & Co., Inc.                             375     9/24/01           70        86,996       191,250
Morgan Stanley Dean Witter & Co.            1,000    10/22/01           60       658,235       790,000
Providian Financial Corp.                         500    10/22/01           35        73,498        90,000
Washington Mutual, Inc.                           500    10/22/01           35        58,499        32,500
                                                                                  --------------------------
                                                                                   1,966,123     2,186,950
                                                                                  --------------------------
                                                                                  $5,734,606    $2,930,075
                                                                                  ==========================

                        OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

FOOTNOTES TO STATEMENT OF INVESTMENTS Continued

4.  Units may be comprised of several components, such as debt and equity and/or warrants to purchase equity at some point in the future. For units which represent debt securities, principal amount disclosed represents total underlying principal.

5.  Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $92,228,375 or 3.05% of the Fund's net assets as of August 31, 2001.

6.  When-issued security to be delivered and settled after August 31, 2001.

7.  Zero coupon bond reflects the effective yield on the date of purchase.

8.  Identifies issues considered to be illiquid or restricted--See Note 7 of
    Notes to Financial Statements.

9.  Represents the current interest rate for a variable or increasing rate security.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       22 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF ASSETS AND LIABILITIES  August 31, 2001
--------------------------------------------------------------------------------

============================================================================================================
ASSETS
------------------------------------------------------------------------------------------------------------
Investments, at value--see accompanying statement:
Unaffiliated companies (cost $2,510,007,507)                                               $ 3,091,435,230
Affiliated companies (cost $64,463,990)                                                         55,770,615
                                                                                           -----------------
                                                                                             3,147,205,845

------------------------------------------------------------------------------------------------------------
Cash                                                                                               137,765
------------------------------------------------------------------------------------------------------------
Cash used for collateral on written puts                                                        25,098,169
------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and dividends                                                                          12,434,517
Shares of beneficial interest sold                                                               2,308,573
Investments sold                                                                                   729,917
Other                                                                                              276,015
                                                                                           -----------------
Total assets                                                                                 3,188,190,801

============================================================================================================
LIABILITIES
------------------------------------------------------------------------------------------------------------
Options written, at value (premiums received $5,734,606)--see accompanying statement             2,930,075
------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased (including $147,755,410 purchased on a when-issued basis)                155,216,909
Shares of beneficial interest redeemed                                                           2,362,912
Distribution and service plan fees                                                               1,243,098
Shareholder reports                                                                                404,922
Transfer and shareholder servicing agent fees                                                      227,863
Trustees' compensation                                                                              10,918
Other                                                                                              104,298
                                                                                           -----------------
Total liabilities                                                                              162,500,995

============================================================================================================
NET ASSETS                                                                                 $ 3,025,689,806
                                                                                           =================

============================================================================================================
COMPOSITION OF NET ASSETS
------------------------------------------------------------------------------------------------------------
Paid-in capital                                                                            $ 2,361,915,750
------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                            9,104,384
------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and
foreign currency transactions                                                                   79,129,526
------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and
translation of assets and liabilities denominated in foreign currencies                        575,540,146
                                                                                           -----------------
NET ASSETS                                                                                 $ 3,025,689,806
                                                                                           =================

                       23 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF ASSETS AND LIABILITIES  Continued
--------------------------------------------------------------------------------

====================================================================================================
NET ASSET VALUE PER SHARE
----------------------------------------------------------------------------------------------------
Class A Shares:
Net asset value and redemption price per share (based on net assets of
$2,458,271,634 and 193,273,281 shares of beneficial interest outstanding)                   $12.72
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                 $13.50
----------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $477,223,195
and 37,866,936 shares of beneficial interest outstanding)                                   $12.60
----------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $89,547,438
and 7,110,374 shares of beneficial interest outstanding)                                    $12.59
----------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $647,539
and 51,035 shares of beneficial interest outstanding)                                       $12.69

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       24 OPPENHEIMER CAPITAL INCOME FUND

STATEMENT OF OPERATIONS  For the Year Ended August 31, 2001
--------------------------------------------------------------------------------

====================================================================================================
INVESTMENT INCOME
----------------------------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $4,199)                               $  69,370,606
----------------------------------------------------------------------------------------------------
Interest:
Unaffiliated companies                                                                  53,259,685
Affiliated companies                                                                        93,333
                                                                                     ---------------
Total income                                                                           122,723,624

====================================================================================================
EXPENSES
----------------------------------------------------------------------------------------------------
Management fees                                                                         15,646,888
----------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                  5,698,019
Class B                                                                                  4,692,665
Class C                                                                                    802,801
Class N                                                                                        530
----------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                            2,881,669
----------------------------------------------------------------------------------------------------
Shareholder reports                                                                        883,004
----------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                210,276
----------------------------------------------------------------------------------------------------
Trustees' compensation                                                                      60,715
----------------------------------------------------------------------------------------------------
Other                                                                                      451,241
                                                                                     ---------------
Total expenses                                                                          31,327,808
Less reduction to custodian expenses                                                       (35,920)
                                                                                     ---------------
Net expenses                                                                            31,291,888

====================================================================================================
NET INVESTMENT INCOME                                                                   91,431,736

====================================================================================================
REALIZED AND UNREALIZED GAIN (LOSS)
----------------------------------------------------------------------------------------------------
Net realized gain (loss) on:
Investments (including premiums on options exercised)                                   98,645,690
Closing and expiration of option contracts written                                       8,284,419
Foreign currency transactions                                                           (8,366,175)
                                                                                     ---------------
Net realized gain (loss)                                                                98,563,934

----------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                             (7,378,735)
Translation of assets and liabilities denominated in foreign currencies                  5,919,722
                                                                                     ---------------
Net change                                                                              (1,459,013)
                                                                                     ---------------
Net realized and unrealized gain (loss)                                                 97,104,921

====================================================================================================
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                 $ 188,536,657
                                                                                     ===============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       25 OPPENHEIMER CAPITAL INCOME FUND

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

YEAR ENDED AUGUST 31,                                                                     2001
2000
=======================================================================================================================

OPERATIONS
-----------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                                                   $    91,431,736        $
113,528,852
-----------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                            98,563,934
173,626,281
-----------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                (1,459,013)
(130,279,295)

----------------------------------------
Net increase (decrease) in net assets resulting from operations                    188,536,657
156,875,838

=======================================================================================================================
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
-----------------------------------------------------------------------------------------------------------------------
Dividends from net investment income:
Class A                                                                            (89,710,614)
(98,446,434)
Class B                                                                            (13,856,744)
(17,009,478)
Class C                                                                             (2,367,695)
(2,657,808)
Class N
(1,361)                    --
-----------------------------------------------------------------------------------------------------------------------
Distributions from net realized gain:
Class A                                                                            (92,805,879)
(220,897,327)
Class B                                                                            (17,996,313)
(51,201,679)
Class C                                                                             (2,930,775)
(8,187,175)
Class N
--                     --

=======================================================================================================================
BENEFICIAL INTEREST TRANSACTIONS
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Class A                                                                             88,120,939
(348,332,169)
Class B                                                                              9,692,620
(198,760,762)
Class C                                                                             17,337,172
(37,298,949)
Class N
659,783                     --

=======================================================================================================================
NET ASSETS
-----------------------------------------------------------------------------------------------------------------------
Total increase (decrease)                                                           84,677,790
(825,915,943)
-----------------------------------------------------------------------------------------------------------------------
Beginning of period                                                              2,941,012,016
3,766,927,959

----------------------------------------
End of period [including undistributed (overdistributed) net
investment income of $9,104,384 and $23,286,164, respectively]                 $ 3,025,689,806        $
2,941,012,016

========================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       26 OPPENHEIMER CAPITAL INCOME FUND

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

CLASS A             YEAR ENDED AUGUST 31,                 2001             2000          1999
1998             1997
==================================================================================================================================

PER SHARE OPERATING DATA
----------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                    $12.88           $13.63        $13.75
$14.12           $11.36
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                      .42(1)           .49           .51
 .50              .47
Net realized and unrealized gain (loss)                    .41(1)           .32          1.03
 .41             3.17

--------------------------------------------------------------------------
Total income (loss)
from investment operations                                 .83              .81          1.54
 .91             3.64
----------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                      (.48)            (.49)         (.49)
(.49)            (.48)
Distributions from net realized gain                      (.51)           (1.07)        (1.17)
(.79)            (.40)

--------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                           (.99)           (1.56)        (1.66)
(1.28)            (.88)
----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $12.72           $12.88        $13.63
$13.75           $14.12

==========================================================================

==================================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                       6.84%            7.24%        11.03%
6.17%           33.39%
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
RATIOS/SUPPLEMENTAL DATA
----------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)            $2,458,272       $2,395,444    $2,926,923
$2,889,472       $2,721,672
----------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                   $2,432,151       $2,502,535    $3,156,294
$3,071,928       $2,446,081
----------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                     3.21%(1)         3.78%         3.51%
3.47%            3.97%
Expenses                                                  0.91%            0.93%         0.89%
0.87%(4)         0.88%(4)
----------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     74%              37%           40%
18%              24%

1.  Without the adoption of the change in amortization method as discussed in
    Note 1 in the Notes to Financial Statements, these amounts would have been:

Net investment income                                   Unchanged
Net realized and unrealized gain (loss)                 Unchanged
Net investment income ratio                                 3.24%

2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

3.  Annualized for periods of less than one full year.

4.  Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       27 OPPENHEIMER CAPITAL INCOME FUND

FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

CLASS B         YEAR ENDED AUGUST 31,                  2001             2000          1999
1998             1997
===============================================================================================================================

PER SHARE OPERATING DATA
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                 $12.76           $13.51        $13.63
$14.01           $11.29
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                   .32(1)           .38           .39
 .39              .37
NET REALIZED AND UNREALIZED GAIN (LOSS)                 .41(1)           .32          1.03
 .40             3.13

--------------------------------------------------------------------------
Total income (loss) from
investment operations                                   .73              .70          1.42
 .79             3.50
-------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                   (.38)            (.38)         (.37)
(.38)            (.38)
Distributions from net realized gain                   (.51)           (1.07)        (1.17)
(.79)            (.40)

--------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                        (.89)           (1.45)        (1.54)
(1.17)            (.78)
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $12.60           $12.76        $13.51
$13.63           $14.01

==========================================================================

===============================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                    6.05%            6.34%        10.22%
5.32%           32.17%
-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================
RATIOS/SUPPLEMENTAL DATA
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)           $477,223         $472,222      $720,721
$634,775         $431,481
-------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                  $469,690         $546,390      $749,020
$574,986         $344,254
-------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                  2.44%(1)         3.01%         2.71%
2.68%            3.16%
Expenses                                               1.68%            1.70%         1.69%
1.67%(4)         1.69%(4)
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                  74%              37%           40%
18%              24%

1.  Without the adoption of the change in amortization method as discussed in
    Note 1 in the Notes to Financial Statements, these amounts would have been:

Net investment income                                       Unchanged
Net realized and unrealized gain (loss)                     Unchanged
Net investment income ratio                                     2.47%

2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

3.  Annualized for periods of less than one full year.

4.  Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       28 OPPENHEIMER CAPITAL INCOME FUND

CLASS C          YEAR ENDED AUGUST 31,                2001            2000            1999
1998            1997
==============================================================================================================================

PER SHARE OPERATING DATA
------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                $12.76          $13.50          $13.63
$14.02          $11.30
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                  .32(1)          .38             .39
 .39             .40
Net realized and unrealized gain (loss)                .40(1)          .32            1.02
 .40            3.12

--------------------------------------------------------------------------
Total income (loss) from
investment operations                                  .72             .70            1.41
 .79            3.52
------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  (.38)           (.37)           (.38)
(.39)           (.40)
Distributions from net realized gain                  (.51)          (1.07)          (1.16)
(.79)           (.40)

--------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.89)          (1.44)          (1.54)
(1.18)           (.80)
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                      $12.59          $12.76          $13.50
$13.63          $14.02

==========================================================================

==============================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                   6.00%           6.40%          10.15%
5.30%          32.31%
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)           $89,547         $73,346        $119,284
$94,995         $48,368
------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                  $80,390         $84,898        $119,594
$77,052         $24,514
------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                 2.44%(1)        3.01%           2.70%
2.68%           3.15%
Expenses                                              1.68%           1.70%           1.69%
1.67%(4)        1.69%(4)
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 74%             37%             40%
18%             24%

1.  Without the adoption of the change in amortization method as discussed in
    Note 1 in the Notes to Financial Statements, these amounts would have been:

Net investment income                                           Unchanged
Net realized and unrealized gain (loss)                         Unchanged
Net investment income ratio                                         2.47%

2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

3.  Annualized for periods of less than one full year.

4.  Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       29 OPPENHEIMER CAPITAL INCOME FUND

FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

                                                                              PERIOD ENDED
CLASS N                                                                 AUGUST 31, 2001(1)
=============================================================================================

PER SHARE OPERATING DATA
---------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                                $12.96
---------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                                  .28 (2)
Net realized and unrealized gain (loss)                                               (.30)(2)
                                                                                    ---------
Total income (loss) from
investment operations                                                                 (.02)
---------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                                  (.25)
Distributions from net realized gain                                                    --
                                                                                    ---------
Total dividends and/or distributions
to shareholders                                                                       (.25)
---------------------------------------------------------------------------------------------
Net asset value, end of period                                                      $12.69
                                                                                    =========

=============================================================================================
TOTAL RETURN, AT NET ASSET VALUE(3)                                                  (0.18)%
---------------------------------------------------------------------------------------------

=============================================================================================
RATIOS/SUPPLEMENTAL DATA
---------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)                                              $648
---------------------------------------------------------------------------------------------
Average net assets (in thousands)                                                     $214
---------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                                                 2.94%(2)
Expenses                                                                              1.17%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                                                 74%

1.  For the period from March 1, 2001 (inception of offering) to August 31,
    2001.

2.  Without the adoption of the change in amortization method as discussed in
    Note 1 in the Notes to Financial Statements, these amounts would have been:

Net investment income                                           Unchanged
Net realized and unrealized gain (loss)                         Unchanged
Net investment income ratio                                         2.97%

3.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

4.  Annualized for periods of less than one full year.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       30 OPPENHEIMER CAPITAL INCOME FUND

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

================================================================================
1. SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Capital Income Fund (the Fund) is registered under the Investment
Company Act of 1940, as amended, as an open-end management investment company.
The Fund's investment objective is to seek as much current income as is compatible with prudent investment. The Fund's investment advisor is
OppenheimerFunds, Inc. (the Manager).
     The Fund offers Class A, Class B, Class C and Class N shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A,
B, C and N have separate distribution and/or service plans. Class B shares will automatically convert to Class A shares six years after the date of purchase.
The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
STRUCTURED NOTES. The Fund invests in structured notes whose market values and redemption prices are linked to the market value of specific securities. The structured notes are leveraged, which increases the Fund's exposure to changes in prices of the underlying securities and increases the volatility of each note's market value relative to the change in the underlying security prices.
Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying financial statements. The Fund records a realized gain or loss when a structured note is sold or matures. As of August 31, 2001, the market value of these securities comprised 0.7% of the Fund's net assets, and resulted in unrealized gains in the current period of $1,817,166.

                       31 OPPENHEIMER CAPITAL INCOME FUND

NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
1. SIGNIFICANT ACCOUNTING POLICIES Continued
SECURITIES PURCHASED ON A WHEN-ISSUED OR FORWARD COMMITMENT BASIS. Delivery and
payment for securities that have been purchased by the Fund on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Fund may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments.
The purchase of securities on a when-issued or forward commitment basis may increase the volatility of the Fund's net asset value to the extent the Fund makes such purchases while remaining substantially fully invested. As of August
31, 2001, the Fund had entered into outstanding net when-issued or forward commitments of $147,755,410.
     In connection with its ability to purchase securities on a when-issued basis, the Fund may enter into mortgage dollar-rolls in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund records each dollar-roll as a sale and a new purchase transaction.
--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

                       32 OPPENHEIMER CAPITAL INCOME FUND

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.
--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
     The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended August 31, 2001, amounts have been reclassified to reflect an increase in paid-in capital of $7,018,298, an increase in undistributed net investment income of $322,898, and a decrease in accumulated net realized gain on investments of $7,341,196. This reclassification includes $7,018,298 distributed in connection with Fund share redemptions which increased paid-in capital and reduced accumulated net realized gain. Net assets of the Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
OTHER. The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after
December 15, 2000. The Fund elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a
$1,761,642 decrease to cost of securities and a corresponding $1,761,642 increase in net unrealized appreciation, based on securities held as of December
31, 2000. For the year ended August 31, 2001, interest income decreased by

                       33 OPPENHEIMER CAPITAL INCOME FUND

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

================================================================================
1. SIGNIFICANT ACCOUNTING POLICIES Continued
$846,086, net realized gain on investments decreased by $1,068,218, and the change in net unrealized depreciation on investments decreased by $1,914,304.
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================
2. SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                          YEAR ENDED AUGUST 31, 2001(1)                YEAR ENDED AUGUST 31, 2000
                                            SHARES               AMOUNT               SHARES               AMOUNT
-------------------------------------------------------------------------------------------------------------------

CLASS A
Sold                                    19,693,851        $ 253,926,557           19,575,634        $ 241,088,319
Dividends and/or
distributions reinvested                13,680,385          168,977,357           25,370,714          299,536,203
Redeemed                               (26,145,434)        (334,782,975)         (73,658,611)        (888,956,691)

----------------------------------------------------------------------------
Net increase (decrease)                  7,228,802        $  88,120,939          (28,712,263)       $(348,332,169)

============================================================================

-------------------------------------------------------------------------------------------------------------------
CLASS B
Sold                                     7,837,432        $  99,951,476            5,302,692        $  64,844,082
Dividends and/or
distributions reinvested                 2,479,247           30,352,277            5,572,573           65,132,048
Redeemed                                (9,451,946)        (120,611,133)         (27,234,627)        (328,736,892)

----------------------------------------------------------------------------
Net increase (decrease)                    864,733        $   9,692,620          (16,359,362)       $(198,760,762)

============================================================================

-------------------------------------------------------------------------------------------------------------------
CLASS C
Sold                                     3,211,146        $  41,111,852            1,053,764        $  13,049,521
Dividends and/or
distributions reinvested                   401,329            4,914,815              882,449           10,315,715
Redeemed                                (2,251,323)         (28,689,495)          (5,023,386)         (60,664,185)

----------------------------------------------------------------------------
Net increase (decrease)                  1,361,152        $  17,337,172           (3,087,173)       $ (37,298,949)

============================================================================

-------------------------------------------------------------------------------------------------------------------
CLASS N
Sold                                        50,932        $     658,442                   --        $          --
Dividends and/or
distributions reinvested                       103                1,341                   --                   --
Redeemed                                        --                   --                   --                   --

----------------------------------------------------------------------------
Net increase (decrease)                     51,035        $     659,783                   --        $          --

============================================================================

1.   For the year ended August 31, 2001, for Class A, B and C shares and for the period from March 1, 2001 (inception of offering) to August 31, 2001, for
     Class N shares.

                       34 OPPENHEIMER CAPITAL INCOME FUND

================================================================================
3. PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended August 31, 2001, were
$2,426,890,936 and $2,243,512,209, respectively.

As of August 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $2,576,810,842 was:

     Gross unrealized appreciation                      $ 714,693,283
     Gross unrealized depreciation                       (144,298,280)
                                                        -------------
     Net unrealized appreciation (depreciation)         $ 570,395,003
                                                        =============

================================================================================
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.75% of the first $100 million of average annual net assets, 0.70% of the next $100 million, 0.65% of the next $100 million, 0.60% of the next $100 million, 0.55%
of the next $100 million and 0.50% of average annual net assets in excess of
$500 million. The Fund's management fee for the year ended August 31, 2001, was an annualized rate of 0.52%.
--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed-upon per account fee.
--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FEES. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                           AGGREGATE         CLASS A        COMMISSIONS        COMMISSIONS      COMMISSIONS
COMMISSIONS
                           FRONT-END       FRONT-END         ON CLASS A         ON CLASS B       ON CLASS
C        ON CLASS N
                       SALES CHARGES   SALES CHARGES             SHARES             SHARES
SHARES            SHARES
                          ON CLASS A     RETAINED BY        ADVANCED BY        ADVANCED BY      ADVANCED BY
ADVANCED BY
YEAR ENDED                    SHARES     DISTRIBUTOR     DISTRIBUTOR(1)     DISTRIBUTOR(1)   DISTRIBUTOR(1)
DISTRIBUTOR(1)
-------------------------------------------------------------------------------------------------------------------------------

August 31, 2001           $2,709,328        $813,198           $286,624         $2,326,642         $173,514
$6,563

1.   The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                                             CLASS A            CLASS B           CLASS C           CLASS N
                                          CONTINGENT         CONTINGENT        CONTINGENT        CONTINGENT
                                            DEFERRED           DEFERRED          DEFERRED          DEFERRED
                                       SALES CHARGES      SALES CHARGES     SALES CHARGES     SALES CHARGES
                                         RETAINED BY        RETAINED BY       RETAINED BY       RETAINED BY
YEAR ENDED                               DISTRIBUTOR        DISTRIBUTOR       DISTRIBUTOR       DISTRIBUTOR
-------------------------------------------------------------------------------------------------------------

August 31, 2001                               $7,594           $643,432           $24,027               $--

                       35 OPPENHEIMER CAPITAL INCOME FUND

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

================================================================================
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued
     The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
CLASS A SERVICE PLAN FEES. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the year ended August 31, 2001, payments under the Class A plan totaled $5,698,019, all of which were paid by the
Distributor to recipients, and included $370,332 paid to an affiliate of the
Manager. Any unreimbursed expenses the Distributor incurs with respect to Class
A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
     The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
     The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

                       36 OPPENHEIMER CAPITAL INCOME FUND

Distribution fees paid to the Distributor for the year ended August 31, 2001, were as follows:

                                                                                  DISTRIBUTOR'S
                                                                DISTRIBUTOR'S         AGGREGATE
                                                                    AGGREGATE      UNREIMBURSED
                                                                 UNREIMBURSED     EXPENSES AS %
                             TOTAL PAYMENTS  AMOUNT RETAINED         EXPENSES     OF NET ASSETS
                                 UNDER PLAN   BY DISTRIBUTOR       UNDER PLAN          OF CLASS
-------------------------------------------------------------------------------------------------

Class B Plan                     $4,692,665       $3,631,050      $11,679,144              2.45%
Class C Plan                        802,801           97,524        1,835,823              2.05
Class N Plan                            530              337               --                --

================================================================================
5. FOREIGN CURRENCY CONTRACTS
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
     The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation.
     The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

================================================================================
6. OPTION ACTIVITY
The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.
     The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.

                       37 OPPENHEIMER CAPITAL INCOME FUND

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

================================================================================
6. OPTION ACTIVITY Continued
     Securities designated to cover outstanding call options are noted in the
Statement of Investments where applicable. Shares subject to call, expiration date, exercise price, premium received and market value are detailed in a note to the Statement of Investments. Options written are reported as a liability in the Statement of Assets and Liabilities. Realized gains and losses are reported in the Statement of Operations.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of not being able to enter into a closing transaction if a liquid secondary market does not exist.

Written option activity for the year ended August 31, 2001, was as follows:

                                                CALL OPTIONS                        PUT OPTIONS
                                 -----------------------------------------------------------------
                                  NUMBER OF        AMOUNT OF        NUMBER OF         AMOUNT OF
                                  CONTRACTS         PREMIUMS        CONTRACTS          PREMIUMS
--------------------------------------------------------------------------------------------------

Options outstanding as of
August 31, 2000                      10,000     $  4,440,182              291       $   475,623
Options written                     112,191       24,138,451           45,429        13,892,033
Options closed or expired           (93,891)     (24,070,668)         (34,564)       (9,379,793)
Options exercised                    (2,275)        (739,482)          (4,310)       (3,021,740)
                                 -----------------------------------------------------------------
Options outstanding as of
August 31, 2001                      26,025     $  3,768,483            6,846       $ 1,966,123
                                 =================================================================

================================================================================
7. ILLIQUID OR RESTRICTED SECURITIES
As of August 31, 2001, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of August 31, 2001, was $80,252,489, which represents 2.65% of the Fund's net assets, of which $40,044,600 is considered restricted. Information concerning restricted securities is as follows:

                                                                       VALUATION        UNREALIZED
                                                                           AS OF      APPRECIATION
SECURITY                     ACQUISITION DATE             COST   AUGUST 31, 2001    (DEPRECIATION)
----------------------------------------------------------------------------------------------------

BONDS
CSK Auto Corp.,
7% Cv. Sub. Nts., 8/1/06              8/14/01      $30,000,000       $40,044,600       $10,044,600

                       38 OPPENHEIMER CAPITAL INCOME FUND

================================================================================
8. BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.
     The Fund had no borrowings outstanding during the year ended or at August
31, 2001.

                       39 OPPENHEIMER CAPITAL INCOME FUND

                                                      Appendix A

                                                 RATINGS DEFINITIONS

Below are summaries of the rating  definitions used by the  nationally-recognized  rating agencies listed below. Those ratings  represent the opinion of the agency as to the credit  quality of issues that they rate.  The summaries  below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
----------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa:  Bonds  rated  "Aaa" are  judged to be the best  quality.  They carry the  smallest  degree of  investment  risk.
Interest  payments are protected by a large or by an  exceptionally  stable margin and principal is secure.  While the various  protective  elements are likely to change,  the changes that can be expected are most  unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards.  Together with the "Aaa" group,  they comprise what are  generally  known as  high-grade  bonds.  They are  rated  lower  than the  best  bonds  because  margins  of protection  may not be as large as with "Aaa"  securities  or  fluctuation  of  protective  elements may be of greater amplitude or there may be other  elements  present which make the long-term risk appear  somewhat  larger than that of
"Aaa" securities.

A: Bonds rated "A" possess many  favorable  investment  attributes  and are to be  considered  as  upper-medium  grade obligations.  Factors giving  security to principal and interest are  considered  adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa:  Bonds rated "Baa" are  considered  medium-grade  obligations;  that is, they are neither  highly  protected  nor poorly  secured.  Interest  payments and principal  security  appear  adequate for the present but certain  protective elements  may be  lacking  or may be  characteristically  unreliable  over any great  length of time.  Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements.  Their future cannot be considered  well-assured.  Often the protection of interest and principal  payments may be very moderate and thereby not well  safeguarded  during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack  characteristics  of the desirable  investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds  rated  "Caa" are of poor  standing.  Such  issues may be in default or there may be present  elements  of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent  obligations  which are speculative in a high degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds  rated "C" are the lowest  class of rated bonds and can be regarded as having  extremely  poor  prospects  of ever attaining any real investment standing.

Con. (...):  Bonds for which the security  depends on the  completion of some act or the  fulfillment  of some condition are rated  conditionally.  These bonds are secured by (a)  earnings of projects  under  construction,  (b) earnings of projects  unseasoned in operating  experience,  (c) rentals that begin when facilities are completed,  or (d) payments to which some other  limiting  condition  attaches.  The  parenthetical  rating denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies  numerical  modifiers 1, 2, and 3 in each generic rating  classification  from "Aa" through "Caa." The modifier "1" indicates that the obligation  ranks in the higher end of its generic rating  category;  the modifier "2"
indicates a mid-range  ranking;  and the  modifier  "3"  indicates a ranking in the lower end of that  generic  rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These  ratings  apply to the ability of issuers to honor  senior debt  obligations  having an  original  maturity  not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2:  Issuer has a strong  ability for  repayment  of senior  short-term  debt  obligations.  Earnings  trends and coverage ratios,  while sound, may be more subject to variation.  Capitalization  characteristics,  while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable  ability for  repayment of senior  short-term  obligations.  The effect of industry characteristics and market  compositions may be more pronounced.  Variability in earnings and profitability may result in changes in the level of debt protection  measurements and may require relatively high financial leverage.  Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
----------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA:  Bonds rated "AAA" have the highest  rating  assigned by Standard & Poor's.  The  obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated  obligations only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions  than  obligations  in  higher-rated  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit  adequate  protection  parameters.  However,  adverse  economic  conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.
BB, B, CCC, CC, and C

Bonds rated "BB",  "B",  "CCC",  "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates the least degree of speculation,  and "C" the highest.  While such obligations will likely have some quality and  protective  characteristics,  these may be  outweighed  by large  uncertainties  or major  exposures  to  adverse conditions.
BB: Bonds rated "BB" are less  vulnerable to  nonpayment  than other  speculative  issues.  However,  these face major ongoing  uncertainties  or exposure to adverse  business,  financial,  or economic  conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment than  obligations  rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently vulnerable to nonpayment,  and are dependent upon favorable business,  financial, and economic  conditions for the obligor to meet its financial  commitment on the obligation.  In the event of adverse business,  financial  or economic  conditions,  the obligor is not likely to have the  capacity to meet its  financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The "C"
rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken, but  payments on this  obligation  are being  continued.  A "C" also will be  assigned  to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated  "D" are in  default.  Payments  on the  obligation  are not  being  made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's believes that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar action if payments on an obligation are jeopardized.

The  ratings  from "AA" to "CCC" may be  modified  by the  addition  of a plus (+) or minus (-) sign to show  relative standing  within  the major  rating  categories.  The "r"  symbol is  attached  to the  ratings  of  instruments  with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1:  Obligation  is rated in the highest  category.  The obligor's  capacity to meet its financial  commitment on the obligation is strong.  Within this category, a plus (+) sign designation  indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation  is  somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and  economic conditions  than  obligations  in higher rating  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is satisfactory.
A-3:  Obligation  exhibits  adequate  protection  parameters.   However,   adverse  economic  conditions  or  changing
circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

B: Obligation is regarded as having significant  speculative  characteristics.  The obligor currently has the capacity to meet its financial  commitment on the obligation.  However,  it faces major ongoing  uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C:  Obligation  is currently  vulnerable  to nonpayment  and is dependent  upon  favorable  business,  financial,  and economic conditions for the obligor to meet its financial commitment on the obligation.

D:  Obligation  is in  payment  default.  Payments  on the  obligation  have not been made on the due date even if the applicable  grace period has not expired,  unless  Standard and Poor's believes that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
----------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA:  Highest Credit  Quality.  "AAA" ratings denote the lowest  expectation of credit risk. They are assigned only in the case of  exceptionally  strong  capacity for timely  payment of  financial  commitments.  This  capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial  commitments.  This capacity is not  significantly  vulnerable to foreseeable events.

A: High Credit  Quality.  "A" ratings  denote a low  expectation  of credit risk.  The capacity for timely  payment of financial  commitments  is  considered  strong.  This  capacity may,  nevertheless,  be more  vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB:  Good Credit  Quality.  "BBB"  ratings  indicate that there is currently a low  expectation  of credit risk.  The capacity for timely payment of financial  commitments is considered  adequate,  but adverse  changes in  circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings  indicate that there is a possibility of credit risk  developing,  particularly as the result of adverse  economic change over time.  However,  business or financial  alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly  Speculative.  "B" ratings indicate that significant credit risk is present,  but a limited margin of safety remains.  Financial commitments are currently being met. However,  capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments is solely reliant upon sustained,  favorable  business or economic  developments.  A "CC" rating  indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D:  Default.  The ratings of  obligations  in this  category are based on their  prospects  for achieving partial or full recovery in a  reorganization  or  liquidation  of the obligor.  While  expected  recovery  values are highly  speculative  and cannot be estimated  with any precision,  the following  serve as general  guidelines.  "DDD"
obligations  have the highest  potential for recovery,  around 90%-100% of outstanding  amounts and accrued  interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities  rated in this category have  defaulted on some or all of their  obligations.  Entities  rated "DDD" have the highest  prospect for  resumption  of  performance  or  continued  operation  with or without a formal  reorganization process.  Entities rated "DD" and "D" are generally undergoing a formal  reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their  outstanding  obligations,  while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating  symbol to denote  relative  status  within the major  rating categories.  Plus and  minus  signs  are not  added  to the  "AAA"  category  or to  categories  below  "CCC,"  nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1: Highest credit  quality.  Strongest  capacity for timely payment of financial  commitments.  May have an added "+"
to denote any exceptionally strong credit feature.

F2: Good credit  quality.  A  satisfactory  capacity for timely  payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit  quality.  Capacity  for timely  payment of financial  commitments  is  adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal  capacity  for timely  payment of financial  commitments,  plus  vulnerability  to near-term adverse changes in financial and economic conditions.

C:  High  default  risk.  Default  is a real  possibility.  Capacity  for  meeting  financial  commitments  is  solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                         B-1
                                                      Appendix B

                                               Industry Classifications

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                         C-13
                                                      Appendix C

                            OppenheimerFunds Special Sales Charge Arrangements and Waivers
                            --------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans.
Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans3
              4)  Group Retirement Plans4
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").
Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
----------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to
the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund
Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
              (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3)
              certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on
                  a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
                  Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
                  Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
                  Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and
                  Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with
                  Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees
                  (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement  Plan whose record keeper had a  cost-allocation  agreement with the Transfer Agent on or before March 1, 2001.
I.                                   Waivers of Class A Sales Charges of Oppenheimer Funds
----------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
              "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
              Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the
              Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
              Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|_|      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal
              Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
              DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
              Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market
              Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
              Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
              Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.6
              5)  Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
                  Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.7
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                  Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
II.                       Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
----------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
              Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the
              Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of
              Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.9
              5)  To make distributions required under a Qualified Domestic Relations Order or, in the case of an
                  IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.10
              9)  On account of the participant's separation from service.11
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed
                  10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                  Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families"
              as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.
III.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                 Former Quest for Value Funds
----------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:
     Oppenheimer Quest Value Fund, Inc.                       Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund                    Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the
              Former Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November
              24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

----------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who
qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund.
The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value
Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to
November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
IV.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                      Connecticut Mutual Investment Accounts, Inc.
------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account                          Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account           CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account                          CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account                          CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut
Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a
Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were
                  $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the
                  Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18,
                  1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior
Class A CDSC.

|X|      Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the
                  Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former
                  Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the
                  prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under
         Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
         Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
V.                    Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
----------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.
VI.             Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
----------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Capital Income Fund

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217-5270
         1-800-525-7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street, Suite 3600
         Denver, Colorado 80202-3942

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202
1234

PX0300SAI.1201

--------
1Messrs. Murphy, Bowen, Cameron and Marshall are not Directors of Panorama Series Fund, Inc. Messrs. Armstrong,
Bowen, Cameron, Fossel and Marshall are not Managing General Partners of Centennial America Fund, L.P. Mr. Murphy is
not a Trustee or Managing General Partner of any of the Centennial Trusts.
2 In accordance with Rule 12b-1 of the Investment  Company Act, the term  "Independent  Trustees" in this Statement of
Additional  Information refers to those Trustees who are not "interested  persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean
"repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal
Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers.
These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the
Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the
Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.